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As filed with the Securities and Exchange Commission on September 17, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Australian Securitisation Management Pty Limited
(ACN 103 852 428)
(Exact name of registrant as specified in its governing instruments)

Level 6
12 Castlereagh Street
Sydney, New South Wales
Australia
Telephone: 612-9225-0800
(Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)

agent for service
CT Corporation System
111 Eighth Avenue
13th Floor
New York, NY 10011
Telephone: (212) 590-9100
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey Rubel Australian Securitisation Management Pty Limited Level 6 12 Castlereagh Street Sydney, New South Wales Australia	Diane Citron Mayer, Brown, Rowe & Maw 1675 Broadway New York, New York 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement, as determined by market conditions.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee

Class A Mortgage Backed Floating Rate Bonds	$[1,000,000,000]	100%	$[1,000,000,000]	$[80,900]

Class B Mortgage Backed Floating Rate Bonds	$[00],000,000	100%	$[00],000,000	$[ ]

*
Estimated for the purpose of calculating the registration fee.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

US$[1,000,000,000]
ARMS II GLOBAL FUND 2
US$ MORTGAGE BACKED FLOATING RATE BONDS

AUSTRALIAN SECURITISATION MANAGEMENT PTY LIMITED
(ACN 103 852 428)
Trust Manager

PERMANENT CUSTODIANS LIMITED (ACN 001 426 384)
Issuer Trustee

        The Class A bonds and the Class B bonds, collectively the US$ bonds, which are being offered hereby will be collateralized by a pool of housing loans secured by properties located in Australia. ARMS II Global Fund 2 will be governed by the laws of New South Wales, Australia.

        The US$ bonds are not deposits and neither the US$ bonds nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The US$ bonds represent obligations of Permanent Custodians Limited solely in its capacity as trustee of ARMS II Global Fund 2 and do not represent obligations of, or interests in, Australian Securitisation Management Pty Limited or Permanent Custodians Limited in any other capacity and are not guaranteed by Australian Securitisation Management Pty Limited or Permanent Custodians Limited or any of their associates.

INVESTING IN THE BONDS INVOLVES RISKS—SEE "RISK FACTORS" ON PAGE 21.

	Initial Principal Balance	Initial Interest Rate	Price to Investors	Underwriting Discounts and Commissions*	Proceeds to Issuer Trustee*
Class A bonds	US$[1,000,000,000]	LIBOR+[*]%	US$[1,000,000,000] or 100%	US$[*]% or [ ]%	US$[1,000,000,000] or 100%
Class B bonds	US$[00],000,000	LIBOR+[*]%	US$[00],000,000 or 100%	US$[*]% or [ ]%	US$[00],000,000 or 100%

        Delivery of the US$ bonds in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about [*], 2003.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

ABN AMRO INCORPORATED	DEUTSCHE BANK SECURITIES

Joint Lead Managers and Joint Bookrunners

The date of this prospectus is [*], 2003

*
The underwriting discounts and commissions will be paid separately by Australian Mortgage Securities Ltd and not from the proceeds to the issuer trustee.

i

ARMS II Global Fund 2	32
DESCRIPTION OF THE ASSETS OF THE FUND	33
Assets of the Fund	33
The Housing Loans	33
Transfer and Assignment of the Housing Loans	33
Representations and Warranties	34
Breach of Representations and Warranties	35
Details of the Housing Loan Pool	35
HOUSING LOAN INFORMATION	36
Housing Loans by Occupancy Status	36
Housing Loans by Property Type	36
Housing Loans by Current LVR (Loan to Value Ratio)	36
Housing Loans by Loan Size	37
Housing Loans by Loan Seasoning	38
Housing Loans by Maturity	38
Housing Loans by Mortgage Insurers	39
Housing Loans by Mortgage Insurer and Current LVR PMI Mortgage Insurance Ltd	39
Housing Loans by Mortgage Insurer and Current LVR GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd	40
Housing Loans by Mortgage Insurer and Current LVR PMI Indemnity Limited	40
Housing Loans by Current Coupon Rates	41
Housing Loans by Months Remaining to Maturity	41
Housing Loans by Income Documentation	42
Housing Accounts by Loan Type	42
ARMS II RESIDENTIAL LOAN PROGRAM	43
Origination	43
Credit Policy and Procedures	43
Features of the Housing Loans	46
Redraw Advances, Further Advances and Line of Credit Advances	48
Advances Reserve and Fast Prepayment Bonds	49
Governing Law	49
THE MORTGAGE INSURANCE POLICIES	50
General	50
Certain Provisions of Mortgage Insurance Policies	50
Description of the Mortgage Insurers	51
DESCRIPTION OF THE US$BONDS	53

General	53
Form of the Bonds	53
Distributions on the Bonds	56
Key Dates and Periods	57
Interest Collections	59
Distribution of Interest Collections	59
Use of Cash Reserve and Advances Reserve	60
Application of Currency Swap Receipts	60
Interest on the Bonds	61
Available Amortisation Amount	62
Distribution of the Available Amortisation Amount	62
Payments of Principal Amounts to Bondholders	63
Charge-offs	63
Application of the Cash Reserve and Advances Reserve as Available Amortisation Amount	63
Notices	64
The Fixed-Floating Rate Swaps	65
The Currency Swaps	67
Fixed-Floating Rate Swap Provider and Currency Swap Provider	70
Withholding or Tax Deductions	71
Redemption of the Bonds Upon an Event of Default	71
Redemption of the Bonds Upon Issuer Call Option Event	71
Maturity Date	71
Final Redemption of the Bonds	71
Termination of the Fund	72
Prescription	72
Reports to Bondholders	72
Action of Bond Trustee	73
DESCRIPTION OF THE TRANSACTION DOCUMENTS	74
Trust Accounts	74
Modifications	74
The Issuer Trustee	75
The Trust Manager	76
The Bond Trustee	79
Bond Trustee's Annual Report	80
List of Bondholders	80
Reports	80

Limitation of Liability	80
The Security Trust Deed	81
The Master Origination and Servicing Agreement	86
THE SERVICER	88
Servicer Delinquency Experience	90
PREPAYMENT AND YIELD CONSIDERATIONS	91
General	91
Prepayments	91
Weighted Average Lives	92
PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION	94
USE OF PROCEEDS	95
LEGAL ASPECTS OF THE HOUSING LOANS	95
General	95
Nature of Housing Loans as Security	95
Strata Title	96
Urban Leasehold	96
Taking Security Over Land	96
Enforcement of Registered Mortgages	97
Penalties and Prohibited Fees	98
Bankruptcy	98
Environmental	99
Insolvency Considerations	99
Tax Treatment of Interest on Australian Housing Loans	99
Consumer Credit Legislation	99
UNITED STATES FEDERAL INCOME TAX MATTERS	101
Overview	101
Interest Income on the bonds	102
Sale of Bonds	102
Market Discount	102
Premium	103
Backup Withholding	103
AUSTRALIAN TAX MATTERS	105
Payments of Principal, Premiums and Interest	105
Profit on Sale	106
Goods and Services Tax	106

Other Taxes	107
Consolidation	107
Thin Capitalization	108
Debt/Equity Rules	108
Tax Reform Proposals—Taxation of Trusts as Companies	108
ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA	109
EXCHANGE CONTROLS AND LIMITATIONS	110
Anti-terrorism restrictions	110
Prohibited transactions	110
Transactions which may be approved by the Reserve Bank of Australia	110
ERISA CONSIDERATIONS	110
LEGAL INVESTMENT CONSIDERATIONS	112
AVAILABLE INFORMATION	112
RATINGS OF THE BONDS	112
PLAN OF DISTRIBUTION	113
Underwriting	113
Offering Restrictions	114
GENERAL INFORMATION	116
Authorization	116
DTC, Euroclear and Clearstream, Luxembourg	116
ANNOUNCEMENT	116
LEGAL MATTERS	116
GLOSSARY	117

[MBR&M to update TOC prior to filing]

v

TABLE OF CONTENTS

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DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

        This section applies only to the offering of the US$ bonds in countries other than the United States of America. In this section, references to Permanent Custodians Limited are to that company only in its capacity as trustee of ARMS II Global Fund 2, and not its personal capacity or as trustee of any other trust. Permanent Custodians Limited is not responsible or liable for this prospectus in any capacity. Australian Securitisation Management Pty Limited is solely responsible for this prospectus. Australian Securitisation Management Pty Limited, as trust manager, has taken all reasonable care to ensure that the information contained in this prospectus is true and accurate in all material respects and that in relation to this prospectus there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion.

        Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the US$ bonds in any country or jurisdiction. The US$ bonds may be offered non-publicly in other jurisdictions. The US$ bonds may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the US$ bonds. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the US$ bonds, see "Plan of Distribution".

        This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the US$ bonds by or on behalf of Permanent Custodians Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

        Except and unless otherwise explicitly provided in this prospectus if at all, none of Permanent Custodians Limited, in its personal capacity and as issuer trustee, Permanent Registry Limited, as security trustee, Australian Mortgage Securities Ltd, as servicer, The Bank of New York, as bond trustee, principal paying agent, calculation agent and registrar, the underwriters, ABN AMRO Bank N.V., London Branch, as fixed-floating rate swap provider and currency swap provider or PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and PMI Indemnity Limited, as mortgage insurers accept any responsibility for any information contained in this prospectus and none of them has separately verified the information contained in this prospectus or makes any representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the bonds.

        Permanent Custodians Limited, in its personal capacity and as issuer trustee, Australian Securitisation Management Pty Limited, as trust manager, Australian Mortgage Securities Ltd as servicer, Permanent Registry Limited, as security trustee, The Bank of New York, as bond trustee, principal paying agent, calculation agent and Class A registrar, ABN AMRO Bank N.V., London Branch, as fixed-floating rate swap provider and currency swap provider, PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and PMI Indemnity Limited, as mortgage insurers and the underwriters do not recommend that any person should purchase any of the US$ bonds and do not accept any responsibility or make any representation as to the tax consequences of investing in the US$ bonds.

        Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the US$ bonds is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the fund or any party named in the prospectus during the life of the US$ bonds; should make his or her own independent investigation of the fund and the US$ bonds; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the US$ bonds.

        No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the US$ bonds. If such information or representation is given or received, it must not be relied upon as having been authorized by Permanent Custodians Limited, the trust manager, the servicer, the bond trustee, the underwriters or any of their respective affiliates.

        Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

  •
  there has been no material change in the affairs of the fund or any party named in this prospectus since the date of this prospectus; or

  •
  any other information supplied in connection with the US$ bonds is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

        Permanent Custodians Limited's liability to make payments of interest and principal on the bonds is limited to its right of indemnity from the assets of the fund. All claims against Permanent Custodians Limited in relation to the bonds may only be satisfied out of the assets of the fund and are limited in recourse to the assets of the fund.

        None of the rating agencies, being Standard & Poor's (Australia) Pty Limited (S&P) and Moody's Investors Service Inc (Moody's) have been involved in the preparation of this prospectus.

        Any projections, forecasts and estimates contained herein are forward looking statements and are based upon certain assumptions that the trust manager considers reasonable. Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. Accordingly, the projections are only an estimate. Actual results may vary from the projections, and the variations may be material.

        Some important factors that could cause actual results to differ materially from those in any forward looking statements include changes in interest rates, market, financial or legal uncertainties, timing and frequency of defaults on the housing loans, mismatches between the timing of accrual and receipt of interest collections and principal collections, defaults under housing loans and the effectiveness of the swap agreements, among others. Consequently, the inclusion of projections herein should not be regarded as a representation by the issuer trustee, the trust manager, the security trustee, the bond trustee, the underwriters or any of their respective affiliates or any other person or entity of the results that will actually be achieved by the fund.

        None of the issuer trustee, the trust manager, the bond trustee, the security trustee, the underwriters or their respective affiliates has any obligation to update or otherwise revise any projections, including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition.

        This prospectus is only being distributed to and is only directed (i) at persons who are outside the United Kingdom, or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (the "Order"), or (iii) to high net worth entities, or other persons to whom it may lawfully be communicated, falling within Article 49(2) of the Order (all such persons together being referred to as "Relevant Persons"). The US$ bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such US$ bonds will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus.

AUSTRALIAN DISCLAIMERS

  •
  The bonds do not represent deposits or other liabilities of Australian Securitisation Management Pty Limited or associates of Australian Securitisation Management Pty Limited.

  •
  The holding of the bonds is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

  •
  None of Australian Securitisation Management Pty Limited, any associate of Australian Securitisation Management Pty Limited, Permanent Custodians Limited, in any capacity, any associate of Permanent Custodians Limited, Permanent Registry Limited, in any capacity, any associate of Permanent Registry Limited, The Bank of New York, as bond trustee, principal paying agent, calculation agent and registrar, nor the underwriters in any way stands behind the capital value or the performance of the bonds or the assets of the fund except to the limited extent provided in the transaction documents for the fund.

  •
  None of Permanent Custodians Limited, in any capacity, Australian Securitisation Management Pty Limited, as trust manager, Australian Mortgage Securities Ltd, as servicer, Permanent Registry Limited, as security trustee, The Bank of New York, as bond trustee, principal paying agent, registrar and calculation agent, ABN AMRO Bank N.V., London Branch, as fixed-floating rate swap provider and currency swap provider, or any underwriter guarantees the payment of interest or the repayment of principal due on the bonds.

  •
  None of the obligations of Permanent Custodians Limited, in its capacity as trustee of the fund, are guaranteed in any way by Australian Securitisation Management Pty Limited or any associate of Australian Securitisation Management Pty Limited or by any associate of Permanent Custodians Limited, in any capacity. None of Permanent Custodians Limited, in any capacity, or Permanent Registry Limited, in any capacity, guarantees the success or performance of the fund or the repayment of capital or any particular rate of capital or income return.

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SUMMARY

        This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

Parties to the Transaction

Fund	ARMS II Global Fund 2
Issuer Trustee	Permanent Custodians Limited (ACN 001 426 384), in its capacity as trustee of the fund
Trust Manager	Australian Securitisation Management Pty Limited (ACN 103 852 428), of Level 6, 12 Castlereagh Street, Sydney, NSW, 2000, telephone (612) 9225 0800
Bond Trustee	The Bank of New York
Security Trustee	Permanent Registry Limited (ACN 000 334 636)
Servicer	Australian Mortgage Securities Ltd (ABN 89 003 072 446)
Principal Paying Agent	The Bank of New York
Calculation Agent	The Bank of New York
Registrar	The Bank of New York
Residual Income Beneficiary	Australian Mortgage Securities Ltd
Underwriters	ABN AMRO Incorporated and Deutsche Bank Securities Inc.
Mortgage Insurers
PMI Indemnity Limited (PMI Indemnity) (ABN 49 000 781 171), PMI Mortgage Insurance Ltd (PMI Mortgage) (ABN 70 000 511 071) and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (GEMICO) (ABN 52 081 488 440)
Fixed-Floating Rate Swap Provider	ABN AMRO Bank N.V., London Branch
Currency Swap Provider	ABN AMRO Bank N.V., London Branch
Rating Agencies.	Moody's and S&P

Structural Diagram

BORROWERS
A$ Housing Loan Payments
TRUST MANAGER Australian Securitisation Management Pty Limited
SECURITY TRUSTEE Permanent Registry Limited
First ranking floating charge over the assets of the fund
MORTGAGE INSURERS
PMI Indemnity Limited
PMI Mortgage Insurance Ltd.
GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd
ISSUER TRUSTEE Permanent Custodians Limited
ARMS II Global Fund 2
SERVICER Australian Mortgage Securities Ltd.
Payments from Mortgage Insurance Policies
RESIDUAL INCOME BENEFICIARY Australian Mortgage Securities Ltd
FIXED FLOATING RATE SWAP PROVIDER ABN AMRO Bank N.V., London Branch
CURRENCY SWAP PROVIDER ABN AMRO Bank N.V., London Branch
PRINCIPAL PAYING AGENT The Bank of New York, New York Branch
US$ BONDS
CLEARING SYSTEMS The Depository Trust Company Euroclear/ Clearstream, Luxembourg
BOND TRUSTEE
The Bank of New York, New York Branch
US$ BOND OWNERS

SUMMARY OF THE BONDS

        The issuer trustee may issue fast prepayment bonds which will be collateralized by the same pool of housing loans as the US$ bonds. The fast prepayment bonds have not been and will not be registered in the United States and are not being offered by this prospectus. The term "bonds" when used in this prospectus will mean the US$ bonds and, if issued, the fast prepayment bonds.

	Class A	Class B
Aggregate Initial Principal Amount:	US$[1,000,000,000]	US$[00],000,000
% of Total:	[*]	[*]
Anticipated Ratings:
Moody's	Aaa	Aa3
S&P	AAA	AA-
Interest rate from the initial payment date up to but excluding the margin step-up date	three-month LIBOR +[*]%	three-month LIBOR +[*]%
Interest rate from and including the margin step-up date	three-month LIBOR +[*]%	three-month LIBOR +[*]%
Minimum Denominations:	US$100,000	US$100,000
Interest Accrual Method:	actual/360	actual/360
Payment Dates:	The [10th] day or, if the [10th] day is not a business day, then the next business day of each January, April, July and October. The first payment date will be January [10], 2004.	The [10th] day or, if the [10th] day is not a business day, then the next business day of each January, April, July and October. The first payment date will be January [10th], 2004.
Clearance/Settlement:	DTC/Euroclear/Clearstream, Luxembourg	DTC/Euroclear/Clearstream, Luxembourg
Initial Cut-Off:	Close of Business on [*], 2003
Initial Issue Date:	[*], 2003
Margin Step-Up Date:	The first date on which an event referred to in "Interest on the Bonds—Calculation of Interest Payable on the Bonds" occurs
Maturity Date:	The payment date falling in October 2034

Structural Overview

        The ARMS II securitization program was established pursuant to a master trust deed dated March 7, 1995 among Permanent Custodians Limited and Australian Mortgage Securities Ltd, as amended and restated on April 23, 2003 by a deed of variation among Permanent Custodians Limited, Australian Mortgage Securities Ltd and Australian Securitisation Management Pty Limited. The master trust deed provides the general terms and structure for securitizations under the program. Supplementary bond terms will set out the specific details of ARMS II Global Fund 2 and the bonds, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust—known as a "fund". The assets of ARMS II Global Fund 2 will not be available to pay the obligations of any other fund under the program, and the assets of other funds under the program will not be available to pay the obligations of Permanent Custodians Limited as trustee of ARMS II Global Fund 2. See "Description of the Fund".

        ARMS II Global Fund 2 involves the securitization of housing loans originated by Australian Mortgage Securities Ltd in the name of Permanent Custodians Limited, as trustee of a number of warehouse funds, and secured by mortgages over residential property located in Australia. Permanent Custodians Limited will issue the bonds to fund the acquisition of the housing loans. Upon receipt of the issue proceeds of the bonds, in accordance with the master trust deed, Permanent Custodians Limited will hold the issue proceeds as trustee of the relevant warehouse funds and the housing loans as trustee of ARMS II Global Fund 2.

        The issuer trustee will grant a first ranking floating charge over all assets which are subject to the fund under the security trust deed in favor of Permanent Registry Limited, as security trustee, to secure the issuer trustee's payment obligations to the bondholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystalizes, which means it becomes a fixed charge. The charge will crystalize if, among other events, an event of default occurs under the security trust deed. Once the floating charge crystalizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the fund without the consent of the security trustee. For a description of floating charges and crystallization see "Description of the Transaction Documents—The Security Trust Deed—Nature of the Charge".

        Payments of interest and principal on the bonds will come only from the housing loans and other assets of the fund. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the bonds. If there are losses on the housing loans, the fund may not have sufficient assets to repay the bonds.

Credit Enhancements

        Payments of interest and principal on the Class A bonds will be supported by the following forms of credit enhancement.

Subordination

        The Class B bonds will be subordinated to the Class A bonds in their right to receive interest and principal payments.

        The credit support provided by the Class B bonds is intended to enhance the likelihood that the Class A bonds will receive expected quarterly payments of interest and principal. The following chart describes the initial credit support provided by the Class B bonds:

Class	Credit Support	Initial Support Percentage
A	B	[ ]	%

        The initial support percentage in the preceding table is the principal amount of the Class B bonds as a percentage of the principal amount of all of the bonds on the initial issue date.

        To the extent there is a loss on a housing loan not covered by a mortgage insurance policy or by the application of excess interest collections, the amount of such loss will be borne by the Class B bonds before it is borne by the Class A bonds and the fast prepayment bonds. See "Description of the US$ Bonds—Charge-offs".

Fast Prepayment Bonds

        In certain circumstances, the issuer trustee may issue fast prepayment bonds in A$. See "—Advances Reserve and Fast Prepayment Bonds". No Fast Prepayment Bonds are being offered under this prospectus.

        If issued, fast prepayment bonds will, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, rank equally with the Class A bonds in their right to receive interest payments. Fast prepayment bonds in respect of which the fast prepayment period has not expired will rank in priority to the Class A bonds in their right to receive principal payments. Fast prepayment bonds in respect of which the fast prepayment period has expired will rank equally with the Class A bonds in their right to receive principal payments. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the fast prepayment bonds will rank equally with the Class A bonds in their right to receive both interest and principal payments.

Mortgage Insurance Policies

        Mortgage insurance policies issued by, or transferred to, PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and PMI Mortgage Insurance Ltd will provide full coverage for the balance outstanding on each housing loan irrespective of its original or current LVR. The mortgage insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Mortgage Insurance Policies".

Excess Interest Collections

        Any interest collections on the housing loans remaining after payments of interest on the bonds and the fund's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

Liquidity Enhancement

        To enable the issuer trustee to make timely payments of interest on the bonds, the trust manager is required to ensure that, at all times while the Australian dollar equivalent of the outstanding principal amount of all US$ bonds is greater than or equal to 25% of the aggregate Australian dollar equivalent of the principal amount of the US$ bonds on the initial issue date, the fund has an amount equal to at least 0.25 percent of the Australian dollar equivalent of the aggregate principal amount of the bonds on the initial issue date invested in highly-rated, short-term investments. Part of the issue proceeds from the Class A bonds, after conversion into A$ under the relevant currency swap, will be applied to meet this requirement on the initial issue date. These liquid authorized investments are available to make interest payments on the bonds if there are not enough interest collections from the housing loans available to make those payments.

        Each mortgage insurance policy includes timely payment cover for losses as a result of a borrower under a housing loan failing to pay all or part of a payment when due. This timely payment cover comprises at least twenty four months of missed payment installments for each housing loan.

Redraw Advances, Further Advances and Line of Credit Advances

        Under the terms of most variable rate housing loans a borrower may, at the absolute discretion of the issuer trustee, redraw previously prepaid principal. In exercising any such discretion, the issuer trustee acts on proposals given to it by the servicer. A borrower may redraw an amount equal to the difference between the scheduled principal amount of the loan and the current principal amount of the loan. In addition, in certain circumstances the issuer trustee may make a further advance to a borrower where, after that further advance, the principal amount of the loan exceeds the scheduled principal amount of the loan at that time. Under a line of credit loan, the issuer trustee may also permit a borrower to make multiple borrowings up to the credit limit on the loan. The amount that the issuer trustee may advance to a borrower in respect of a particular housing loan from time to time depends on the circumstances described under "ARMS II Residential Loan Program—Redraw Advances, Further Advances and Line of Credit Advances".

        Any redraw advances, further advances and line of credit advances will be funded from the advances reserve. In addition, to the extent there are insufficient interest collections from the housing loans available to make interest payments on the bonds, the advances reserve shall be applied, after the cash reserve, towards payment of the deficiency. If, at any time, the advances reserve is insufficient to fund redraw advances, further advances and line of credit advances, then the trust manager may give the issuer trustee a direction to, and the issuer trustee must, issue a series of fast prepayment bonds. The trust manager must not give this direction unless, among other things, it has received confirmation from each rating agency that the issue of the fast prepayment bonds would not result in a downgrade or withdrawal of a rating of any bond then outstanding. See "ARMS II Residential Loan Program—Redraw Advances, Further Advances and Line of Credit Advances".

Hedging Arrangements

        To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedging arrangements:

  •
  fixed-floating rate swaps to hedge the basis risk between the interest rates on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the fund, which includes the issuer trustee's interest payments to the currency swap provider under each currency swap. At no time will the aggregate of the notional amounts and contract amounts of all fixed-floating rate swaps entered into by the issuer trustee exceed 20% of the aggregate principal amount of all housing loans at that time.

  •
  currency swaps to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under the fixed-floating rate swaps, which are denominated in Australian dollars, and, on the other hand, the obligation of the fund to pay interest and principal on the US$ bonds, which are denominated in U.S. dollars, together with the basis risk between, on one hand, amounts in respect of interest calculated under the fixed-floating rate swaps by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interest calculated under the US$ bonds by reference to LIBOR.

Optional Redemption

        The trust manager will have the option to direct the issuer trustee to redeem all of the bonds on any payment date occurring on or after the earlier of:

  •
  July [*], 2009;

  •
  the date on which the Australian dollar equivalent of the total principal amount of the US$ bonds is equal to or less than 10% of the Australian dollar equivalent of the total principal amount of such bonds on the initial issue date; or

  •
  the date on which the trust manager delivers to the bond trustee an opinion of counsel that either:

  •
  on the next payment date the issuer trustee will be required to deduct or withhold from any payment of principal or interest on any bonds any amount for or on account of any present or future tax of any Australian government body; or

  •
  the total amount payable in respect of interest on the housing loans ceases to be receivable by reason of any deduction or withholding for or on account of any present or future tax of any Australian government body; or

  •
  the date on which any currency swap is terminated and not replaced on terms such that the rating of any bond is downgraded, qualified or withdrawn.

        If the trust manager directs the issuer trustee to redeem the bonds, the issuer trustee must so redeem the bonds and the bondholders will receive a payment equal to the outstanding principal amount of the bonds plus any outstanding interest on the bonds. As to the circumstances in which the trust manager may give such a direction, see "—Redemption of the Bonds Upon Issuer Call Option Event".

The Housing Loan Pool

        The housing loan pool will consist of residential housing loans bearing either a fixed rate or variable rate of interest, secured by mortgages on owner occupied and non-owner occupied residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

Selected Housing Loan Pool Data as of Close of Business on [*], 2003

Housing Loan Pool Size
Total Number of Housing Loans
Average Housing Loan Balance
Maximum Housing Loan Balance
Total Valuation of the Properties
Maximum Remaining Term to Maturity in months
Weighted Average Remaining Term to Maturity in months
Weighted Average Seasoning in months
Weighted Average Original Loan to Value Ratio
Weighted Average Current Loan to Value Ratio
Maximum Current Loan to Value Ratio

        The original loan to value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan or, in the case of a line of credit loan, the initial maximum credit limit applicable to that line of credit loan, to:

  •
  where the principal secured under that housing loan is to be used in whole or in part to purchase the property securing that housing loan, the lower of:

  •
  the most recent valuation of that property; and

  •
  the purchase price paid by the borrower to purchase that property; or

  •
  in any other case, the most recent valuation of the property securing that housing loan.

        Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan to value ratio may not reflect the actual loan to value ratio at the date of acquisition of that housing loan by the fund.

        The current loan to value ratio of a housing loan, at any time, is calculated by comparing the actual outstanding principal amount of the housing loan at that time to the current property valuation, being:

  •
  where a new valuation of the property securing that housing loan has been obtained since the date the housing loan was settled, that valuation; or

  •
  where:

  •
  a new valuation of the property securing that housing loan has not been obtained since the date the housing loan was settled; and

  •
  the principal secured under that loan was not used in whole or in part to purchase that property;

        the most recent valuation of the property securing that housing loan as at the date the housing loan was settled; or

  •
  where:

  •
  a new valuation of the property securing that housing loan has not been obtained since the date the housing loan was settled; and

  •
  the principal secured under that loan was used in whole or in part to purchase that property,

        the lower of:

    •
    the most recent valuation of the property securing that housing loan as at the date the housing loan was settled; and

    •
    the purchase price paid by the borrower to purchase that property.

        In respect of a further advance, as to which see the second bullet point under "The Housing Loan Pool—Advances", the initial loan to value ratio is calculated by comparing the actual outstanding principal amount plus any undrawn line of credit under the housing loan following the further advance, to the current property valuation.

        Before the issuance of the bonds, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the bonds. The trust manager will not add, remove or substitute any housing loans prior to the initial issue date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table other than a change in the Housing Loan Pool Size, Total Number of Housing Loans or Total Valuation of the Properties where the change is due to adding or removing loans due to a fluctuation in the US$/A$ exchange rate, unless a revised prospectus is delivered to prospective investors.

Australian Withholding Tax

        Payments of principal and interest on the US$ bonds will be reduced by any applicable withholding taxes assessed on the issuer trustee or any paying agent and could be reduced if any withholding taxes are assessed in respect of payments under the housing loans. Neither the issuer trustee nor the bond trustee nor any paying agent nor any borrower is obliged to pay any additional amounts to the US$ bondholders to cover any withholding taxes.

        If an Australian government body requires the withholding of amounts:

  •
  from payments of principal or interest to the bondholders; or

  •
  from interest payments by borrowers under the housing loans with the effect that those interest payments cease to be receivable by the issuer trustee,

due to taxes, duties, assessments or other governmental charges, the issuer trustee must, when so directed by the trust manager and provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the bonds, redeem all of the bonds. See "Description of the US$ bonds—Redemption of the Bonds for Taxation or Other Reasons".

U.S. Tax Status

        [In the opinion of Mayer, Brown, Rowe & Maw LLP, special U.S. tax counsel to the trust manager, the US$ bonds will be characterized as debt for U.S. federal income tax purposes. Each US$ bondholder, by acceptance of a US$ bond, agrees to treat the bonds as indebtedness. See "United States Federal Income Tax Matters".]

Australian Tax Status

        The US$ bonds should be characterized as debt for Australian tax purposes. See "Australian Tax Matters".

Legal Investment

        The US$ bonds will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the bonds constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the US$ bonds as legal investments for you. See "Legal Investment Considerations".

ERISA Considerations

        In general, the US$ bonds will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended. Investors should consult their counsel with respect to the consequences under ERISA and the United States Internal Revenue Code of 1986, as amended, of the plan's acquisition and ownership of the US$ bonds. See "ERISA Considerations."

Book-Entry Registration

        Persons acquiring beneficial ownership interests in the US$ bonds will hold their US$ bonds through The Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within The Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in The Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

Interest and Principal Collections

        The issuer trustee will receive for each calculation period the following amounts, which are known as interest collections:

  •
  payments of interest and fees under the housing loans;

  •
  amounts received under the fixed-floating rate swaps;

  •
  income derived from authorized investments standing to the credit of the collection account;

  •
  indemnity payments from the trust manager in respect of the expenses of the fund; and

  •
  payments of all other amounts under or in respect of the assets of the fund which the trust manager determines to be of an income nature.

        The issuer trustee will receive for each calculation period the following amounts, which are known as principal collections:

  •
  payments of principal under the housing loans; and

  •
  payments of all other amounts under or in respect of the assets of the fund which are not interest collections.

        Interest collections are normally used to pay fees and expenses of the issuer trustee in connection with the fund, together with interest on the bonds. Principal collections are normally used to pay principal on the bonds. However, if there are not enough interest collections to pay interest on the bonds on a payment date, the trust manager must direct the issuer trustee to, and the issuer trustee must, apply liquid authorized investments, if any, first, from the cash reserve, and then, to the extent that there is still a shortfall, from the advances reserve, to meet those interest payments. Any liquid authorized investments used to make interest payments on the bonds will be replenished on future payment dates from excess interest collections, to the extent available.

        If there are excess interest collections after the payment of all interest on the bonds and the replenishment of liquid authorized investments from the cash reserve and the advances reserve, such excess will be applied:

  •
  first, to reduce, pro rata, any charge-offs on the Class A bonds and the fast prepayment bonds, if any;

  •
  second, to reinstate, pro rata, the stated amount of the Class A bonds and the fast prepayment bonds, if any;

  •
  third, to reduce, pro rata, any charge-offs on the Class B bonds; and

  •
  fourth, to reinstate, pro rata, the stated amount of the Class B bonds.

        Any remaining interest collections will be distributed to the residual income beneficiary on each payment date.

Interest on the Bonds

        Interest on the bonds will be payable quarterly in arrears on each payment date. This period is referred to as an interest period. Amounts available to make interest payments on the bonds will be allocated pro rata between the Class A bonds and the fast prepayment bonds, if any. Amounts available to make interest payments on the bonds will be allocated to pay interest on the Class A bonds and the fast prepayment bonds, if any, before any allocation is made to pay interest on the Class B bonds. Interest on each class of bonds is calculated for each interest period as follows:

  •
  on a daily basis at the bond's interest rate;

  •
  on the outstanding principal amount of that bond at the beginning of that interest period, after giving effect to any payments of principal with respect to that bond on that day; and

  •
  on the basis of the actual number of days in that interest period and a year of 360 days for the US$ bonds, or 365 days for the fast prepayment bonds.

Principal on the Bonds

        Principal on the US$ bonds will be payable on each payment date. If any fast prepayment bonds have been issued, principal will be repaid first on the fast prepayment bonds in respect of which the fast prepayment period has not expired and then, pro rata, between the Class A bonds and the fast prepayment bonds in respect of which the fast prepayment period has expired. The Class B bonds will not receive any principal payments unless amounts allocated to pay principal on the Class A bonds and the fast prepayment bonds are sufficient to repay the outstanding principal amount of the Class A bonds and the fast prepayment bonds in full. On each payment date, the outstanding principal amount of each bond will be reduced by the amount of the principal payment made on that date on that bond. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed pro rata between Class A bonds, fast prepayment bonds, the currency swap provider and the fixed-floating rate swap provider prior to any distributions to the Class B bonds.

Allocation of Cash Flows

        On each payment date, the issuer trustee will repay principal and interest to each bondholder to the extent that there are collections received for those payments on that date. The charts on the next two pages summarize the flow of payments.

DISTRIBUTION OF INTEREST COLLECTIONS ON
EACH PAYMENT DATE PRIOR TO THE ENFORCEMENT OF THE CHARGE IN THE SECURITY TRUST DEED

Payment or reimbursement of all taxes in respect of the fund payable or paid during the corresponding calculation period or which the issuer trustee on the advice of the trust manager considers it necessary, on or before the date which is three business days before the payment date relating to that calculation period, to make provision for.

Payment or reimbursement of all Expenses of the fund—except for the manager's fee—payable or paid during the corresponding calculation period or which the issuer trustee on the advice of the trust manager considers it necessary, on or before the date which is three business days before the payment date relating to that calculation period, to make provision for.

Payment or reimbursement of the aggregate fixed-floating rate swap payments for that calculation period other than any break costs payable to the fixed-floating rate swap provider.

Payment of the manager's fee, including any manager's fee remaining unpaid from previous payment dates.

Payment, pari passu and rateably:
    •  to the currency swap provider of the Class A Currency Swap Payment Amount for that payment date; and
• to the bondholders of fast prepayment bonds (if any) of the interest due and payable on those bonds in respect of the interest period ending on that payment date, pari passu and rateably.

Payment, pari passu and rateably to the currency swap provider of the Class B Currency Swap Payment Amount for that payment date.

Crediting to the cash reserve an amount equal to the aggregate of all amounts previously applied from the cash reserve under "—Use of Cash Reserve and Advances Reserve", to the extent not previously credited under this provision.

Crediting to the advances reserve an amount equal to the aggregate of all amounts previously applied from the advances reserve under "—Use of Cash Reserve and Advances Reserve", to the extent not previously credited under this provision

Reducing pari passu and rateably, any Charge-offs that would otherwise occur on that date in relation to the fast prepayment bonds (if any) and the Class A bonds.

Reinstating pari passu and rateably, the stated amount of the fast prepayment bonds and the Class A bonds to the extent of the Unreimbursed Charge-offs in relation to the fast prepayment bonds and the Class A bonds.

Reducing pari passu and rateably, any Charge-offs that would otherwise occur on that date in relation to the Class B bonds.

Reinstating pari passu and rateably, the stated amount of the Class B bonds to the extent of the Unreimbursed Charge-offs in relation to the Class B bonds

Payment to the fixed-floating rate swap provider of all break costs paid or payable during the corresponding calculation period in respect of the termination of the fixed-floating rate swap.

Payment of the balance (if any) to the residual income beneficiary by way of a distribution of the income of the fund.

DISTRIBUTION OF THE AVAILABLE AMORTISATION AMOUNT ON
EACH PAYMENT DATE PRIOR TO THE ENFORCEMENT OF THE CHARGE IN THE SECURITY TRUST DEED

Repayment of the principal amount of all fast prepayment bonds (if any) in respect of which the fast prepayment period has not expired, pari passuand rateably among each tranche of those fast prepayment bonds in order of issue.

Payment or repayment, pari passu and rateably:
    •  to the currency swap provider of an amount equal to the A$ Equivalent of the aggregate principal amount of the Class A bonds on that payment date; and
• of the principal amount of all fast prepayment bonds (if any) in respect of which the fast prepayment period has expired, pari passu and rateably.

Payment, pari passu and rateably to the currency swap provider of an amount equal to the A$ Equivalent of the aggregate principal amount of the Class B bonds on that payment date.

RISK FACTORS

        The US$ bonds are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase any US$ bonds. There may be other unforeseen reasons why you might not receive principal or interest on your US$ bonds. You should also read the detailed information set out elsewhere in the prospectus.

The bonds will be paid only from the assets of the fund	•	The bonds are debt obligations of the issuer trustee only in its capacity as trustee of the fund. The bonds do not represent an interest in or obligation of any of the other parties to the transaction. The assets of the fund will be the sole source of payments on the bonds. The issuer trustee's other assets will only be available to make payments on the bonds if the issuer trustee fails to exercise the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the issuer trustee having regard to the powers and duties conferred on it by the master trust deed. Therefore, if the assets of the fund are insufficient to pay the interest and principal on your bonds when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.
There is no way to predict the actual rate and timing of payments on the housing loans	•
The rate of principal and interest payments on pools of housing loans varies among pools, and is influenced by a variety of economic, demographic, social, tax, legal and other factors, including prevailing market interest rates for housing loans and the particular terms of the housing loans. Australian housing loans have features and options that are different from housing loans in the United States, and thus will have different rates and timing of payments from housing loans in the United States. There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus. A majority of the housing loans have floating rates of interest, all of which do not impose prepayment penalties on the borrower. Accordingly, an increase in interest rates may lead to an increase in prepayments. In addition, the rate and timing of principal and interest payments on the housing loans and the ability for further principal drawdowns to be made by way of redraw advances, further advances or line of credit advances on the housing loans will affect the rate and timing of payments of principal and interest on your bonds.

The performance of relevant counterparties under each mortgage insurance policy, each fixed-floating rate swap and each currency swap will also have a key impact on such payments in terms of both the timeliness of such payments and the amount of such payments. Unexpected prepayment rates could have the following negative effects:
• if you bought your bonds for more than their face amount, the yield on your bonds will drop if principal payments occur at a faster rate than you expect; or

• if you bought your bonds for less than their face amount, the yield on your bonds will drop if principal payments occur at a slower rate than you expect.
Losses and delinquent payments on the housing loans may affect the return on your bonds	•
If borrowers fail to make payments of interest and principal under the housing loans when due and the credit enhancements described in this prospectus are not enough to protect your bonds from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your bonds. Consequently, the yield on your bonds could be lower than you expect and you could suffer losses.
Enforcement of the housing loans may cause delays in payment and losses	•
Substantial delays could be encountered in connection with the liquidation of a housing loan, which may lead to shortfalls in payments to you to the extent those shortfalls are not covered by a mortgage insurance policy or if the relevant mortgage insurer fails to perform its obligations under the relevant mortgage insurance policy.
•
Further, enforcement expenses such as legal fees, real estate taxes and maintenance and preservation expenses, to the extent not covered by a mortgage insurance policy, will reduce the net amounts recoverable by the issuer trustee from an enforced housing loan or mortgage. If the proceeds of the sale of a mortgaged property, net of these expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you unless the difference is covered under a mortgage insurance policy. In addition, even if these risks are covered by a mortgage insurance policy, there is no guarantee that the mortgage insurer will promptly make any payment under any mortgage insurance policy or that the mortgage insurer will have the necessary financial capacity to make any such payment at the relevant time.
Certain provisions of the mortgage insurance policies may affect the return on your bonds	•
The liability of a mortgage insurer is governed by the terms of the relevant mortgage insurance policy, which contains certain exclusions that may allow that mortgage insurer to reduce a claim or terminate mortgage insurance cover in respect of a housing loan in certain circumstances. See "The Mortgage Insurance Policies". Any such reduction or termination may affect the ability of the issuer trustee to pay you principal and interest in full.
The Class B bonds provide only limited protection to the Class A bonds against losses	•
The amount of credit enhancement provided through the subordination of the Class B bonds to the Class A bonds is limited. If the stated amounts of the Class B bonds are reduced to zero due to losses on the housing loans, you may not receive payments of principal in full on the Class A bonds.

The Class B bonds are subordinated to the Class A bonds and therefore Class B bondholders may not be paid all principal and interest on the Class B bonds	•
The Class B bonds will at all times be subordinated to the Class A bonds in their right to receive principal and interest payments. Accordingly, Class B bondholders may not be paid principal and interest in full in respect of the Class B bonds. Therefore you may not receive your entire investment or the yield you expected to receive.
You may not be able to resell your bonds	•
The underwriters are not required to assist you in reselling your bonds. A secondary market for your bonds may not develop. If a secondary market does develop, it might not continue or might not be sufficiently liquid to allow you to resell any of your bonds readily or at the price you desire. The market value of your bonds is likely to fluctuate, which could result in significant losses to you.
The termination of any of the swaps may subject you to losses from interest rate or currency fluctuations	•
The issuer trustee will exchange the interest payments from the fixed rate housing loans for variable rate payments based upon the one-month Australian bank bill rate. If a fixed-floating rate swap is terminated or the fixed-floating rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable with respect to the bonds will be greater than the discretionary fixed rate set by the servicer on the fixed rate housing loans, which may lead to losses to you. See "Description of the US$ Bonds—The Fixed-Floating Rate Swaps" below.
•
The issuer trustee will receive payments from the borrowers on the housing loans and the fixed-floating rate swap provider in Australian dollars—calculated, in the case of payments by the fixed-floating rate swap provider, by reference to the Australian bank bill rate—and make payments to you in U.S. dollars, calculated, in the case of payments of interest, by reference to LIBOR. Under the currency swap, the currency swap provider will exchange Australian dollar receipts for U.S. dollar payments, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR. If the currency swap provider fails to perform its obligations or if the currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars, and its Australian bank bill rate obligations for LIBOR obligations, at a relevant spot exchange rate that does not provide sufficient U.S. dollars to make payments to you in full.
Prepayments during a calculation period may result in you not receiving your full interest payments	•
If a prepayment is received on a housing loan during a calculation period, interest on the housing loan will cease to accrue on that portion of the housing loan that has been prepaid, starting on the date of prepayment. The amount prepaid will be invested in investments that may earn a rate of interest lower than that paid on the housing loan. If it is less, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next payment date.

The proceeds from the enforcement of the security trust deed may be insufficient to pay amounts due to you	•
If the security trustee enforces the security interest over the assets of the fund after an event of default under the security trust deed, there is no assurance that the market value of the assets of the fund will be equal to or greater than the outstanding principal and interest due on the bonds, or that the security trustee will be able to realize the full value of the assets of the fund. The issuer trustee, the security trustee, the bond trustee and other service providers will generally be entitled to receive the proceeds of any sale of the assets of the fund, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the fund after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.
If the trust manager directs the issuer trustee to redeem the bonds early, the yield on your bonds may be lower than expected	•
If the trust manager directs the issuer trustee to redeem the bonds early as described in "Description of the US$ Bonds—Optional Redemption of the Bonds", the early retirement of your bonds will shorten their average lives and potentially lower the yield on your bonds.
The imposition of a withholding tax will reduce payments to you and may lead to an early redemption of the bonds	•
If a withholding tax is imposed on payments by the issuer trustee or any paying agent of interest on your bonds, you will not be entitled to receive grossed-up amounts to compensate for such withholding tax. Thus, you will receive less interest than is scheduled to be paid on your bonds.
•
In addition, upon the occurrence of such an event, the issuer trustee must, when so directed by the trust manager, provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the bonds and to the other creditors of the fund, on the next payment date redeem in whole, but not in part, the aggregate outstanding principal amount plus accrued interest on the bonds. If the option to redeem the bonds affected by a withholding tax is exercised, you may not be able to reinvest the redemption payments at a comparable interest rate.
The features of the housing loans may change, which could affect the timing and amount of payments to you	•
The features of the housing loans, including their interest rates, may be changed by the servicer, either on its own initiative or at a borrowers' request. Some of these changes may include the addition of newly developed features which are not described in this prospectus. As a result of these changes and borrowers' payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.
•
If the servicer changes the features of the housing loans, borrowers may elect to refinance their loan with another lender to obtain more favorable features. The refinancing of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your bonds.

There are limits on the amount of available liquidity to ensure payments of interest to you	•
If the interest collections during a calculation period and liquid authorized investments from the cash reserve and the advances reserve are insufficient to cover fees, expenses and the interest payments due with respect to the US$ bonds on the corresponding payment date, you may not receive a full payment of interest on that payment date, which will reduce the yield on your US$ bonds.
A decline in Australian economic conditions may lead to losses on your bonds	•
The Australian economy has been experiencing a prolonged period of expansion with relatively low and stable interest rates and steadily increasing property values. If the Australian economy were to experience a downturn, an increase in interest rates, an increase in unemployment, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your bonds.
Consumer protection laws may affect the timing or amount of interest or principal payments to you	•	Some of the housing loans are regulated by Consumer Credit Legislation. Under that legislation, a borrower may have a right to apply to a court to:
		•	vary the terms of their housing loan on the grounds of hardship or that it is an unjust contract;
		•	reduce or cancel any interest rate payable on the housing loan which is unconscionable;
		•	have certain provisions of the housing loan or relevant mortgage which are in breach of the legislation declared unenforceable;
		•	obtain an order for a civil penalty; or
		•	obtain restitution or compensation, in relation to any breaches of the Consumer Credit Legislation in relation to the housing loan or relevant mortgage.

Any such order may affect the timing or amount of interest or principal repayments under the relevant housing loan, which may in turn affect the timing or amount of interest or principal payments to you under the bonds.
•
In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings. Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which may in turn affect the timing or amount of interest or principal payments or repayments to you under the bonds.

The concentration of housing loans in specific geographic areas may increase the possibility of loss on your bonds	•
The fund contains a high concentration of housing loans secured by properties located within New South Wales and Victoria. Any deterioration in the real estate values or the economy of either of those States could result in higher rates of delinquencies, foreclosures and loss than expected on the housing loans. In addition, either of these States may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the fund, which could cause you to suffer losses.
The continuing uncertainty over the interpretation of the new goods and services tax in Australia may decrease the funds available to the fund to pay you	•
Since July 1, 2000, a goods and services tax that is referred to as GST is payable by all entities which make taxable supplies in Australia subject to certain transitional rules. Some service providers to the issuer trustee may be subject to GST in respect of the services provided to the fund and may pass on that additional cost to the issuer trustee. The issuer trustee may also be subject to GST on services provided by it. To the extent that it has a net GST liability, the issuer trustee will have less trust funds available to meet its obligations, and you may suffer losses. See "Australian Tax Matters—Goods and Services Tax" below.
You will not receive physical bonds representing your bonds, which can cause delays in receiving distribution and hamper your ability to pledge or resell your bonds	•

Your ownership of the bonds will be registered electronically through DTC, Euroclear and/or Clearstream, Luxembourg. The lack of physical certificates could:

•    cause you to experience delays in receiving payments on
      the bonds because the principal paying agent will be
      sending distributions on the bonds to DTC instead of
      directly to you;

•    limit or prevent you from using your bonds as collateral; and

•    hinder your ability to resell the bonds or reduce the price that you receive for them.

Since the trust manager, the issuer trustee and the servicer are Australian entities, there remains uncertainty as to the enforceability of judgments obtained by US$ bondholders in U.S. courts by Australian courts	•
Each of Australian Securitisation Management Pty Limited, Permanent Custodians Limited and Australian Mortgage Securities Ltd is an Australian company and has agreed to submit to the jurisdiction of the New York State and United States federal courts for purposes of any suit, action or proceeding arising out of the offering of the US$ bonds. Generally, a final and conclusive judgment obtained by bondholders in U.S. courts would be recognized and enforceable against the trust manager, the issuer trustee or the servicer, as the case may be, in the relevant Australian court without reexamination of the merits of the case. However, because of the foreign location of the trust manager, the issuer trustee and the servicer and their directors, officers and employees and their respective assets, it may be difficult to effect service of process over these persons or to enforce against them judgments obtained in United States courts based upon the civil liability provisions of the U.S. federal securities laws. See "Enforcement of Foreign Judgments in Australia".

The issuance of fast prepayment bonds may affect the timing and amount of payments made on your US$ bonds	•
The issuer trustee may issue fast prepayment bonds to fund redraw advances, further advances and line of credit advances if the credit balance of the advances reserve is not sufficient. See "ARMS II Residential Loan Program—Advances Reserve and Fast Prepayment Bonds".
	•	Before the enforcement of the charge under the security trust deed:
• the fast prepayment bonds in respect of which the fast prepayment period has not expired will be senior to the Class A bonds with respect to payments of principal;
• the fast prepayment bonds in respect of which the fast prepayment period has expired will rank equally with the Class A bonds with respect to payments of principal; and

all fast prepayment bonds will rank equally with the Class A bonds with respect to payments of interest. The fast prepayment bonds will rank equally with the Class A bonds in all respects thereafter. The Class B bonds will be subordinated to the fast prepayment bonds and the Class A bonds both before and after the enforcement of the charge. If the proceeds of enforcement of the charge pursuant to the security trust deed are not sufficient to pay all obligations of the issuer trustee under the terms and conditions of the bonds, the risk to you of a loss on your investment in the US$ bonds is greater if any fast prepayment bonds are outstanding at that time. This risk increases if you hold Class B bonds as the Class B bonds are subordinated to the Class A bonds.
The servicer's responsibility to manage the interest rate exposure may affect the rate of prepayments and the yield on your investment	•
The servicer is obligated under the transaction documents to set the interest rates on the housing loans at a rate that is not less than 0.25% higher than the minimum rate required to ensure that at all times the issuer trustee has sufficient cash available to pay all interest payable on the bonds and otherwise comply with its duties and obligations under the transaction documents. If the servicer increases the interest rates on the housing loans, borrowers may be unable to make their required payments under the housing loans. In addition, if the interest rates are increased above market rates, borrowers may refinance their housing loans with other lenders to obtain lower rates. This could cause higher rates of principal prepayment and delinquent payments by borrowers than you expected and affect the yield on your US$ bonds.
Termination payments relating to a currency swap or a fixed-floating rate swap are subject to credit risks	•
Upon termination of a swap, a termination payment will be due either from the issuer trustee to the swap provider or vice versa. If the swap provider is required to make a termination payment to the issuer trustee upon the termination of a swap, then the fund will be exposed to credit risk in relation to the capacity of that swap provider to make that termination payment.

Currency swap termination payment to the currency swap provider may reduce payments on your US$ bonds	•
If the currency swap terminates before its scheduled termination date, a termination payment by either the issuer trustee or the currency swap provider will be payable based on the mid-market cost of a replacement currency swap. Any termination payment could, if the Australian dollar/United States dollar exchange rate has changed significantly since the date of the swap, be substantial. Any termination payment owing by the issuer trustee to the currency swap provider will be payable out of assets of the fund.
This prospectus provides information regarding only a portion of the housing loan pool, and additional housing loans added to the housing loan pool could have different characteristics	•
This prospectus describes only the characteristics of the housing loan pool as of [*], 2003. While they must satisfy the criteria specified in this prospectus, the housing loans acquired on the initial issue date may not have the characteristics or statistical composition of the housing loan pool described in this prospectus. For example, such housing loans may be of a different credit quality or seasoning. The trust manager does not expect the characteristics or statistical composition of the housing loan pool acquired on the initial issue date to differ materially from the characteristics of the housing loan pool described in this prospectus. If you purchase a US$ bond, you must not assume that the characteristics of the housing loan pool will be identical to the characteristics of the housing loan pool disclosed in this prospectus.
Ratings of the US$ bonds do not insure their payment and withdrawal of any ratings may affect the value of the US$ bonds	•
It is a condition to the issuance of the Class A bonds that they be rated Aaa by Moody's and AAA by S&P and that the Class B bonds be rated Aa3 by Moody's and AA-by S&P. A rating is not a recommendation to purchase, hold or sell the US$ bonds, inasmuch as such a rating does not address the market price or the suitability for a particular investor of a security. The ratings of the US$ bonds address the likelihood of the payment of principal and interest on the US$ bonds pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency, if in its judgment circumstances in the future so warrant. The ratings of the US$ bonds will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B bonds, the mortgage insurance policies and the creditworthiness of the swap providers and the mortgage insurers.

Failure of the servicer to perform its obligations may affect the timing of payments on your US$ bonds	•
The servicer under the master origination and servicing agreement has been appointed as initial servicer of the housing loans. Following a servicer event of default under the master origination and servicing agreement, the issuer trustee may immediately terminate the master origination and servicing agreement. There is no guarantee that a replacement servicer will be found who would be willing to service the housing loans on the terms of the master origination and servicing agreement or that it will be able to service the housing loans with the same level of skill and competence as the initial servicer. A failure by the servicer to properly perform its servicing obligations may have an impact on the timing of funds received by the issuer trustee in respect of the housing loans.
Certain housing loans may not have the characteristics as set out in the representations and warranties made by the servicer	•
The servicer will make certain representations and warranties to the issuer trustee in relation to the housing loans to be assigned to the issuer trustee, as at the date of origination of those housing loan and the date not earlier than one day prior to the purchase date for those housing loans. The issuer trustee has not investigated or made any enquiries regarding the accuracy of the representations and warranties.
•
No independent investigation of whether each and every housing loan offered for sale at the initial issue date or any other date complies with the eligibility requirements set forth in "Description of the Assets of the Fund—Representations, Warranties and Eligibility Criteria" has been conducted.
Assets of the fund will not be available to cover any losses suffered by you for any misleading statement or omission of a material matter in this prospectus	•
The trust manager, not the issuer trustee, takes responsibility for the prospectus. As a result, in the event that a person suffers loss due to any information contained in this prospectus being inaccurate or misleading, or omitting a material matter or thing, that person will not have recourse to the assets of the fund.
Conflicts of Interest	•
ABN AMRO Bank N.V., London Branch, is the fixed-floating rate swap provider and the currency swap provider. In addition, ABN AMRO Incorporated, an affiliate of ABN AMRO Bank N.V., London Branch is acting as an underwriter of the US$ bonds. Furthermore, ABN AMRO Bank N.V. currently owns 25% of the shares of Australian Financial Investments Corporation Ltd (AFIC), which in turn wholly owns AMS Investment Pty Limited, the parent company of the servicer.
•
Deutsche Bank Securities Inc. is acting as an underwriter of the US$ bonds. Furthermore, an affiliate of Deutsche Bank Securities Inc., Deutsche Asset Management (Australia) Limited as trustee/manager for various institutional investors, currently owns 25% of the shares of AFIC, which in turn wholly owns AMS Investment Pty Limited, the parent company of the servicer.

•
With respect to the share ownership of AFIC, each of ABN AMRO Bank N.V. and Deutsche Asset Management (Australia) Limited is one of four shareholders or shareholder groups, as applicable; the other two shareholders or shareholder groups, as applicable, also each own 25% of the shares of AFIC. Due to the shareholding structure, no single shareholder or shareholder group, as applicable, has a majority interest in AFIC and all resolutions require the consent of at least a majority of the shareholders.

CAPITALIZED TERMS

        The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page [146].

U.S. DOLLAR PRESENTATION

        In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$[*] = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on [*], 2003. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

THE ISSUER TRUSTEE, THE TRUST MANAGER AND THE SERVICER

The Issuer Trustee

        Permanent Custodians Limited (PCL) was incorporated on December 21, 1976 as V.G. Consultants Pty. Limited. Its name was changed to Permanent Custodians Limited (with one intermediate name change) on April 30, 1981. It was incorporated as, and continues to operate as, a limited liability public company under the Corporations Act 2001 of Australia. The Australian Company Number of PCL is 001 426 384 and its registered office is at 35 Clarence Street, Sydney, New South Wales, Australia.

        The total authorized and issued share capital of PCL is A$10,000 divided into 10,000 ordinary shares with a nominal value of A$1 each. The issued shares are held by Permanent Trustee Company Limited (PTCL).

        On August 14, 2002, the Directors of PTCL and the Trust Company of Australia Limited (TCAL) made a joint announcement to the Australian Stock Exchange of their agreement to merge the two companies. The merger was finalized on December 6, 2002 and resulted in TCAL shareholders and PTCL shareholders each accounting for 50 percent of the issued share capital of the merged group. PCL is a wholly owned subsidiary of PTCL, which itself is now a wholly owned subsidiary of TCAL. TCAL is a limited liability public company incorporated in 1885 whose major business activity is to act as trustee, custodian, executor and attorney. It is listed on the Australian Stock Exchange Limited.

        The principal activities of PCL are the provision of trustee services in relation to custodial trusts and securitization trusts. There is no intention to accumulate surpluses in PCL.

Directors

        The directors of PCL are as follows:

Ian Murray Nicol	Level 4, 35 Clarence Street, Sydney, New South Wales, Australia	General Manager, Finance and Administration
Jonathan Westaby Sweeney	Level 4, 35 Clarence Street, Sydney, New South Wales, Australia	Managing Director
Geoffrey David Corderoy	Level 4, 35 Clarence Street, Sydney, New South Wales, Australia	General Manager, Legal
Michael John Britton	Level 4, 35 Clarence Street, Sydney, New South Wales, Australia	General Manager, Corporate Services

The Trust Manager

        Australian Securitisation Management Pty Limited was incorporated on February 24, 2003, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia. The Australian Company Number of Australian Securitisation Management Pty Limited is 103 852 428 and its registered office is Level 6, 12 Castlereagh Street, Sydney, New South Wales, Australia and the telephone and facsimile numbers for its registered office are (612) 9225 0800 and (612) 9225 0862 respectively.

        Australian Securitisation Management Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is held by Australian Mortgage Securities Ltd (ABN 89 003 072 446).

Directors

        The directors of Australian Securitisation Management Pty Limited are as follows:

Chris Beare	Level 6, 12 Castlereagh Street, Sydney, New South Wales, Australia	Chairman
Chris Chown	Level 5, ABN AMRO Tower, 88 Phillip Street, Sydney, New South Wales, Australia	Director
Col McKeith	Level 5, ABN AMRO Tower, 88 Phillip Street, Sydney, New South Wales, Australia	Director
Geoff Kleemann	Level 2, 54-58 Park Street, Sydney, New South Wales, Australia	Director
Mark Bouris	Level 3, 12 Castlereagh Street, Sydney, New South Wales, Australia	Director
Adrian Bouris	Level 9, 7 Macquarie Place, Sydney, New South Wales, Australia	Director
Gene Lorenz	Level 21, 83 Clarence Street, Sydney, New South Wales, Australia	Director
Peter Dowding	Level 21, 83 Clarence Street, Sydney, New South Wales, Australia	Director
Anthony Klok	Level 2, 54-58 Park Street, Sydney, New South Wales, Australia	Director

The Servicer

        Australian Mortgage Securities Ltd (AMS) was incorporated on March 19, 1986 as, and continues to operate as, a limited liability public company under the Corporations Act 2001 of Australia. The Australian Business Number of AMS is 89 003 072 446 and its registered office is Level 6, 12 Castlereagh Street, Sydney, New South Wales, Australia. The significant business activities of AMS are to provide servicing and trust manager services to securitization programs.

        AMS is a wholly-owned subsidiary of AMS Investment Pty Limited (ABN 64 076 202 849) (AMSI) which is wholly-owned by Australian Financial Investments Corporation Limited (ABN [    ]) (AFIC).

        AFIC, in turn, is controlled by four shareholders or shareholder groups, each with a 25 percent ownership interest, being:

  •
  ABN AMRO Bank N.V., one of the world's largest banks with total assets, as at December 31, 2002, of approximately US$600 billion and a presence in over 59 countries;

  •
  Deutsche Asset Management (Australia) Limited, as trustee/manager for various institutional investors, being STC (a New South Wales State Government employee statutory fund), CSS/PSS (Australian Federal Government employee statutory funds), and the Deutsche Bank Private Equity Fund. DB Capital Partners is one of Australia's foremost private equity investors and managers;

  •
  Publishing and Broadcasting Limited (PBL), which is listed on the Australian Stock Exchange Limited. PBL and its associates form part of Australia's largest media and entertainment group; and

  •
  the State Capital Corporation group, a private family fund controlled by the original founder and current chairman of AFIC, Mark Bouris.

        Under a guarantee (the Guarantee) dated January 25, 1991 as amended on November 16, 1995, Algemene Bank Nederland NV (ABN) and Amsterdam-Rotterdam Bank N.V. (AMRO) guaranteed to Perpetual Trustee Company Limited (ACN 000 001 007) for the benefit of creditors of certain subsidiaries (the Subsidiaries), the due and punctual payment and performance by the Subsidiaries of all moneys which were at the date of the Guarantee then due or thereafter may become due, owing or payable by the Subsidiaries and obligations of the Subsidiaries to any creditor whether actual or contingent, present or future (the Obligations).

        ABN changed its name to ABN AMRO Bank N.V. (ABN AMRO) on September 21, 1991 and subsequently acquired all the assets and assumed all the liabilities of AMRO. The liabilities originally incurred by ABN and AMRO under the Guarantee are as a result now liabilities of ABN AMRO.

        On March 2, 1998, AMS became a Subsidiary for the purposes of the Guarantee. On March 20, 2002, the Guarantee terminated in accordance with its terms, in respect of AMS. Accordingly, the obligations of AMS incurred after March 2, 1998 and before March 20, 2002 are guaranteed, subject to the terms of the Guarantee, by ABN AMRO. For practical purposes, the effect is that, subject to various exclusions, the representations and warranties given by AMS to the issuer trustee under the master origination and servicing agreement in respect of mortgages comprised in the housing loan pool which were originated prior to March 20, 2002 are guaranteed; and that the other obligations of AMS under the transaction documents are not guaranteed. The representations and warranties given by AMS in the master origination and servicing agreement are extensive and relate principally to the origination of the mortgages compromised in the housing loan pool, their compliance with the eligibility criteria and compliance with the agreed procedures.

Directors

        The directors of Australian Mortgage Securities Ltd are the same as the directors of Australian Securitisation Management Pty Limited. See "the Issuer Trustee, the Trust Manager and the Servicer—The Trust Manager—Directors" above.

        Australian Mortgage Securities Ltd is currently ranked as a "Strong" residential loan servicer in Australia by S&P.

DESCRIPTION OF THE FUND

ARMS II Securitization Program

        The ARMS II securitization program was established pursuant to a master trust deed dated March 7, 1995 among Permanent Custodians Limited and Australian Mortgage Securities Ltd, as amended and restated on April 23, 2003 by a deed of variation among Permanent Custodians Limited, Australian Mortgage Securities Ltd and Australian Securitisation Management Pty Limited, for the purpose of enabling Permanent Custodians Limited, as trustee of each trust—known as a "fund"—established pursuant to the ARMS II securitization program, to invest in pools of housing loans originated from time to time by the servicer. The master trust deed provides for the creation of an unlimited number of funds. Under the ARMS II securitization program, approximately A$[*] billion (or equivalent) of mortgage-backed securities have been issued into the Australian domestic market, Euro markets and global market through 14 Australian domestic securitization transactions, 5 Euro market and 1 global securitization transactions. The aggregate outstanding principal amount of housing loans under management in the ARMS II securitization program is currently approximately A$[*] billion. The master trust deed establishes the general framework under which funds may be established from time to time. It does not actually establish any funds. ARMS II Global Fund 2 is a separate and distinct trust from any other fund established under the master trust deed. The assets of ARMS II Global Fund 2 are not available to meet the liabilities of any other fund and the assets of any other fund are not available to meet the liabilities of ARMS II Global Fund 2.

ARMS II Global Fund 2

        The detailed terms of ARMS II Global Fund 2 will be as set out in the master trust deed and the supplementary bond terms. To establish the fund, the trust manager will execute a fund creation notice and settle A$20 on the issuer trustee, as the initial assets of the fund.

        The supplementary bond terms, which supplement the general framework under the master trust deed with respect to the fund, do, among other things, the following:

  •
  specify the details of the bonds;

  •
  establish the cash flow allocation; and

  •
  amend the master trust deed to the extent necessary to give effect to the specific aspects of the fund and the issue of the bonds.

DESCRIPTION OF THE ASSETS OF THE FUND

Assets of the Fund

        The assets of the fund will include the following:

  •
  the pool of housing loans, including all of the issuer trustee's interest in and title to principal and interest payments paid or payable on the housing loans at any time from and after the initial issue date; and

  •
  rights under the:

    mortgage insurance policies issued by, or transferred to, PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and PMI Mortgage Insurance Ltd;

    the individual property insurance policies covering the mortgaged properties relating to the housing loans;

  •
  amounts on deposit in the accounts established in connection with the creation of the fund and the issuance of the bonds, including the collection account and any instruments in which these amounts are invested; and

  •
  the issuer trustee's rights under the transaction documents.

The Housing Loans

        The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans have been originated in the name of Permanent Custodians Limited directly by Australian Mortgage Securities Ltd through an Australia-wide network of mortgage originators and introducers, including specialist mortgage origination companies and financial intermediaries. On the initial issue date, in accordance with the master trust deed, Permanent Custodians Limited will cease to hold the pool of housing loans for the relevant warehouse funds and will instead hold them for the fund. Each housing loan was funded by Permanent Custodians Limited in its capacity as trustee of a warehouse fund and so Permanent Custodians Limited is the legal owner of all relevant housing loans. Each housing loan will be one of the types of products described in "ARMS II Residential Loan Program—Features of the Housing Loans". The housing loans bear either a fixed rate of interest or a variable rate of interest, or a combination of both. The mortgaged properties consist of owner-occupied properties and non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

Transfer and Assignment of the Housing Loans

        On the initial issue date, the housing loans acquired by the fund will be specified in an issue notice from the trust manager to the issuer trustee.

        Upon receipt of the issue proceeds in respect of the bonds, in accordance with the master trust deed, PCL will:

  •
  cease to hold the housing loans specified in the issue notice, together with the mortgages securing those housing loans, the mortgage insurance policies and the insurance policies on the mortgaged properties relating to those housing loans, in its capacity as trustee of each relevant warehouse fund and will hold them as trustee of the fund; and

  •
  hold the issue proceeds in its capacity as trustee of each relevant warehouse fund.

        Both before and after the assignment, PCL will hold legal title to the housing loans and the ancillary rights specified in the issue notice. Before the assignment, PCL will hold each of the housing loans and ancillary rights in its capacity as trustee of a warehouse fund. After the assignment, it will hold the housing loans and ancillary rights in its capacity as trustee of ARMS II Global Fund 2.

Representations and Warranties

        Australian Mortgage Securities Ltd, as the servicer, will make various representations and warranties to the issuer trustee with respect to each mortgage securing the housing loans being acquired by the fund as of the date of origination of those housing loans and the date not earlier than one day prior to the initial issue date, including that:

  •
  an approved solicitor was instructed in accordance with the agreed procedures to act for the issuer trustee in relation to that mortgage;

  •
  before or at the time of settlement of that mortgage, the approved solicitor instructed in relation to that mortgage gave a solicitor's certificate which complied with the agreed procedures;

  •
  that mortgage is and will at all times be, in all material respects, in the form required by the agreed procedures, and the servicer will not agree to any amendment, variation or waiver except as specifically permitted by and in accordance with the master origination and servicing agreement or the agreed procedures;

  •
  the property secured by that mortgage is insured in accordance with the requirements of the mortgage;

  •
  the housing loan application is substantially in the form required by the agreed procedures, has been fully investigated by the servicer in accordance with the agreed procedures, and the servicer is satisfied that all statements and information contained in it are correct in all material respects; and

  •
  the servicer is not aware of any circumstances relating to the mortgage, the property secured by that mortgage, the borrower or any guarantor which could reasonably be expected to cause a prudent investor to:

  •
  regard the mortgage as an unacceptable investment;

  •
  expect the borrower to default under the mortgage; or

  •
  diminish the value or marketability of the property secured by that mortgage from that stated in the valuation.

        In addition, the servicer has certified to the issuer trustee with respect to each mortgage comprised in the housing loan pool that each housing loan secured by the mortgage meets the following criteria:

  •
  the housing loan must be advanced and repayable in Australian dollars;

  •
  the housing loan is secured by a mortgage which is a first ranking mortgage;

  •
  the housing loan is secured by a mortgage over land which is residential property;

  •
  the housing loan had a loan to value ratio not exceeding 97 percent, determined at or about the time of its settlement—see "Credit Policy and Procedures—Loan to Value Ratios" for a description of the original loan to value ratio of a housing loan;

  •
  the housing loan has a total principal amount outstanding of at least A$10,000 and no more than:

  •
  in the case of a housing loan other than a line of credit loan or a Fastdoc loan A$2,000,000;

  •
  in the case of a Fastdoc80 loan A$750,000; and

    •
    in the case of a stand-alone line of credit loan, a Fastdoc76 loan or a Fastdoc65 loan A$500,000;

  •
  the housing loan is secured by a mortgage which is covered by a mortgage insurance policy providing:

  •
  100 percent coverage for principal and interest losses; and

  •
  timely payment coverage for interest and principal for a maximum aggregate amount of at least 24 months;

  •
  except as disclosed to the issuer trustee in writing and approved or waived by it on or prior to the settlement or acquisition of the relevant mortgage, each mortgage has been originated in the issuer trustee's name in accordance with the master origination and servicing agreement and the agreed procedures;

  •
  the housing loan is not secured by a mortgage over land where such land is not zoned by the relevant government body to contain a residential building;

  •
  the housing loan is not secured by a mortgage over vacant land or residential properties under construction;

  •
  the housing loan and/or mortgage (as applicable) has been or will be stamped, or has been taken by the relevant stamp duties authorities to be stamped, with applicable duty;

  •
  the housing loan will fully amortize over its term; and

  •
  the housing loan is to mature at least one year before the maturity date of the bonds.

Breach of Representations and Warranties

        The servicer must indemnify the issuer trustee on demand for all liabilities, damages, claims, losses, costs and expenses which the issuer trustee may incur as a result, directly or indirectly, of any breach by the servicer of any representation and warranty in relation to a housing loan.

Details of the Housing Loan Pool

        The information in the following tables set out various details relating to the housing loans to be sold to the fund on the initial issue date. The information is provided as of the close of business on [*], 2003. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

        Note that these details may not reflect the housing loan pool as of the initial issue date because the trust manager may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The trust manager may do this if, for example, the loans originally selected are repaid early.

        The trust manager will not add, remove or substitute any housing loans prior to the initial issue date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table on page [13] other than a change in the Housing Loan Pool Size, Total Number of Housing Loans or Total Valuation of the Properties where the change is due to adding or removing loans due to a fluctuation in the US$/A$ exchange rate, unless a revised prospectus is delivered to prospective investors.

HOUSING LOAN INFORMATION

Housing Loans by Occupancy Status

Occupancy Status	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
Owner Occupied
Investment

Total

Housing Loans by Property Type

Property Type	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
House
Unit
Townhouse

Total

Housing Loans by Current LVR (Loan to Value Ratio)

Housing Loans by LVR	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
<= 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00

Total

Housing Loans by Geographic Distribution

Housing Loans by Geographic Distribution	Number of Loans	(%) of Total No. of Loans	Dollar Amount (A$)	(%) of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
Australian Capital Territory—Metro
New South Wales—Metro
New South Wales—Other
Northern Territory—Metro
Northern Territory—Other
Queensland—Metro
Queensland—Other
South Australia—Metro
South Australia—Other
Tasmania—Metro
Tasmania—Other
Victoria—Metro
Victoria—Other
Western Australia—Metro
Western Australia—Other

Total

Housing Loans by Loan Size

Housing Loans by Loan Size	Number of Loans	(%) of Total No. of Loans	Dollar Amount (A$)	(%) of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
<= 50,000.00
50,000.01 - 100,000.00
100,000.01 - 150,000.00
150,000.01 - 200,000.00
200,000.01 - 250,000.00
250,000.01 - 300,000.00
300,000.01 - 350,000.00
350,000.01 - 400,000.00
400,000.01 - 450,000.00
450,000.01 - 500,000.00
500,000.01 - 550,000.00
550,000.01 - 600,000.00
600,000.01 - 650,000.00
650,000.01 - 700,000.00
700,000.01 - 750,000.00
750,000.01 - 800,000.00
800,000.01 - 1,000,000.00

Total

Housing Loans by Loan Seasoning

Housing Loans by Loan Seasoning	Number of Loans	(%) of Total No. of Loans	Dollar Amount (A$)	(%) of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
<= 0
1 - 12
13 - 24
25 - 36
37 - 48
49 - 60
61 - 72
73 - 84
85 - 96

Total

Housing Loans by Maturity

Housing Loans by Maturity	Number of Loans	(%) of Total No. of Loans	Dollar Amount (A$)	(%) of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
2012
2013
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2030
2031
2032
2033

Total

Housing Loans by Mortgage Insurers

Housing Loans by Mortgage Insurers	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
GEMICO
PMI Mortgage
PMI (Indemnity)

Total

Housing Loans by Mortgage Insurer and Current LVR
PMI Mortgage Insurance Ltd

Housing Loans by LVR (PMI Mortgage)	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
<= 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00

Total

Housing Loans by Mortgage Insurer and Current LVR
GE Capital Mortgage Insurance Corporation
(Australia) Pty Ltd

Housing Loans by LVR (GEMICO)	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
<= 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00

Total

Housing Loans by Mortgage Insurer and Current LVR
PMI Indemnity Limited

Housing Loans by LVR (PMI Indemnity)	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
<= 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00

Total

Housing Loans by Current Coupon Rates

Housing Loans by Current Coupon Rates	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
5.01 - 5.50
5.51 - 6.00
6.01 - 6.50
6.51 - 7.00
7.01 - 7.50
7.51 - 8.00
8.01 - 8.50

Total

Housing Loans by Months Remaining to Maturity

Housing Loans by Months Remaining to Maturity	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
109 - 120
121 - 132
133 - 144
145 - 156
157 - 168
169 - 180
193 - 204
205 - 216
217 - 228
229 - 240
241 - 252
253 - 264
265 - 276
277 - 288
289 - 300
301 - 312
325 - 336
337 - 348
349 - 360

Total

Housing Loans by Income Documentation

Income Documentation	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
Full
Fastdoc76/Fastdoc80
Fastdoc65

Total

Housing Accounts by Loan Type

Housing Accounts by Loan Type	Number of Loans	% of Total No. of Loans	Dollar Amount (A$)	% of Total A$ Amount	Average Balance (A$)	Wgt Avg Current LVR%
Fixed Rate—Principal and Interest
Variable Rate—Interest Only
Variable Rate—Principal and Interest
Split Loan
Fixed Rate—Principal and Interest
Fixed Rate—Interest Only
Variable Rate—Principal and Interest
Variable Rate—Interest Only
Line of Credit*

Total

*
The aggregate credit limit for the Line of Credit loans is A$[*].

ARMS II RESIDENTIAL LOAN PROGRAM

Origination

        The servicer, through its network of correspondents and brokers, originates all housing loans and mortgages entered into by PCL in the sense that it, among other things, identifies potential borrowers and negotiates terms for housing loans and mortgages. Advances made pursuant to housing loans are made by PCL. The origination process is initiated by the correspondents or brokers, as applicable, and completed through the servicer's centralised settlement group and approved solicitors.

Credit Policy and Procedures

        When the servicer receives an application for a housing loan, it is processed in accordance with the master origination and servicing agreement and the agreed procedures—see "The Master Origination and Servicing Agreement".

        The agreed procedures contain the origination guidelines that must be followed by the servicer in the origination of housing loans and mortgages under the master origination and servicing agreement.

        The mortgage origination process generally involves the following steps:

  •
  application from the prospective borrower;

  •
  review of the application by the correspondent or broker, as applicable;

  •
  instructions to the approved valuer;

  •
  subject to satisfactory valuation, application for lender's mortgage insurance;

  •
  application to servicer for review and approval; and

  •
  subject to approval of servicer, instruction of approved solicitor to prepare mortgage documentation and settle the mortgage.

        As at the date of this prospectus, the principal features of the agreed procedures are as follows:

Security

        All mortgages are first ranking registered mortgages over real property in Australia.

Location

        The mortgages can be located in any State or Territory in Australia, namely New South Wales, Queensland, Victoria, South Australia, Western Australia, Tasmania, the Northern Territory or the Australian Capital Territory.

Types of Security

        All housing loans must be secured by a mortgage over one of the following interests in land:

  •
  Torrens Title: this is freehold title, where interests are created by registration in a register maintained by the land titles office of the relevant State or Territory. A certificate of title will generally be issued to the proprietor of the land. Entry in the register of a mortgage creates (except in the case of fraud) an indefeasible interest in the land;

  •
  Strata Title: this is a system of title (under torrens title) under which land is divided into a number of units. The proprietor has title to a unit of that land and may deal with that unit without restriction. A body corporate, of which all proprietors are members, will monitor the rules relating to the relevant land;

  •
  Stratum Title: this is an interest in an allotment in a building sub-division intended for separate occupation or an interest in a unit on a plan of subdivision registered at the land titles office. In Victoria, the body corporate rather than the issuer trustee would have a first priority charge on the property. For this reason, stratum title mortgages in Victoria are not eligible under the ARMS II securitization program;

  •
  Old System: this is freehold title where interests are created through title deeds which provide evidence of a series of instruments (generally a deed of conveyance) and events (for example, under a will) going back many years. The proprietor of the land establishes ownership by evidence of those instruments and events;

  •
  Crown Lease: this is any right, power or privilege over, or in connection with land, granted by the Commonwealth of Australia, a State or a Territory or an authority of the Commonwealth of Australia, a State or a Territory. The lease is granted under a statutory law of the Commonwealth of Australia, State or Territory for a certain purpose and, in the case of a mortgage comprised in the housing loan pool, has a minimum duration of the term of the relevant housing loan plus 15 years;

  •
  Community Title: torrens title can be subdivided under the Community Development Act 1989 (NSW). That which results from this community scheme subdivision referred to here as community title is not however an additional form of title.

        Acceptable properties include residential owner-occupied and residential investment properties. Commercial and specialised properties (including "working" rural and vacant land) are not acceptable.

Borrowers and Mortgagors

        Eligible borrowers must be individuals, companies or trusts. Loans to corporate borrowers, where considered appropriate by the servicer, carry either directors' and/or shareholders' guarantees.

        Loans to a trust will be in the name of the trustee for the trust both in its own right and in its capacity as trustee for the trust. Joint and several guarantees from all adult trust beneficiaries will be obtained where considered appropriate by the servicer.

        Any mortgagor who is not a borrower must be a guarantor.

        The ability of the borrower to service the loan is evaluated by use of a Net Surplus Ratio (NSR) calculation (other than in relation to a Fastdoc65 loan). NSR is the ratio of the borrower's net disposable income after tax and living expenses to meet total loan payments/commitments. This calculation applies equally to all types of borrowers, including companies and trusts. The minimum NSR ratio is 1.2:1. This means the total income after tax and living costs must be at least 1.2 times the total of all existing and proposed loan and credit card, etc. repayments.

Loan to Value Ratios

        The following are the guideline ranges for the loan to value ratios (LVR) at the time of settlement of the housing loan for different housing loan amounts:

Maximum Housing Loan Amount	Original LVR
A$30,000 - A$500,000	95.00%
A$500,001 - A$600,000	90.00%
A$600,001 - A$1,000,000	85.00%
A$1,000,001 - A$2,000,000	70.00%

        Where the applicant, product type and security meet certain criteria laid down by the mortgage insurers, the maximum original LVR allowed on a loan up to A$300,000 is 97 percent.

        For stand-alone line of credit loans, original LVR shall not exceed 80 percent.

        For Fastdoc loans:

Maximum Loan Amount	Fastdoc80	Fastdoc76	Original LVR Fastdoc65
A$30,000 - A$300,000	80%	76%	65%
A$300,001 - A$500,000	80%	70%	65%
A$500,001 - A$750,000	80%	N/A	N/A

        The original LVR of a loan is the ratio, expressed as a percentage, calculated by dividing the initial principal amount of that housing loan or, in the case of a line of credit loan, the initial maximum credit limit applicable to that line of credit loan, by:

  •
  where the principal secured under that housing loan is to be used in whole or in part to purchase the property securing that housing loan, the lower of:

  •
  the value of that property as certified in the valuation of that property; and

  •
  the purchase price by the borrower for that property; or

  •
  in any other case, the value of the property securing that housing loan as certified in the valuation of that property.

        See "The Housing Loan Pool" for the basis of calculation of the current LVR of a loan.

Verification of Income and Particulars

        Baycorp Advantage Limited is an organisation which undertakes a check of the previous and current credit history of a person and issues a report to credit providers as to that status. The servicer through its correspondents obtains a report from Baycorp in respect of each potential borrower and/or guarantor before a housing loan is approved.

        Each individual borrower's income has been verified by reference to payslips, income statements, signed letters from (or telephone calls made to) employers and/or by sighting the last two to three years' taxation returns, group certificates and tax assessments.

        Each corporate borrower's income similarly has been verified by reference to its financial statements including the previous two years balance sheets and profit and loss accounts.

        For applicants choosing a Fastdoc product, a declaration of affordability (Fastdoc65) or income and affordability (Fastdoc76 or Fastdoc80) is accepted in lieu of the above income verification.

Valuation

        All properties are valued before a housing loan is approved. The terms of the instructions which have been provided to each approved valuer are uniform and have been specified by the servicer. For further information see "The Housing Loan Pool".

Approved Solicitors

        The housing loan and mortgage documents are prepared by a solicitor approved by the servicer using standard documentation drafted by the servicer's principal solicitors. The approved solicitor attends to execution of the housing loan and mortgage documentation, stamping, and registration of the mortgage against the title to the property and the delivery of title documents to the issuer trustee.

        Under the terms of the operations manual, the approved solicitors are required to be sufficiently qualified and maintain professional indemnity insurance cover of at least A$1,000,000 either in their own right or through a professional association.

Advances

        The servicer authorizes the advancing of the principal amount of a housing loan against inspection of all documentation relating to the housing loan and the mortgage and delivery of a solicitor's certificate from an approved solicitor which certifies due execution of all documentation in relation to the housing loan and that the mortgage will be a registered first mortgage in favour of the issuer trustee to secure repayment of the housing loan.

General Insurance

        All properties secured by mortgages are required to be insured with an approved general insurer for fire, storm, tempest and impact and other usual risks.

Changes to Policies and Procedures

        Prospective bondholders should note that the policies and procedures which are described above are regularly reviewed by the servicer and, as a result of these reviews, may change from time to time.

Features of the Housing Loans

        A mortgage may secure more than one loan account. For example, a borrower may have one or more daily interest loan accounts and one or more line of credit accounts, all secured by the same mortgage. Basic descriptions of the loan product types secured by the mortgages are as follows:

Daily Interest Loans (excluding line of credit loans)

        Interest Rate:    Variable by the issuer trustee (at the direction and discretion of the servicer). The borrower may, in certain circumstances, request a fixed rate period not exceeding five years. The issuer trustee may refuse or agree to any such request in its absolute discretion. In exercising any such discretion, the issuer trustee acts on proposals given to it by the servicer.

        Payment Date:    Payments are due monthly on the monthly anniversary of the proposed settlement date. Where there is no corresponding day in the next month, the payment date will be the last day of that month. Further, where the payment date is not a normal working day then the payment date will be the next normal working day. Payments which are received on or before the due date for payment will be applied to reduce the loan balance on the day the repayment is made.

        Interest Debit Date:    Interest is debited on each payment date.

        Interest Accrual Period:    The period from (and including) settlement to (and including) the day before the first interest debit date. Thereafter, each period from (and including) an interest debit date to (and including) the day before the next interest debit date.

        Interest Calculation:    Interest accrues daily on the outstanding balance at the interest rate applicable from time to time.

        Payments:    Comprise of principal and interest, or interest only for the first two, three or five years then principal and interest.

        Final Repayment Date:    10, 15, 20, 25 or 30 years from the settlement date.

        Early Repayment Fee:    If a borrower discharges or prepays a loan during a fixed rate period, the issuer trustee is entitled to claim break costs equal to its economic loss.

        Currency of Loans:    Australian dollars.

        Security Discharge Administration Fee/Deferred Administration Fee:    On the discharge of a loan, a borrower may be charged an administration fee, which is a specific dollar amount disclosed in the loan contract.

Payment Allocation Loan

        Identical to the Daily Interest Loan, except that the loan is split into two loan accounts. The borrower may elect for the payments to be allocated between the two loan accounts in whatever proportion the borrower chooses. If all payments are allocated to one account, the principal on that account will reduce at a faster rate and interest will capitalize on the other account. The amount of the borrower's payments, the total amount payable, and the total amount of interest payable in respect of the loan is exactly the same as it would have been if the loan had not been split.

Line of Credit Loans

        Interest Rate:    Variable by the issuer trustee (at the direction and discretion of the servicer).

        Payment Date:    Payments are due monthly on the second normal working day of each month. Payments which are received on or before the due date for payment will be applied to reduce the loan balance on the day the repayment is made.

        Interest Debit Date:    Interest is debited on the 15th day of each month.

        Interest Accrual Period:    As for the Daily Interest Loan.

        Interest Calculation:    Interest accrues daily on the outstanding balance at the interest rate applicable from time to time.

        Payments:    Interest only is due during the revolving credit period which is a period of 10 or 15 years from the date of settlement. At the end of the revolving credit period, payments revert to principal and interest.

        Early Repayment Fee:    None.

        Security Discharge Administration Fee/Deferred Administration Fee:    On the discharge of a loan, a borrower may be charged an administration fee, which is a specific Australian dollar amount disclosed in the relevant loan contract.

Fastdoc Loans

        There are two types of Fastdoc loans currently offered. The Fastdoc80 loan has a maximum original LVR of 80 percent for loans between A$30,000 and A$750,000. The Fastdoc65 loan has a maximum original LVR of 65 percent and is available for loans from A$30,000 up to A$500,000.

        The underwriting criteria for Fastdoc loans changed in August 2002. Prior to that time:

  •
  the Fastdoc80 loan product was called Fastdoc76 loan and had a maximum original LVR of 76 percent for loans between A$30,000 and A$300,000 and 70 percent for loans between A$300,001 and A$500,000; and

  •
  the Fastdoc65 loan product was available only for loans up to A$300,000.

        Applicants for Fastdoc loans make a declaration as to their income and/or their affordability of the Fastdoc loan and the usual verification of income is not undertaken except for the Fastdoc80 loan, where the income of borrowers other than self-employed borrowers is verified in the normal way. All other usual criteria have to be satisfied and all Fastdoc loans are mortgage insured.

Maximum Loan Amount

        The maximum loan amount for each housing loan other than a stand-alone line of credit loan or a Fastdoc loan is A$2,000,000.

        The maximum loan amount for a Fastdoc80 loan is A$750,000.

        The maximum loan amount for a stand-alone line of credit loan, a Fastdoc76 loan or a Fastdoc65 loan is A$500,000.

Minimum Loan Amount

        The minimum loan amount is A$30,000.

Redraw Advances, Further Advances and Line of Credit Advances

Redraw Facility

        A redraw facility permits the borrower to re-borrow principal amounts repaid early. The maximum amount which may be re-borrowed is the amount which is the difference, if a positive number, between the scheduled loan balance—that is, the amount which would have been the loan balance if no redraws had been made, no part of the balance had been prepaid and all payments had been made on time—and the balance of the loan.

        The terms of each redraw facility either grants to the issuer trustee a discretion as to the acceptance or rejection of a request for a redraw or grants to the issuer trustee a discretion to reject that request if the assets of the fund are not sufficient to enable the request to be accepted. In exercising any such discretion, the issuer trustee acts on proposals given to it by the servicer.

        The servicer expects that any mortgages acquired by the fund which do not have a redraw facility, may be varied to include a redraw facility during the life of the bonds.

Further Advances

        A borrower may request the issuer trustee to provide it with a further advance under a housing loan which results in the principal amount of the housing loan exceeding the amount advanced to the borrower at the time the issuer trustee entered into the housing loan or exceeding the scheduled principal amount at the time of that further advance. A request for a further advance is treated as a new loan, subject to the servicer's normal credit approval process except that, where permitted by the relevant mortgage insurer, an existing valuation and a streamlined application form and income verification process may be used.

        The issuer trustee, acting on directions from the servicer, is only permitted to use the assets of the fund to make a further advance in the following circumstances:

  •
  where the further advance is made or to be made at any time prior to the second anniversary of the initial issue date; and

  •
  where, immediately after the making of that further advance, the initial loan to value ratio of the relevant loan would not exceed 80%; and

  •
  where the aggregate principal amount of all further advances immediately after the making of that further advance would not exceed 5% of the A$ Equivalent of the principal amount of all bonds on the initial issue date; and

  •
  where, immediately after the making of that further advance, the weighted average current loan to value ratio, expressed as a percentage, of all loans forming part of the assets of the fund would not exceed the weighted average current loan to value ratio, expressed as a percentage, of all loans forming part of the assets of the fund as at the Cut-off date before the making of that further advance.

        If any of the above circumstances are not satisfied, the assets of the fund must not be applied to make a further advance and, prior to the further advance, the relevant loan and the ancillary rights relating to that loan must be transferred to another fund.

Line of Credit Facility

        The terms of a line of credit loan permit a borrower to make multiple borrowings under a revolving loan up to a maximum credit limit and grant to the issuer trustee a right to refuse to lend if at any time the issuer trustee does not have funding available to enable it to meet a request that it lend an amount to the borrower. In exercising any such right, the issuer trustee will act on directions given to it by the servicer. Borrowers may apply to have MasterCard access to available funds. The MasterCard can be used to access their account to make purchases through merchants, obtain cash advances and make periodic payments. Cheques can also be used to access their account.

Advances Reserve and Fast Prepayment Bonds

        To the extent that the advances reserve is not required to supplement interest collections in order to enable the issuer trustee to pay interest on the bonds—see "—Use of Cash Reserve and Advances Reserve"—it may be applied by the issuer trustee to fund redraw advances, further advances and line of credit advances.

        If, at any time, the advances reserve is insufficient to fund all redraw advances, further advances and line of credit advances, the trust manager may direct the issuer trustee to issue a series of fast prepayment bonds. The issuer trustee must credit the issue proceeds of any fast prepayment bonds into the advances reserve.

        The trust manager must not direct the issuer trustee to issue fast prepayment bonds:

  •
  if, upon credit of the issue proceeds of the fast prepayment bonds into the advances reserve, the balance of the advances reserve would exceed the Maximum Advances Reserve, being an amount equal to the greater of:

  •
  A$40,000,000; and

  •
  an amount equal to 3 percent of the aggregate of the Australian dollar equivalent of the principal amount of all US$ bonds at that time; or

  •
  unless the rating agencies have confirmed that the issue of fast prepayment bonds will not result in the rating of any bond being downgraded, qualified or withdrawn.

Governing Law

        The housing loans and the mortgages are governed by the laws of one of the States or Territories of Australia, namely, New South Wales, Victoria, South Australia, Western Australia, Queensland, Tasmania, the Australian Capital Territory or the Northern Territory.

THE MORTGAGE INSURANCE POLICIES

General

        Each housing loan acquired by the fund will be insured by one of PMI Indemnity Limited—formerly CGU Lenders Mortgage Insurance Limited—GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd or PMI Mortgage Insurance Ltd. The mortgage insurance policy in relation to each housing loan is provided by the mortgage insurer at the time that the housing loan is originated. The issuer trustee is the insured party under each mortgage insurance policy in respect of each housing loan. The insurance provided under each mortgage insurance policy covers 100% of the principal amount and any unpaid interest on the housing loan insured regardless of the original or current LVR of that housing loan. This section is a summary of the general provisions of the mortgage insurance policies.

Certain Provisions of Mortgage Insurance Policies

Types of Cover

        The mortgage insurance policies cover both loss on enforcement of the security and failure to receive timely payments (timely payment cover).

Amount Recoverable

        In the case of a loss upon enforcement of a housing loan, the amount recoverable under each mortgage insurance policy will generally be:

  •
  the whole of the loan amount due under the housing loan, including interest and reasonable enforcement expenses; less

  •
  the proceeds of such enforcement action.

        In the case of a failure to receive scheduled payments in a timely manner, the amount recoverable under each mortgage insurance policy will generally be the amount of such payments (but not exceeding 24 months of payments).

        The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the insured may reduce amounts payable by the insurer.

        There are a number of requirements and restrictions imposed on the insured which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the mortgage insurance policy, these may include:

  •
  a duty to disclose all material facts to the insurer;

  •
  the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

  •
  the relevant mortgage, the relevant housing loan or a guarantee relating to the housing loan being unenforceable;

  •
  if there is a material omission or misstatement by the insured in relation to the policy;

  •
  that any premium is not paid when due or within the relevant grace period, if any;

  •
  if there is physical damage to the relevant mortgaged property;

  •
  a breach by the insured of the policy; and

  •
  certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

Exclusions

        A mortgage insurance policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence and contamination.

Undertaking

        Under a mortgage insurance policy, the insured may have an obligation to, among other things:

  •
  take prudent enforcement action and follow directions from the insurer;

  •
  report arrears or other defaults on the relevant housing loan;

  •
  report amounts outstanding under that relevant housing loan;

  •
  report procedures being taken in respect of a defaulted housing loan, including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property;

  •
  where a delegated underwriting applies, use good faith in applying the agreed criteria;

  •
  make all claims within a particular period and in a particular form; and

  •
  ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.

Period of Cover

        All mortgage insurance policies provide cover with effect from the date of settlement of a housing loan until the discharge, the full repayment of the housing loan or payment of a claim upon enforcement, whichever is the earliest.

Variations

        Variations in respect of a mortgage insurance policy may be made with the approval of the relevant mortgage insurer.

Variance Between Policies

        Each mortgage insurance policy has different provisions. The above is a summary of certain provisions—some may not relate to, or may differ from, a particular mortgage insurance policy.

Servicer Undertakings with Respect to Mortgage Insurance Policies

        Under the master origination and servicing agreement, the servicer undertakes:

  •
  to ensure that any losses suffered in relation to a defaulted housing loan that are, or are required to be, insured under a mortgage insurance policy are able to be claimed under that mortgage insurance policy; and

  •
  on behalf of the issuer trustee, to take all action available to it to claim any amount payable under any mortgage insurance policy promptly upon the issuer trustee becoming entitled to make such a claim.

Description of the Mortgage Insurers

        The following information under the heading "Description of the Mortgage Insurers" has been obtained from the applicable mortgage insurers and has not been verified by the issuer trustee, the security trustee, the trust manager, the servicer, the bond trustee, the principal paying agent, the calculation agent or the underwriters. No representation or warranty is made by any such person with respect to the accuracy or completeness of any of the following information concerning the mortgage insurers.

PMI Mortgage Insurance Ltd and PMI Indemnity Limited (formerly CGU Lenders Mortgage Insurance Limited)

        PMI Mortgage Insurance Ltd, previously known as MGICA Ltd, has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. It is currently Australia's second largest lenders' mortgage insurer with a market share of approximately 33 percent.

        PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. which is a subsidiary of the PMI Group Inc. PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States currently having an insurer financial strength rating of AA+ by S&P and Fitch Ratings and Aa2 by Moody's.

        As of December 31, 2002, PMI Mortgage Insurance Ltd had total assets of A$535 million and shareholders' equity of A$287 million. PMI Mortgage Insurance Ltd currently has a claims paying ability rating of AA by S&P and Fitch Ratings and Aa3 by Moody's.

        PMI Indemnity Limited, previously named CGU Lenders Mortgage Insurance Limited, was formed in 1971 as a specialist insurer to provide mortgage insurance. PMI Indemnity Limited was acquired by PMI Mortgage Insurance Australia (Holdings) Pty Ltd, described above, on September 14, 2001.

        As of December 31, 2002, PMI Indemnity Limited had total assets of A$196 million and shareholders' equity of A$106 million. PMI Indemnity Limited currently has an insurer financial strength rating of Aa3 by Moody's, AA by Fitch Ratings and AA- by S&P.

        PMI Indemnity Limited ceased writing new business from July 1, 2002 with all new business now being written by PMI Mortgage Insurance Ltd.

        The PMI Group Inc. currently has an A+ counterparty credit rating from S&P. As of May 1, 2003, S&P has revised its outlook on The PMI Group Inc. and its rated subsidiaries, including PMI Mortgage Insurance Ltd and PMI Indemnity Limited, from "stable" to "negative". No assurances are given regarding any future outlook or the future levels of the credit ratings of each of The PMI Group Inc., PMI Mortgage Insurance Ltd and PMI Indemnity Limited by any of S&P, Moody's or Fitch Ratings.

        The business address of each of PMI Mortgage Insurance Ltd and PMI Indemnity Limited is Level 23, 50 Bridge Street, Sydney, New South Wales.

GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd

        GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd commenced operations in March 1998. It is a wholly-owned subsidiary of GE Capital Australia Limited, whose ultimate parent is General Electric Company. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is currently rated AAA by S&P and Aaa by Moody's. General Electric Company is the indirect owner of lenders' mortgage insurance businesses in the United States, United Kingdom, Canada and Australia which collectively insure over US$165 billion of loans worldwide.

        As of December 31, 2002, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$604.8 million, shareholders' equity of A$206.1 million and statutory reserves—claims equalization reserve—of A$21.7 million. GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd currently has a claims paying ability rating of AA by S&P and Fitch Ratings and Aa2 by Moody's.

        The business address of GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, 259 George Street, Sydney, New South Wales.

DESCRIPTION OF THE US$ BONDS

General

        The issuer trustee will issue the US$ bonds on the initial issue date pursuant to a direction from the trust manager to the issuer trustee to issue the bonds and the terms of the master trust deed, the supplementary bond terms and the bond trust deed. The bonds will be governed by the laws of New South Wales, Australia. The following summary describes the material terms of the US$ bonds. The summary does not purport to be complete and is subject to the terms and conditions of the transaction documents.

Form of the US$ Bonds

Book-Entry Registration

        The US$ bonds will be issued only in registered book-entry form in minimum denominations of US$100,000. Unless definitive bonds are issued, all references to actions by the US$ bondholders will refer to actions taken by The Depository Trust Company (DTC) upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to US$ bondholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered bondholder, for distribution to owners of the US$ bonds in accordance with DTC's procedures.

        US$ bondholders may hold their interests in the US$ bonds through DTC, in the United States, or through Clearstream Banking, société anonyme (Clearstream, Luxembourg) or the Euroclear System (Euroclear), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will be the registered bondholder of the US$ bonds. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

        DTC has advised the trust manager and the underwriters that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the United States Securities Exchange Act of 1934 (the Exchange Act).

        DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission (the SEC).

        Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

        Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

        Purchases of US$ bonds held through the DTC system must be made by or through DTC participants, which will receive a credit for the US$ bonds on DTC's records. The ownership interest of each actual US$ bondholder is in turn to be recorded on the DTC participants' and indirect participants' records. US$ bondholders will not receive written confirmation from DTC of their purchase. However, bondholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the bondholder entered into the transaction. Transfers of ownership interests in the US$ bonds are to be accomplished by entries made on the books of DTC participants acting on behalf of the US$ bondholders. US$ bondholders will not receive bonds representing their ownership interest in offered bonds unless use of the book-entry system for the US$ bonds is discontinued.

        To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the US$ bonds; DTC's records reflect only the identity of the DTC participants to whose accounts the US$ bonds are credited, which may or may not be the actual beneficial owners of the US$ bonds. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to US$ bondholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote on behalf of the bondholders. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the US$ bonds are credited on the record date, identified in a listing attached to the proxy.

        Principal and interest payments on the US$ bonds will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to US$ bondholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the bond trustee, the principal paying agent or the Luxembourg paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to US$ bondholders is the responsibility of DTC participants and indirect participants.

        DTC may discontinue providing its services as securities depository for the bonds at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive bonds are required to be printed and delivered.

        According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

        Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of bonds. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

        Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of bonds. Transactions may be settled in any of 40 currencies, including U.S. dollars.

        Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

        Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System". These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific bonds to specific securities clearance accounts. The Euroclear Operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the US$ bonds held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a US$ bondholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of US$ bonds among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Bonds

        US$ bonds issued in definitive form are referred to in this prospectus as "definitive bonds". US$ bonds will be issued as definitive bonds, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

  •
  DTC is no longer willing or able to discharge properly its responsibilities as depository for the US$ bonds and the trust manager is not able to locate a qualified successor;

  •
  the issuer trustee, at the direction of the trust manager, elects to terminate the book-entry system through DTC; or

  •
  after the occurrence of an event of default, the bond trustee, at the direction of an Extraordinary Resolution, advises the issuer trustee that the continuation of a book-entry system is no longer in the best interest of the US$ bondholders.

        Definitive bonds will be transferable and exchangeable at the offices of the registrar, which is initially the principal paying agent located at 101 Barclay Street, New York, NY 10286. The registrar will not impose a service charge on the bondholder for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge.

        A definitive bond may only be transferred in whole in an authorized denomination upon the surrender of the definitive bond, at the office of the registrar, together with the form of transfer endorsed on it duly completed and executed.

        The registrar shall not be required to register the transfer or exchange of any definitive bonds within 10 calendar days preceding a payment date.

Distributions on the Bonds

        Collections in respect of interest and principal will be received during each calculation period. Collections—as more specifically described under "—Interest Collections" and "—Principal Collections" include the following:

  •
  payments of interest, principal and fees, including prepayments of principal under the housing loans;

  •
  proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

  •
  amounts received under mortgage insurance policies;

  •
  amounts received under the fixed-floating rate swaps;

  •
  income in respect of authorized investments of the fund; and

  •
  interest on amounts in the collection account.

        The issuer trustee will make payments on a quarterly basis on each payment date. Prior to the issue of definitive bonds, on each payment date, the principal paying agent will, subject to receipts of funds, distribute, to DTC and/or the depositaries, who will in turn distribute principal and interest, to the owners of the US$ bonds. Payments on the definitive bonds will be made to the US$ bondholder of record by wire transfer or US$ check drawn on a bank in New York City in favour of the relevant US$ bondholder mailed to the address of the US$ bondholder as it appears on the register as of 5:00 pm Sydney time on the date that is 5 business days before the payment date or transferred to a US$ account designated by the US$ bondholder with a bank in New York City as it appears on the register as of 5:00 pm Sydney time on the date that is 5 business days before the payment date.

Key Dates and Periods

        The following are the relevant dates and periods for the allocation of cashflows and their payments.

Calculation Period	•	the period from, and including, the initial issue date to, and including, 5:00 pm on [*], 2003; and
	•	subsequently each period commencing immediately after one Cut-off and ending at the next Cut-off, and in relation to a payment date, the period referred to above ending at the last Cut-off before that payment date.
Cut-off	5:00 pm on the last business day of [December, March, June and September] in each year, the first such date being [*], 2003.
Determination Date	in relation to a payment date, the date which is 2 business days before that payment date.
Final Payment Date	the earlier of the following dates:
	•	the payment date on which the aggregate of all amounts available for application under "—Distribution of Available Amortisation Amount" is sufficient to redeem all of the bonds in full; and
	•	the maturity date.
Interest Period	in relation to each bond:
	•	the period commencing on, and including, the issue date for that bond and ending on, but excluding, the first payment date for that bond; and

•
each subsequent period commencing on, and including, each payment date for that bond and ending on, but excluding, the next payment date for that bond except that the last interest period for a bond will end on, but exclude, the final payment date.
Payment Date	•
in relation to each Class A bond and each Class B bond, the [10]th day or, if the [10]th day is not a business day, then the next business day of each January, April, July and October in each year, the first such date being January [10], 2004.
	•	in relation to each fast prepayment bond:
• during the fast prepayment period, each date agreed between the trust manager, the issuer trustee and the initial subscribers for those bonds; and
• after the fast prepayment period, each payment date for the Class A bonds; and
	•	in relation to a calculation period, the next such date to occur after the end of that calculation period.

Example Calendar

        The following example calendar assumes that all relevant days are business days and that there are no leap years.

Calculation Period	October 1, 2005 - December 31, 2005
Determination Date	January 8, 2006
Interest Period	October 10, 2005 - January 9, 2006
Payment Date	January 10, 2006
Calculation Period	January 1, 2006 - March 31, 2006
Determination Date	April 8, 2006
Interest Period	January 10, 2006 - April 9, 2006
Payment Date	April 10, 2006
Calculation Period	April 1, 2006 - June 30, 2006
Determination Date	July 8, 2006
Interest Period	April 10, 2006 - July 9, 2006
Payment Date	July 10, 2006

Interest Collections

        Interest Collections for a calculation period are all moneys received by the issuer trustee during that calculation period:

  •
  under, in respect of, or which relate to, each mortgage comprised in the assets of the fund which are determined by the trust manager to be in respect of interest, fees or other amounts of an income nature, including any such amounts received from the trust manager in respect of damages or compensation for any breach by the trust manager of any of its obligations, or of any representation or warranty given or made by it in respect of the fund or any assets of the fund, under or in connection with any transaction document;

  •
  amounts received under the fixed-floating rate swaps;

  •
  income derived from authorized investments standing to the credit of the collection account; and

  •
  indemnity payments from the trust manager in respect of the expenses of the fund.

Distribution of Interest Collections

        On each payment date prior to the enforcement of the charge in the security trust deed, the trust manager must direct the issuer trustee to, and the issuer trustee must, apply the Interest Collections for the relevant calculation period in payment of the following amounts:

  •
  first, in or towards payment or reimbursement of all taxes in respect of the fund payable or paid during that calculation period or which the issuer trustee on the advice of the trust manager considers it necessary, on or before the date which is three business days before the payment date relating to that calculation period, to make provision for;

  •
  second, in or towards payment or reimbursement of all Expenses of the fund—except for the manager's fee—payable or paid during that calculation period or which the issuer trustee on the advice of the trust manager considers it necessary, on or before the date which is three business days before the payment date relating to that calculation period, to make provision for;

  •
  third, in or towards payment or reimbursement of the aggregate fixed-floating rate swap payments for that calculation period other than any break costs payable to the fixed-floating rate swap provider;

  •
  fourth, in or towards payment of the manager's fee, including any manager's fee remaining unpaid from previous payment dates;

  •
  fifth, in or towards payment or satisfaction, pari passu and rateably:

  •
  to the currency swap provider of the Class A Currency Swap Payment Amount for that payment date; and

  •
  to the bondholders of fast prepayment bonds (if any) of the interest due and payable on those bonds in respect of the interest period ending on that payment date, pari passu and rateably;

  •
  sixth, in or towards payment or satisfaction, pari passu and rateably, to the currency swap provider of the Class B Currency Swap Payment Amount for that payment date;

  •
  seventh, in crediting to the cash reserve an amount equal to the aggregate of all amounts previously applied from the cash reserve under "—Use of Cash Reserve and Advances Reserve", to the extent not previously credited under this bullet point;

  •
  eighth, in crediting to the advances reserve an amount equal to the aggregate of all amounts previously applied from the advances reserve under "—Use of Cash Reserve and Advances Reserve", to the extent not previously credited under this bullet point;

  •
  ninth, in reducing, pari passu and rateably, any Charge-offs that would otherwise occur on that date in relation to the fast prepayment bonds and the Class A bonds;

  •
  tenth, in reinstating, pari passu and rateably, the stated amount of the fast prepayment bonds and the Class A bonds to the extent of the Unreimbursed Charge-offs in relation to the fast prepayment bonds and the Class A bonds;

  •
  eleventh, in reducing, pari passu and rateably, any Charge-offs that would otherwise occur on that date in relation to the Class B bonds;

  •
  twelfth, in reinstating, pari passu and rateably, the stated amount of the Class B bonds to the extent of the Unreimbursed Charge-offs in relation to the Class B bonds;

  •
  thirteenth, in or towards payment to the fixed-floating rate swap provider of all break costs paid or payable during that calculation period in respect of the termination of a fixed-floating rate swap; and

  •
  fourteenth, in payment of the balance (if any) to the residual income beneficiary by way of a distribution of the income of the fund.

        The issuer trustee shall only make a payment described in any of the preceding bullet points in this section to the extent that any Interest Collections remain from which to make the payment after amounts with priority to that payment have been fully paid.

Use of Cash Reserve and Advances Reserve

        If, on any payment date, the Interest Collections for the relevant calculation period are less than the aggregate of:

  •
  the Class A Currency Swap Payment Amount and the Class B Currency Swap Payment Amount; and

  •
  the interest due to be paid to bondholders of fast prepayment bonds (if any),

  on that payment date, the cash reserve must, to the extent of funds available, be applied, to the extent necessary, in or towards payment of that shortfall in the same order and manner as set out in the fifth and sixth bullet points under "—Distribution of Interest Collections" as if the cash reserve formed part of the Interest Collections available for application on that payment date. If, after the application of funds available from the cash reserve, there is still a shortfall, the advances reserve must, to the extent of funds available, be applied, to the extent necessary, in or towards payment of the shortfall in the same order and manner set out in the fifth and sixth bullet points under "—Distribution of Interest Collections", as if the advances reserve formed part of the Interest Collections available for application on that payment date.

Application of Currency Swap Receipts

        On each payment date, the trust manager must direct the issuer trustee to, and the issuer trustee must, apply or cause to be applied the:

  •
  Class A Currency Swap Receipts in or towards payment, pari passu and rateably, to the Class A bondholders of the interest due and payable on those bonds in respect of the interest period ending on that payment date; and

  •
  Class B Currency Swap Receipts in or towards payment, pari passu and rateably, to the Class B bondholders of the interest due and payable on those bonds in respect of the interest period ending on that payment date.

Interest on the Bonds

Calculation of Interest Payable on the Bonds

        Up to, but excluding, the Margin Step-Up Date, the interest rate for the Class A bonds for the related Interest Period will be equal to LIBOR on the related rate reset date plus a margin of [*]%. If the issuer trustee has not redeemed all of the Class A bonds by the Margin Step-Up Date then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR on the related rate reset date plus a margin of [*]%.

        Up to, but excluding, the Margin Step-Up Date, the interest rate for the Class B bonds for the related Interest Period will be equal to LIBOR on the related rate reset date plus a margin of [*]%. If the issuer trustee has not redeemed all of the Class B bonds by the Margin Step-Up Date then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR on the related rate reset date plus a margin of [*]%.

        The Margin Step-Up Date means the first date on which one of the following events occurs—each such event being an Issuer Call Option Event:

  •
  July [10], 2009;

  •
  the date on which the A$ Equivalent of the total principal amount of the bonds is equal to or less than 10% of the A$ Equivalent of the total principal amount of the bonds on the initial issue date;

  •
  the date on which the trust manager satisfies the bond trustee that either:

  •
  on the next payment date the issuer trustee will be required to deduct or withhold from any payment of principal or interest on the bonds any amount for or on account of any present or future tax of any Australian government body; or

  •
  the total amount payable in respect of interest on the housing loans ceases to be receivable by reason of any deduction or withholding for or on account of any present or future tax of any Australian government body; or

  •
  the date on which any currency swap is terminated and not replaced on terms such that the rating of any bond is downgraded, qualified or withdrawn.

        The interest rate for the fast prepayment bonds for the related interest period will be equal to BBSW on the first day of that interest period plus a margin agreed between the trust manager, the issuer trustee and the initial subscribers for those bonds. As to the circumstances in which fast prepayment bonds may be issued see "—Advances Reserve and Fast Prepayment Bonds".

        With respect to any payment date, interest on a class of bonds will be calculated as the product of:

  •
  the principal amount of such class as of the first day of the applicable interest period, after giving effect to any payments of principal made or to be made with respect to such class on such day; and

  •
  the interest rate for such class of bonds; and

  •
  a fraction, the numerator of which is the actual number of days in the applicable interest period and the denominator of which is 360 days for the US$ bonds, or 365 days for the fast prepayment bonds.

        A bond will bear interest until the date that bond is finally redeemed. See "—Final Redemption of Bonds".

Calculation of LIBOR

        On the second banking day in London and New York before the beginning of each Interest Period for the US$ bonds, the calculation agent will determine LIBOR for the next Interest Period for the US$ bonds provided that, for the purposes of calculating LIBOR in respect of the initial interest period only, the calculation agent will determine LIBOR on the second banking day in London before the initial issue date. This will be the rate reset date.

Publication of Interest Rate

        The calculation agent must publish the interest rate for each Interest Period and each US$ bond and the amount payable in respect of each US$ bond for such Interest Period in accordance with the notice provisions set forth under "—Notices".

Available Amortisation Amount

        The Available Amortisation Amount for a payment date is the amount equal to:

  •
  Principal Collections for the corresponding calculation period, being all moneys received by the issuer trustee during the corresponding calculation period under, in respect of, or which relate to the assets of the fund—including any amounts received from the trust manager in respect of damages or compensation for any breach by the trust manager of any of its obligations, or of any representation or warranty given or made by it in respect of the fund or any assets of the fund, under or in connection with any transaction document—and which are not Interest Collections;

  •
  minus the amounts, if any, deducted from the Available Amortisation Amount, plus the amounts, if any, added to the Available Amortisation Amount on that payment date from the cash reserve and the advance reserve. See "—Application of Cash Reserve and Advances Reserve as Available Amortisation Amount"; plus

  •
  the aggregate of all amounts applied on that payment date under the ninth, tenth, eleventh and twelfth bullet points under "—Distribution of Interest Collections".

Distribution of the Available Amortisation Amount

        On each payment date prior to the enforcement of the charge in the security trust deed, the trust manager must direct the issuer trustee to, and the issuer trustee must, apply the Available Amortisation Amount:

  •
  first, in or towards repayment, of the principal amount of all fast prepayment bonds, if any, in respect of which the fast prepayment period has not expired, pari passu and rateably among each tranche of those fast prepayment bonds in order of issue;

  •
  second, in or towards payment or repayment, pari passu and rateably:

  •
  to the currency swap provider of an amount equal to the A$ Equivalent of the aggregate principal amount of the Class A bonds on that payment date; and

  •
  of the principal amount of all fast prepayment bonds, if any, in respect of which the fast prepayment period has expired, pari passu and rateably; and

  •
  third, in or towards payment, pari passu and rateably, to the currency swap provider of an amount equal to the A$ Equivalent of the aggregate principal amount of the Class B bonds on that payment date.

        The issuer trustee shall only make a payment described in any of the preceding bullet points in this section to the extent that any Available Amortisation Amount remains from which to make the payment after amounts with priority to that payment have been fully paid.

Payments of Principal Amounts to US$ Bondholders

        On each payment date, the trust manager must direct the issuer trustee to, and the issuer trustee must, apply the US$ Equivalent of the amount paid to the currency swap provider on that payment date:

  •
  under the second bullet point under "—Distribution of the Available Amortisation Amount" in or towards repayment, pari passu and rateably of the principal amount of the Class A Bonds; and

  •
  under the third bullet point under "—Distribution of the Available Amortisation Amount" in or towards repayment, pari passu and rateably of the principal amount of the Class B Bonds.

Charge-offs

        If, on any payment date, the Aggregate Loss Amount for the corresponding calculation period exceeds the aggregate of the amounts allocated or available for allocation on that payment date under the ninth and eleventh bullet points under "—Distribution of Interest Collections", the trust manager must direct the issuer trustee to, and the issuer trustee must, on and with effect from that payment date:

  •
  reduce, pari passu and rateably, the stated amount of the Class B bonds by the amount of that excess until the stated amount of each Class B bond is reduced to zero; and

  •
  if the stated amount of all Class B bonds is zero and any amount of that excess has not been applied under the first bullet point in this section, reduce, pari passu and rateably, the stated amount of the fast prepayment bonds (if any) and the Class A bonds by the balance of that excess until the stated amount of each fast prepayment bond (if any) and each Class A bond is zero.

Application of the Cash Reserve and Advances Reserve as Available Amortisation Amount

Application of Cash Reserve

        If, on any payment date:

  •
  the cash reserve—after taking into account any payments to be made from the cash reserve under "—Use of the Cash Reserve and Advances Reserve" and to the cash reserve under "—Distribution of Income Collections"—exceeds the following amount, known as the Required Cash Reserve:

  •
  at all times while the A$ Equivalent of the outstanding principal amount of all US$ bonds is greater than or equal to 25% of the aggregate of the A$ Equivalent of the issue proceeds of the US$ bonds, 0.25% of the aggregate of the A$ Equivalent of the issue proceeds of the US$ bonds; and

  •
  at any time thereafter, 1% of the A$ Equivalent of the aggregate principal amount of all US$ bonds outstanding at that time,

  such excess being known as the Surplus Cash Reserve, and:

  •
  the Required Cash Reserve is less than the following amount:

  •
  the amount credited to the cash reserve on the initial issue date; minus

  •
  the aggregate of all amounts applied as part of the Available Amortisation Amount under this section prior to that date,

  the amount of the deficiency being known as the Core Surplus then,

on that payment date, the issuer trustee, at the direction of the trust manager, must apply the Surplus Cash Reserve as part of the Available Amortisation Amount under "—Distribution of the Available Amortisation Amount" up to an amount equal to the Core Surplus.

Application of Advances Reserve

        The trust manager may, if it considers it appropriate to do so on any payment date:

  •
  deduct from the Available Amortisation Amount and credit to the advances reserve such amount as the trust manager determines up to but not exceeding the amount by which the Maximum Advances Reserve—as defined under "—Advances Reserve and Fast Prepayment Bonds"—exceeds the balance of the advances reserve at that time; or

  •
  debit from the advances reserve and add to the Available Amortisation Amount such amount as the trust manager determines.

        The trust manager must exercise the discretion described above in good faith, having regard to the actual and anticipated volume of requests for redraws, further advances and line of credit advances, and the manner in which the trust manager proposes to direct the issuer trustee with respect to requests for redraws, further advances and line of credit advances. The issuer trustee is entitled to accept and rely conclusively on the exercise by the trust manager of its discretion as described above.

On the Final Payment Date

        On the final payment date, the trust manager must add the cash reserve and the advances reserve to the Available Amortisation Amount for application under "—Distribution of the Available Amortisation Amount".

Notices

        All notices to US$ bondholders including notices specifying a payment date, an interest rate, interest payable or a principal payment or the absence of a principal payment will be validly given if:

  •
  for so long as the US$ bonds are in global form, sent by prepaid mail to DTC; or

  •
  otherwise, sent by prepaid mail to the bond owners.

        Notice will be deemed to have been given on the date sent to DTC (or to the bond owners, in the case of definitive bonds).

The Fixed-Floating Rate Swaps

        The issuer trustee will enter into swaps governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations, with the fixed-floating rate swap provider, if any fixed-rate housing loans are added to the housing loan pool or if a borrower converts a floating rate loan to a fixed rate loan, to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the fund, including the interest due on the bonds. The fixed-floating rate swaps will cover the housing loans which bear a fixed rate of interest as of the initial issue date and those variable rate housing loans which at a later date convert to a fixed rate of interest.

        The issuer trustee will pay the fixed-floating rate swap provider on each payment date an amount calculated by reference to the applicable fixed rate on the housing loans which are subject to a fixed rate of interest.

        The issuer trustee will receive from the fixed-floating rate swap provider on each payment date an amount calculated by reference to BBSW.

        The terms of the fixed-floating rate swaps allow for netting of swap payments.

        The trust manager will exercise its rights and powers under the master trust deed and any fixed-floating rate swap in such a way as to ensure that:

  •
  the aggregate of the notional amounts and contract amounts of all fixed-floating rate swaps entered into by the issuer trustee and in force from time to time is not more than 20% of the aggregate principal amount of all housing loans comprised in the assets of the fund (or such other percentage as the rating agencies may from time to time agree with the trust manager and the issuer trustee);

  •
  the aggregate principal amount of all fixed rate housing loans having a fixed rate term of between 3.5 years and 5.5 years is not at any time more than 10% of the aggregate principal amount of all housing loans comprised in the assets of the fund (or such other term or percentage as the rating agencies may from time to time agree with the trust manager and notify to the issuer trustee); and

  •
  to the extent that the issuer trustee is entitled to do so under the terms of the relevant fixed rate housing loan, the rate of interest payable on or in respect of that housing loan is such that the average interest rates payable on or in respect of all fixed rate housing loans comprised in the assets of the fund at any time is not less than 1.20% higher than the average percentage rate per annum at which payments payable to the issuer trustee under all fixed-floating rate swaps relating to all such fixed rate housing loans are calculated, unless each of the rating agencies confirms in writing that any failure to exercise such rights and powers will not result in a downgrade, qualification or withdrawal of the ratings on the bonds.

Fixed-Floating Rate Swap Downgrade

        If the fixed-floating rate swap provider's rating falls below:

  •
  a short term credit rating of A-1 by S&P;

  •
  a short term credit rating of F1 by Fitch Ratings; or

  •
  a long term credit rating of A2 or a short term credit rating of P-1 by Moody's,

the fixed-floating rate swap provider must, at its cost:

  •
  where it has a short term credit rating of not less than F2 by Fitch Ratings and a long term credit rating of not less than A2 by Moody's, within 30 days of the downgrade, either:

  •
  novate its obligations to a replacement fixed-floating rate swap provider with a short term credit rating of at least A-1 by S&P, F1 by Fitch Ratings and P-1 by Moody's and a long term credit rating of at least A2 by Moody's; or

  •
  establish cash collateralization arrangements in support of its obligations under the fixed-floating rate swaps which each rating agency confirms will not result in a reduction, qualification or withdrawal of the rating of any bond; or

  •
  where it has a short term credit rating of less than F2 by Fitch Ratings or a long term credit rating of less than A2 by Moody's within 5 business days of the downgrade, either:

  •
  novate its obligations to a replacement fixed-floating rate swap provider with a short term credit rating of at least A-1 by S&P, F1 by Fitch Ratings and P-1 by Moody's and a long term credit rating of at least A2 by Moody's; or

  •
  enter into such other arrangements in respect of the fixed-floating rate swaps which each rating agency confirms will not result in a reduction, qualification or withdrawal of the rating of any bond.

Termination by the Fixed-Floating Rate Swap Provider

        The fixed-floating rate swap provider will have the right to terminate a fixed-floating rate swap in the following circumstances:

  •
  if the issuer trustee fails to make a payment under the relevant fixed-floating rate swap within 5 business days after notice of failure is given to the issuer trustee;

  •
  if, due to a change in law, it becomes illegal for either party to make or receive payments, perform its obligations or comply with any material provision of the relevant fixed-floating rate swap;

  •
  if an Insolvency Event with respect to the issuer trustee occurs and, within 5 business days (or such longer period agreed with the fixed-floating rate swap provider) after that event:

  •
  the issuer trustee has not been replaced as trustee of the fund in accordance with the master trust deed; and

  •
  the rights and obligations of the issuer trustee under the relevant fixed-floating rate swap have not been novated to the issuer trustee's replacement;

  •
  if the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the relevant fixed-floating rate swap; or

  •
  if the issuer trustee, in breach of the relevant fixed-floating rate swap, purports to assign, transfer, charge or create or allow to subsist a trust or other fiduciary obligation in respect of interests or obligations under that fixed-floating rate swap.

Termination by the Issuer Trustee

        The issuer trustee will have the right to terminate a fixed-floating rate swap in the following circumstances:

  •
  if the fixed-floating rate swap provider fails to make a payment under the relevant fixed-floating rate swap within 3 business days after notice of failure is given to the fixed-floating rate swap provider;

  •
  if an Insolvency Event has occurred with respect to the fixed-floating rate swap provider;

  •
  if the fixed-floating rate swap provider merges into another entity without that entity properly assuming responsibility for the obligations of that fixed-floating rate swap provider under the relevant fixed-floating rate swap;

  •
  if, due to a change in law, it becomes illegal for either party to make or receive payments or comply with any other material provision of the relevant fixed-floating rate swap. Each fixed-floating rate swap requires the fixed-floating rate swap provider to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of any bond. If those efforts are not successful, then the issuer trustee will have the right to terminate the relevant fixed-floating rate swap;

  •
  if the fixed-floating rate swap provider, in breach of the relevant fixed-floating rate swap, purports to assign, transfer, charge or create or allow to subsist a trust or other fiduciary obligation in respect of interests or obligations under the relevant fixed-floating rate swap; or

  •
  if the fixed-floating rate swap provider fails to comply with its obligations described under "—Fixed-Floating Rate Swap Downgrade".

Termination Payments—Fixed-Floating Rate Swaps

        On the date of termination of a fixed-floating rate swap, a termination payment will be due from the issuer trustee to the fixed-floating rate swap provider or from the fixed-floating rate swap provider to the issuer trustee. The termination of a fixed-floating rate swap where a replacement fixed-floating rate swap, on terms that will not lead to a reduction, qualification or withdrawal of the rating assigned by any rating agency to the bonds, is not put in place, is an event of default under the security trust deed.

        The termination payment in respect of a fixed-floating rate swap will be determined on the basis of quotations from three or more leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed-floating rate swap.

The Currency Swaps

        Collections on the housing loans and payments to the issuer trustee under the fixed-floating rate swaps will be denominated in Australian dollars. The payments to the issuer trustee under the fixed-floating rate swaps will be calculated by reference to BBSW. However, the payment obligations of the issuer trustee on the US$ bonds are denominated in U.S. dollars and the US$ bonds bear interest at rates calculated by reference to LIBOR. To hedge its interest rate and currency exposures, the issuer trustee will enter into swap agreements with the currency swap provider in relation to each of the Class A bonds and the Class B bonds. Each currency swap will be governed by the laws of England and Wales.

        Each currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.

        Under the currency swaps, the issuer trustee will pay to the currency swap provider on each payment date an amount in Australian dollars equal to

  •
  that part of the Available Amortisation Amount applied to the currency swap provider under the second bullet point under "—Distribution of the Available Amortisation Amount";

  •
  that part of the Available Amortisation Amount applied to the currency swap provider under the third bullet point under "—Distribution of the Available Amortisation Amount";

  •
  that part of the Interest Collections applied to the currency swap provider under the fifth bullet point under "—Distribution of Interest Collections"; and

  •
  that part of the Interest Collections applied to the currency swap provider under the sixth bullet point under "—Distribution of Interest Collections".

        The currency swap provider will make a reciprocal payment to the issuer trustee on that payment date of an amount denominated in United States dollars which is equivalent to each such Australian dollar payment. The equivalent United States dollar payment will be calculated using an exchange rate of US$[*]=A$1.00, which is fixed for the term of each currency swap. Payments by the currency swap provider to the issuer trustee in respect of amounts received by the currency swap provider under the second and third bullet points above will also be based on the number of days in the relevant interest period, the interest rate applicable to the US$ bonds and the aggregate principal amount of the US$ bonds on the first day of the relevant interest period.

        The currency swap provider will be required to gross-up payments to the issuer trustee in respect of any withholding taxes levied on payments by it under any currency swap. However, the issuer trustee will not be required to pay grossed-up amounts to the currency swap provider under the currency swaps.

        The purchase price for the US$ bonds will be paid by investors in U.S. dollars, but the consideration for the purchase by the issuer trustee of the housing loans will be in Australian dollars. On the initial issue date, the issuer trustee will pay in U.S. dollars to the currency swap provider, the proceeds of issue of the US$ bonds.

        In return the issuer trustee will be paid by the currency swap provider the A$ Equivalent of the U.S. dollar amount received by it.

Termination by the Currency Swap Provider

        The currency swap provider shall have the right to terminate a currency swap in the following circumstances:

  •
  if the issuer trustee fails to make a payment under the relevant currency swap within five business days after notice of such failure is given to the issuer trustee;

  •
  if an Insolvency Event with respect to the issuer trustee occurs and, within 30 days (or such longer period agreed with the currency swap provider) after that event:

  •
  the issuer trustee has not been replaced as trustee of the fund in accordance with the master trust deed; and

  •
  the rights and obligations of the issuer trustee under the relevant currency swap have not been novated to the issuer trustee's replacement;

  •
  if the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the relevant currency swap;

  •
  if, due to a change in law, it becomes illegal for either party to make or receive payments or comply with any other material provision of the relevant currency swap. Each currency swap requires the currency swap provider to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the bonds. If those efforts are not successful, then the currency swap provider will have the right to terminate the relevant currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

        The currency swap provider may terminate a currency swap only after consulting with the other parties as to the timing of the termination.

Termination by the Issuer Trustee

        There are a number of circumstances in which the issuer trustee has the right to terminate a currency swap. In each of these cases it is only permitted to exercise that right with the prior written consent of the bond trustee. These are as follows:

  •
  if the currency swap provider fails to make a payment under the relevant currency swap within five business days after notice of such failure is given to the currency swap provider;

  •
  if an Insolvency Event occurs with respect to the currency swap provider;

  •
  if the currency swap provider merges into another entity without that entity properly assuming responsibility for the obligations of the currency swap provider under the relevant currency swap;

  •
  if, due to a change in law, it becomes illegal for either party to make or receive payments or comply with any other material provision of the relevant currency swap. Each currency swap requires the currency swap provider to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the bonds. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

  •
  if the issuer trustee becomes obligated to make a withholding or deduction in respect of payments under the relevant currency swap; or

  •
  if the currency swap provider fails to comply with its obligations described under "—Currency Swap Downgrade".

Currency Swap Downgrade

        If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the currency swap provider does not have a credit rating of A-1+ (short term) from S&P, at least A2 (long term) and P-1 (short term) from Moody's and at least A (long term) or F1 (short term) from Fitch Ratings, the currency swap provider must within:

  •
  30 days of a downgrade of the currency swap provider's credit rating to not lower than A-1 (short term) by S&P, A3 (long term) by Moody's and F2 (short term) by Fitch Ratings or such greater period as is agreed to in writing by the relevant rating agency, at the currency swap provider's cost:

    •
    establish cash collateral arrangements in support of its obligations under the currency swaps and which each rating agency confirms will not result in a reduction, qualification or withdrawal of the rating of any bonds; or

    •
    procure the novation of the currency swaps to a replacement currency swap provider with a credit rating not less than A-1+ (short term) from S&P, A2 (long term) and P-1 (short term) from Moody's and A (long term) or F1 (short term) from Fitch Ratings; or

    •
    enter into such other arrangements which each rating agency has confirmed will result in there not being a reduction, qualification or withdrawal of the rating of any bond; or

  •
  5 business days of any other such withdrawal or such greater period as is agreed in writing by the relevant rating agency, at the currency swap provider's cost:

  •
  procure the novation of the currency swaps to a replacement currency swap provider with a credit rating not less than A-1+ (short term) from S&P, A2 (long term) and P-1 (short term) from Moody's and A (long term) or F1 (short term) from Fitch Ratings; or

  •
  enter into such other arrangements which each rating agency has confirmed will result in there not being a reduction, qualification or withdrawal of the rating of any bond.

Termination Payments—Currency Swaps

        On the date of termination of any currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap where a replacement currency swap, on terms that will not lead to a reduction, qualification or withdrawal of the rating assigned by any rating agency to the bonds, is not put in place, is an event of default under the security trust deed.

        The termination payment in respect of a currency swap will be determined on the basis of quotations from three or more leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the relevant currency swap. If at least three quotations cannot be obtained, the termination payment will be determined by the non-defaulting party in good faith.

Fixed-Floating Rate Swap Provider and Currency Swap Provider

        The fixed-floating rate swap provider and the currency swap provider will initially be ABN AMRO Bank N.V., London Branch (ABN AMRO). From time to time, other swap providers may be appointed provided that any such appointment will not result in a downgrade, qualification or withdrawal of the rating of any bond.

        ABN AMRO is a banking company with limited liability incorporated under the laws of Holland and has long term senior unsecured debt ratings of AA- from S&P, AA- from Fitch Ratings and Aa3 from Moody's and short term unsecured debt ratings of A-1+ from S&P, P1 from Moody's and F1+ from Fitch Ratings. ABN AMRO is the successor to Algemene Bank Nederland NV, which changed its name to ABN AMRO Bank N.V. on September 21, 1991 after acquiring all the assets and assuming all the liabilities of Amsterdam-Rotterdam Bank N.V.

Withholding or Tax Deductions

        All payments in respect of the bonds will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee is required by applicable law to make any such withholding or deduction. In the event that the issuer trustee or the principal paying agent is legally obliged to make such withholding or deduction, it shall account to the relevant authorities for the amount so required to be withheld or deducted and, within 30 days after a request from a bondholder, provide to that bondholder evidence satisfactory to it of that payment having been made. Neither the issuer trustee nor the bond trustee nor the principal paying agent is obliged to make any additional payments to bondholders with respect to any such withholding or deduction.

Redemption of the Bonds Upon an Event of Default

        Any proceeds from the enforcement of the charge in the security trust deed, after the occurrence of an event of default, will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents—The Security Trust Deed".

Redemption of the Bonds Upon Issuer Call Option Event

        At any time on or after the occurrence of an Issuer Call Option Event, the issuer trustee must, subject to the paragraph below, if directed to do so by the trust manager, redeem all, but not some only, of the bonds in full on the payment date specified in the direction. See "Interest on the Bonds—Calculation of Interest Payable on the Bonds".

        The trust manager may only give a direction under the paragraph above if:

  •
  it does so not less than 15 business days nor more than 30 business days before the proposed redemption date;

  •
  it takes such action as may be required to ensure that the issuer trustee has available to it on the proposed redemption date sufficient funds to enable it to redeem the principal amount of all bonds and pay all accrued interest and other amounts payable in respect of the bonds in full;

  •
  it is satisfied that having regard to the terms upon which any such funds are made available to the issuer trustee and all other relevant matters, the issuer trustee will be able to meet its obligations to all of its creditors in full; and

  •
  it gives or procures the giving of notice to bondholders of the redemption not less than 15 business days nor more than 30 business days before the proposed redemption date.

Maturity Date

        The issuer trustee must pay the principal amount in relation to each bond on or by the maturity date relating to that bond. The failure of the issuer trustee to pay the principal amount within five business days of the maturity date, or within any other applicable grace period agreed upon with the Mortgagees, will be an event of default under the security trust deed. The maturity date for the bonds is the payment date falling in October 2034.

Final Redemption of the Bonds

        Each bond will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the principal amount of that bond will be finally discharged, upon the first to occur of:

  •
  the date on which the principal amount of the bond is reduced to zero;

  •
  the date upon which the relevant bondholder renounces in writing all of its rights to any amounts payable under or in respect of that bond;

  •
  the date on which all amounts received by the security trustee with respect to the enforcement of the security trust deed are paid to the bondholder;

  •
  the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the fund in accordance with the master trust deed.

Termination of the Fund

Termination Events

        The fund shall continue until, and shall terminate on, the Termination Date.

Realization of Trust Assets

        As soon as practicable following the Termination Date, the issuer trustee must:

  •
  sell and convert into cash the assets of the fund;

  •
  apply the proceeds of sale or conversion in accordance with the cashflow methodology set out in "—Distribution of Interest Collections" and "—Distribution of Available Amortisation Amount"; and

  •
  transfer the balance of the fund to the beneficiaries of that fund according to their respective entitlements.

Prescription

        Claims against the issuer trustee for payment under the bonds are void unless made within 10 years, in the case of principal, or 5 years, in the case of interest and other amounts, of the due date for payment.

Reports to Bondholders

        On each payment date, the trust manager will, in respect of the calculation period ending immediately before that payment date, deliver to the bond trustee a bondholders' report containing the following information:

  •
  the aggregate principal amount and the aggregate stated amount of each class of bonds on the first day after the payment date in relation to that calculation period;

  •
  the aggregate of the interest entitlements for each class of bonds on the payment date in relation to that calculation period;

  •
  the aggregate of all principal repayments (if any) to be made in respect of each class of bonds on the payment date in relation to that calculation period;

  •
  the Income Collections for that calculation period;

  •
  the Principal Collections for that calculation period;

  •
  the Available Amortisation Amount on the payment date in relation to that calculation period;

  •
  the aggregate of all redraw advances, line of credit advances and permitted further advances made during the calculation period in relation to the housing loans of the fund;

  •
  the interest rate for the Class A bonds and the Class B bonds for the interest period ending on (but excluding) the payment date in relation to that calculation period, as calculated by the calculation agent;

  •
  the scheduled and unscheduled payments of principal on the housing loans of the fund during the calculation period;

  •
  the aggregate principal amount of the housing loans of the fund as of the last day of the calculation period;

  •
  the Aggregate Loss Amount (if any) for the calculation period;

  •
  the Charge-offs and Unreimbursed Charge-offs (if any) in relation to each Class A bond and each Class B bond on the payment date in relation to that calculation period; and

  •
  delinquency and loss statistics with respect to the housing loans of the fund during the calculation period.

        Unless and until definitive bonds are issued, beneficial owners will receive bondholders' reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

        Unless and until definitive bonds are issued, quarterly and annual unaudited reports containing information concerning the fund and the US$ bonds will be prepared by the trust manager and sent to DTC. DTC and its participants will make such reports available to beneficial owners of the US$ bonds in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the US$ bonds are in book-entry form. Upon the issuance of fully registered, certificated bonds, such reports will be sent directly to each beneficial owner. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The trust manager will file with the SEC such reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the trust manager expects that the obligation to file such reports will be terminated following the end of June 2004.

Action of Bond Trustee

        The bond trustee is not bound to exercise any power or obligation under or in connection with the security trust deed, the bond trust deed or the US$ bonds, unless the bond trustee:

  •
  is satisfied that the assets of the bond trust will be sufficient to fully reimburse, exonerate or indemnify it in respect of all costs, disbursements, expenses, liabilities, taxes and losses incurred by it in the exercise of such power or obligation; or

  •
  has received an indemnity in respect of such costs, disbursements, expenses, liabilities, taxes and losses in form and substance and from a party reasonably satisfactory to it.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

        The following summary, together with the information above under "Description of the US$ Bonds", describes the material terms of the master trust deed, the supplementary bond terms, the bond trust deed, the security trust deed, the agency agreement and the master origination and servicing agreement (together with each fixed-floating rate swap and each currency swap being the transaction documents). The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the fixed-floating rate swaps and the currency swaps, are governed by the laws of the State of New South Wales, Australia. The fixed-floating rate swaps and the currency swaps are governed by the laws of England and Wales. As stated above, the bond trust deed is governed by the laws of the State of New South Wales, Australia; however, the administration of the fund, as set forth in the bond trust deed, is governed by New York law. A copy of the master trust deed and the master origination and servicing agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

Trust Accounts

        The issuer trustee will establish and maintain the collection account with an Approved Bank. The collection account will initially be established with Westpac Banking Corporation, which has a short term rating of P-1 from Moody's, A-1+ from S&P and F1+ from Fitch Ratings. The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the fund. This collection account will not be used for any purpose other than for the fund.

        The trust manager shall have the duty from time to time to recommend to the issuer trustee, in writing, and the issuer trustee shall, subject to the satisfaction of certain conditions specified in the master trust deed, have the obligation to comply with recommendations by the trust manager, with respect to the manner in which any moneys forming part of the fund shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the fund shall be effected and when and how the same should be effected.

Modifications

Master Trust Deed

        Subject to the paragraph below, the issuer trustee and the trust manager may by way of supplemental deed vary or amend the master trust deed so long as such variation or amendment is:

  •
  to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

  •
  in the opinion of the issuer trustee necessary to comply with the provisions of any statute or regulation or with the requirements of any government body;

  •
  in the opinion of the issuer trustee, is:

  •
  required by; or

  •
  a consequence of; or

  •
  consistent with; or

  •
  appropriate, expedient or desirable for any reason as a consequence of,

    the introduction or imposition of, or any amendment or alteration to, any statute, regulation or requirement of any governmental body or any decision by any court;

  •
  to apply only in respect of a fund not yet constituted;

  •
  necessary to ensure that the master trust deed is not required to be registered with or approved by any government body in Australia;

  •
  in the reasonable opinion of the issuer trustee not prejudicial to the interests of the bondholders or beneficiaries in respect of any fund previously constituted, in the case of a variation or amendment affecting that fund; or

  •
  approved by an Extraordinary Resolution and by the beneficiaries of any fund to which the alteration, addition or modification applies.

        The issuer trustee may not vary or amend the powers of amendment set out in the above paragraph in so far as they relate to funds previously constituted, except pursuant to the first, second or third bullet points of the above paragraph, without the unanimous consent of all bondholders and all beneficiaries of that fund.

Security Trust Deed, Bond Trust Deed and Supplementary Bond Terms

        Subject to the following paragraphs in this section, the security trustee may by way of supplemental deed made with the issuer trustee, the trust manager and the bond trustee vary or amend the security trust deed, the bond trust deed or the supplementary bond terms so long as such variation or amendment is:

  •
  to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

  •
  in the opinion of the security trustee necessary to comply with the provisions of any existing or proposed statute or regulation or with the requirements of any government body;

  •
  in the opinion of the security trustee appropriate or expedient as a consequence of an amendment or proposed amendment to any statute or regulation or altered requirements of any government body and is not prejudicial to the interests of any Mortgagee;

  •
  in the reasonable opinion of the security trustee not prejudicial to the interests of any Mortgagee; or

  •
  approved by an Extraordinary Resolution.

        The Security Trustee may not vary or amend certain provisions of the documents, including the events of default and pre and post-enforcement cashflow waterfalls, without the prior approval of an Extraordinary Resolution and the consent of the currency swap provider and each fixed-floating rate swap provider.

        In addition, no amendment to the bond trust deed will be effective unless:

  •
  such amendment conforms to the United States Trust Indenture Act of 1939; and

  •
  after such amendment, the bond trust deed, as amended, is qualified under the United States Trust Indenture Act of 1939.

The Issuer Trustee

        The issuer trustee is appointed as trustee of the fund on the terms set out in the master trust deed. The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the fund in accordance with the transaction documents.

        The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, act at all times in the best interests of the beneficiaries and the bondholders of each fund and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

Delegation

        In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, unless otherwise prohibited by the master trust deed, delegate any or all of the powers, authorities and discretions conferred on it by the master trust deed to any of its officers and employees.

Trust Indenture Act of 1939

        Under the bond trust deed, the issuer trustee, or the trust manager on its behalf, must deliver to the bond trustee, within 120 days after the end of each fiscal year of the fund, commencing on October 29, 2004, and otherwise in compliance with the requirements of section 314(a)(4) of the United States Trust Indenture Act of 1939, a certificate stating that:

  •
  a review of the activities of the issuer trustee in respect of the fund during such year and of its performance under the transaction documents has been made under supervision of the person signing the certificate; and

  •
  to the best of the knowledge of the person signing the certificate, based on the review referred to in the above bullet point, the issuer trustee has complied with all conditions and covenants under the transaction documents throughout the relevant year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to that person of the nature and status of the default.

        The trust manager, on behalf of the issuer trustee, must deliver to the bond trustee on the initial issue date, an opinion stating that the security trust deed and any other requisite documents have been properly recorded and filed. Within 120 days after the end of each fiscal year commencing on October 29, 2004, the trust manager, on behalf of the issuer trustee, must deliver an opinion stating that action has been taken with respect to the recording and filing of the security trust deed and any other requisite document or that no action is required to maintain the security interest created by the security trust deed.

Issuer Trustee Fees and Expenses

        The issuer trustee is entitled to a fee for each calculation period equal to a margin per annum to be agreed from time to time between the issuer trustee and the trust manager of the principal amount of the housing loans on the first day of each calculation period payable in arrears on the next payment date.

        The issuer trustee will be indemnified out of the assets of the fund for any liability, cost or expense incurred by it in its capacity as issuer trustee, except to the extent that such liability, cost or expense is caused by a failure by the issuer trustee to exercise in relation to the fund the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the issuer trustee having regard to the powers and duties conferred on the issuer trustee by the master trust deed.

Removal of the Issuer Trustee

        The issuer trustee is required to retire as trustee after a direction from the trust manager in writing following an Issuer Trustee's Default.

        If the issuer trustee does not retire within the period directed by the trust manager, the trust manager shall have the right by deed poll to remove the issuer trustee from office as trustee of the fund.

        On the retirement or removal of the issuer trustee, the trust manager must as soon as reasonably practicable appoint in writing some other statutory trustee to be the issuer trustee. Until the appointment is completed the trust manager shall act as issuer trustee.

Voluntary Retirement of the Issuer Trustee

        The issuer trustee may resign on giving to the trust manager not less than three months', or such other period as the trust manager and the issuer trustee may agree, notice in writing of its intention to do so.

        Before retirement, the issuer trustee must appoint a successor trustee who is acceptable to the trust manager.

Limitation of the Issuer Trustee's Liability

        The issuer trustee has no personal liability in relation to any of its obligations under or arising out of any of the transaction documents entered into in its capacity as trustee of the fund.

        In relation to each such obligation, the liability of the issuer trustee is limited to and does not extend beyond the assets of the fund as they stand at the time at which the obligation is met or satisfied.

        The issuer trustee is not liable to meet or satisfy any such obligation from its own assets, except its right of indemnity from the assets of the fund, and each such obligation must be met or satisfied from the fund or that right of indemnity.

        The preceding paragraphs apply notwithstanding the fact that the liabilities of the issuer trustee in its capacity as the trustee of the fund may from time to time and at any time almost equal, equal or exceed the value of the assets of the fund at the relevant time.

        The preceding paragraphs do not apply to the liability of the issuer trustee in relation to any obligation which in any transaction document the issuer trustee expressly assumes in its personal capacity.

        It is acknowledged by the issuer trustee in the transaction documents that the assets of the fund at any time will include the amount of any compensation found by a Final Judgment, or admitted by the issuer trustee to be payable by the issuer trustee to restore the fund because of a failure by the issuer trustee to exercise in relation to the fund the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the issuer trustee having regard to the powers and duties conferred on the issuer trustee by the master trust deed, in either case occurring before the time in question and causing loss to the fund quantified before the time in question.

        For the purposes of this section, Final Judgment means a judgment of a court of law in Australia against which there can be no appeal or in relation to which the time to appeal has expired.

The Trust Manager

Powers

        The trust manager will have full and complete powers of management of the fund, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the fund and the conduct of the day to day operation of the fund.

        The trust manager has the duty from time to time to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

Delegation

        The trust manager may, in performing its obligations under the master trust deed:

  •
  delegate to any of its officers and employees all or any of the powers, authorities and discretions conferred on it by the master trust deed;

  •
  by power of attorney:

  •
  appoint any person to be its attorney or agent for such purpose and with such powers, authorities and discretions as the trust manager thinks fit with or without power to sub-delegate, and also to authorize the issue in the name of the trust manager of documents bearing facsimile signatures of the trust manager or of the attorney or agent either with or without proper manuscript signatures of their officers thereon; and

  •
  insert such provisions for the protection and convenience of those dealing with any such attorney or agent as the trust manager may think fit;

  •
  appoint by writing or otherwise any person to be agent or sub-agent of the trust manager as the trust manager may think necessary or proper for such purposes and with such powers, authorities and discretions as the trust manager thinks fit and to supersede or suspend any such agent or sub-agent for such cause or reason as the trust manager may in its sole discretion think sufficient with or without assigning any cause or reason and either absolutely or for such time as it may think proper; and

  •
  delegate to another person approved by the issuer trustee, on terms approved by the issuer trustee, its obligations under the master trust deed with respect to the origination, management and servicing of the housing loans. The issuer trustee must not unreasonably withhold or delay its approval in either case.

        The trust manager is liable for:

  •
  the acts and omissions of any officer, employee, attorney, agent, sub-delegate or sub-agent to whom any delegation is made as contemplated in the above paragraph; and

  •
  the fees and expenses of any such person.

        Notwithstanding the foregoing, the trust manager is not liable for the performance by the servicer of its obligations under the master origination and servicing agreement.

Trust Manager's Fees, Expenses and Indemnification

        The trust manager is entitled to a fee for each interest period for the US$ bonds equal to 0.20% per annum of the principal amount of the housing loans on the first day of each such interest period payable in arrears on the next payment date.

        The trust manager will be indemnified out of the assets of the fund for any liability, cost or expense properly incurred by it in its capacity as trust manager of the fund.

Removal or Retirement of the Trust Manager

        The trust manager is required to retire as trust manager if the issuer trustee so directs in writing following a Trust Manager's Default.

        The trust manager may resign on giving to the issuer trustee not less than three months', or such other period as the trust manager and the issuer trustee may agree, notice in writing of its intention to do so. The trust manager may not resign unless:

  •
  successor trust manager is appointed on or prior to its resignation taking effect; and

  •
  the appointment of the successor trust manager is approved by the issuer trustee and will not result in the reduction, qualification or withdrawal of the rating of any bond.

Limitation of Trust Manager's Liability

        The principal limitations on the trust manager's liability are set out in full in the master trust deed. These include the following limitations:

  •
  the trust manager will be indemnified out of the fund in respect of any liability, cost or expense properly incurred by it in its capacity as trust manager of the fund; and

  •
  subject to the master trust deed, the trust manager is not liable in respect of any action taken or thing suffered by it in reliance upon any document given to or served on it for the purposes of or pursuant to the master trust deed which it reasonably believes to be genuine, and to be signed by persons authorized to do so and having power to bind the person on whose behalf the document is or purports to be given.

The Bond Trustee

        The Bank of New York will serve as the bond trustee and will be responsible for the administration of the bond trust. The corporate trust office of the bond trustee is located at 101 Barclay Street, 21W, New York, New York 10286. The bond trustee will be entitled to indemnification from the assets of the fund against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the bond trustee in connection with its execution of the trusts under the bond trust deed, provided that the indemnification will not extend to any loss, liability, expense, costs, damages, actions, proceedings, claims or demands arising from any fraud, negligence or wilful default by the bond trustee.

        The bond trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal, state or District of Columbia authority. The bond trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

        The bond trustee may resign after giving not less than two months' written notice to the issuer trustee, the trust manager and each US$ bondholder. The trust manager may also remove the bond trustee in the following circumstances:

  •
  if the bond trustee becomes insolvent;

  •
  if the bond trustee ceases its business;

  •
  if the bond trustee fails to comply with any of its obligations under any transaction document and such failure has had or, if continued will have, a Material Adverse Effect—determined by the trust manager—and, if capable of remedy, the bond trustee does not remedy that failure within 10 business days after the earlier of:

  •
  the bond trustee becoming aware of such failure; and

  •
  receipt by the bond trustee of a written notice with respect to such failure from the trust manager or the issuer trustee;

  •
  if the bond trustee fails to satisfy any obligation imposed on it under the United States Trust Indenture Act of 1939 with respect to the fund or the bond trust deed;

  •
  if an Extraordinary Resolution of US$ bondholders is passed that the bond trustee be removed from office.

        Any resignation or removal of the bond trustee will not become effective until:

  •
  acceptance of the appointment by a successor bond trustee; and

  •
  satisfaction of the criteria specified in the bond trust deed.

Bond Trustee's Annual Report

        To the extent required by the United States Trust Indenture Act of 1939, as amended, the bond trustee will mail each year to all US$ bondholders of record a report concerning:

  •
  its eligibility and qualifications to continue as trustee under the bond trust deed;

  •
  any amounts advanced by it, if any, under the bond trust deed;

  •
  changes in the amount, interest rate and maturity date of indebtedness owing by the issuer trustee to it in the bond trustee's individual capacity;

  •
  changes in the property and funds physically held by it as bond trustee;

  •
  any release or release and substitution of collateral subject to the lien of the security trust deed that has not previously been reported; and

  •
  any action taken by it that materially affects the US$ bonds and that has not previously been reported.

List of Bondholders

        Three or more holders of US$ bonds, each of whom has owned a US$ bond for at least six months, may, upon written request to the bond trustee, obtain access to the current list of US$ bondholders of the issuer trustee for purposes of communicating with other US$ bondholders concerning their rights under the bond trust deed or the US$ bonds. The bond trustee may elect not to give the requesting bondholders access to the list if it agrees to mail the desired communication or proxy to all applicable bondholders.

Reports

        On or before January 31 of each calendar year, the bond trustee will furnish to each person who at any time during the prior calendar year was a US$ bondholder, a statement containing the information required to be provided by an issuer of indebtedness under the United States Internal Revenue Code of 1986, as amended (the Code).

Limitation of Liability

        Notwithstanding any other provision of the bond trust deed, the bond trustee will have no liability under or in connection with the bond trust deed or any other transaction document (whether to US$ bondholders, the issuer trustee, the trust manager or any other person) other than to the extent to which the liability is able to be satisfied out of the assets of the bond trust from which the bond trustee is actually indemnified for the liability. This limitation will not apply to a liability of the bond trustee to the extent that it is not satisfied because, under the bond trust deed or operation by law, there is a reduction in the extent of the bond trustee's indemnification as a result of the bond trustee's fraud, negligence or wilful default.

The Security Trust Deed

General

        Permanent Registry Limited of 35 Clarence Street, Sydney, New South Wales, Australia will be the security trustee. Permanent Registry Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the fund assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the bondholders, the security trustee, the bond trustee, the fixed-floating rate swap provider, the currency swap provider, each paying agent, the calculation agent and the registrar. These secured parties are collectively known as the Mortgagees.

Nature of the Charge

        A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

        A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the fund subject to the floating charge except as contemplated by or permitted under the transaction documents and in the ordinary exercise of its rights and the performance of its obligations under the transaction documents. If the issuer trustee disposes of any of the fund assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the fund assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including the occurrence of an event of default under the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the fund without the consent of the security trustee.

The Security Trustee

        The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the fund assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the Mortgagees according to the order in which moneys are to be applied under "—Priorities Under the Security Trust Deed".

Duties and Liabilities of the Security Trustee

        The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

  •
  except as required by the security trust deed, the security trustee is not required to monitor compliance by the issuer trustee with the transaction documents.

  •
  the security trustee has no duties or responsibilities except those expressly set out in the security trust deed or the bond trust deed.

  •
  any action taken by the security trustee under the security trust deed binds all the Mortgagees.

  The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the trust manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.

Events of Default

        Each of the following is an event of default under the security trust deed:

  •
  the issuer trustee fails to pay all or any part of the Secured Moneys—other than Secured Moneys owing in respect of interest rate swap break costs, to the currency swap provider and, for so long as any Secured Moneys are owing to the Class A bondholders, any Secured Moneys owing to the Class B bondholders—within 5 business days from the date such Secured Moneys fall due for payment;

  •
  the issuer trustee fails to comply with any of its obligations, other than an obligation referred to in the above bullet point, under the bond trust deed or the security trust deed where such failure will have a material adverse effect and such default, if capable of remedy, is not remedied within 15 business days after written notice—or such longer period as may be specified in the notice—from the security trustee requiring the same to be remedied;

  •
  any representation or warranty made by the issuer trustee in the bond trust deed or the security trust deed is untrue or incorrect in any material respect when made or deemed to be repeated;

  •
  an event of insolvency:

  •
  occurs in relation to PCL (in its personal capacity) and a new issuer trustee is not appointed in accordance with the master trust deed within 30 days of the occurrence of that event; or

  •
  occurs in relation to the fund;

  •
  any of the secured documents (other than a mortgage or an ancillary document):

  •
  is or becomes illegal, invalid or unenforceable in whole or in any material respect which would have a material adverse effect;

  •
  is terminated, and in the case of the master origination and servicing agreement, an interest rate swap or a currency swap is not replaced immediately—or within such other period as the trust manager and the security trustee may approve, such approval only to be given if each rating agency has confirmed that the giving of such approval will not result in the rating assigned to the bonds being downgraded below the designated rating, qualified or withdrawn—by an agreement or arrangement on terms and with a party such that each rating agency confirms that such replacement agreement or arrangement will not result in the rating assigned to the bonds being downgraded, qualified or withdrawn;

  •
  the charge in the security trust deed is not or ceases to be a first ranking charge, ranking over the charged property to the extent of the Secured Moneys, in priority to all other claims against the issuer trustee or the charged property;

  •
  the issuer trustee becomes entitled to terminate the appointment of the trust manager under the master trust deed and does not do so within 20 business days of becoming so entitled or such other period specified in a written notice from the security trustee requiring the issuer trustee to terminate such appointment; and

  •
  the trust manager resigns or is removed from office and another person is not appointed in accordance with the master trust deed immediately, in the case of a resignation, or within 3 months, in the case of a removal from office, as a successor trust manager:

  •
  who is approved by the security trustee, such approval not to be unreasonably withheld or delayed; and

  •
  whose appointment will not cause the rating of any bond to be downgraded, qualified or withdrawn.

        Promptly upon receiving actual notice of the occurrence of an event of default:

  •
  the bond trustee must send written notice to the US$ bondholders and request directions from the US$ bondholders as to what action the US$ bondholders require the bond trustee to require the security trustee to take; and

  •
  the security trustee must convene a meeting of bondholders of fast prepayment bonds and request directions from those bondholders as to what action those bondholders require the security trustee to take.

Meetings of Bondholders

        The bond trust deed contains provisions for convening meetings of the bondholders to enable the bondholders to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the bond trustee to direct the security trustee to enforce the security trust deed.

Voting Procedures

        Every question submitted to a meeting of bondholders shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as a bondholder or as a representative. A representative is, in the case of any bondholder, a person or body corporate appointed as a proxy for that bondholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, a bond shall have one vote except that the bond trustee shall represent each US$ bondholder who has directed the bond trustee to vote on its behalf under the bond trust deed. On a poll, every person who is present shall have one vote for every US$1 or its equivalent, but not part thereof, of the Secured Moneys owing under or in respect of the bonds that he holds or in respect of which he is a representative.

        A resolution of all the bondholders, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument in writing which has been signed by all of the bondholders.

Enforcement of the Charge

        At any time after the occurrence of an event of default the security trustee may, and must:

  •
  if an Extraordinary Resolution is passed to that effect; or

  •
  if it is required to do so in writing by:

  •
  if any Class A bonds or fast prepayment bonds remain outstanding, the bondholders of not less than 51% of the aggregate principal amount of all outstanding Class A bonds and fast prepayment bonds; or

    •
    if all Class A bonds and fast prepayment bonds have been redeemed in full, the bondholders of not less than 51% of the aggregate principal amount of all outstanding Class B bonds; or

    •
    if all Class A bonds, Class B bonds and fast prepayment bonds have been redeemed in full, by the Mortgagee ranking the highest in priority for payment under the post-enforcement cashflow methodology, by notice in writing to the issuer trustee, do any one or more of the following:

  •
  declare the charge to be enforceable;

  •
  exercise all or any of its powers which arise or which are expressed to arise upon the occurrence of an event of default or upon the charge becoming enforceable; and

  •
  declare the Secured Moneys immediately due and payable, whereupon the same will become so due and payable.

The Bond Trustee as Mortgagee

        If an event of default under the security trust deed occurs and is continuing, the issuer trustee will promptly notify the bond trustee of such an occurrence and the bond trustee shall deliver to each US$ bondholder notice of such event of default and request directions from the US$ bondholders as to what action the US$ bondholders require the security trustee to take.

        The rights, remedies and discretion of the US$ bondholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the bond trustee on behalf of the US$ bondholders, and the security trustee may rely on any instructions or directions given to it by the bond trustee as being given on behalf of the US$ bondholders without inquiry about compliance with the bond trust deed.

        The bond trustee is not bound to exercise any power or obligation under or in connection with the security trust deed, the bond trust deed or the US$ bonds, unless the bond trustee:

  •
  is satisfied that the assets of the bond trust will be sufficient to fully reimburse, exonerate or indemnify it in respect of all costs, disbursements, expenses, liabilities, taxes and losses incurred by it in the exercise of such power or obligation; or

  •
  has received an indemnity in respect of such costs, disbursements, expenses, liabilities, taxes and losses in form and substance and from a party reasonably satisfactory to it.

Limitations of Actions by the Security Trustee

        It is not incumbent on the security trustee to:

  •
  give any notice of the charge to any person;

  •
  enforce payment of any moneys payable to the issuer trustee;

  •
  realise any of the charged property; or

  •
  take any steps or proceedings for that purpose,

  unless, in any such case, the security trustee thinks fit to do so or is expressly required to do so by an Extraordinary Resolution.

        The security trustee is not, by reason of it entering into possession of the charged property, liable to account as mortgagee or chargee in possession or for anything except actual receipts or be liable for any loss upon realisation or for any default, omission, delay or mistake for which a mortgagee or chargee in possession might be liable, except where that loss results from, or that default, omission, delay or mistake constitutes, fraud, negligence or wilful default on the part of the security trustee.

        The security trustee is, except where caused by fraud, negligence or wilful default, entitled to be indemnified out of the charged property in respect of all costs, expenses, liabilities, taxes and losses incurred by it in the exercise of any power or obligation under the security trust deed, and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted relating to the charged property, even if caused by a mistake, oversight, error of judgment or want of prudence by the security trustee.

        If the security trustee considers that the charged property will be insufficient to fully reimburse, exonerate or indemnify it in respect of any such costs, expenses, liabilities, taxes or losses, the security trustee shall not be obliged to exercise any power or comply with any obligation under the security trust deed unless and until it has received an indemnity in respect of such amounts in form and substance and from a party reasonably satisfactory to it.

Priorities Under the Security Trust Deed

        The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the charge over the fund assets will be distributed as follows:

  •
  first, in payment on a full indemnity basis of all costs, charges, expenses and disbursements incurred in the exercise or performance or attempted exercise or performance of any powers of the bond trustee, the security trustee or a receiver;

  •
  second, in payment of or towards satisfaction, pari passu and rateably, of fees and other expenses payable to the security trustee, the bond trustee, any paying agent, the registrar, the calculation agent, the issuer trustee and the receiver's remuneration;

  •
  third, in or towards satisfaction, pari passu and rateably, of:

  •
  the Secured Moneys owing to the bondholders of Class A bonds and fast prepayment bonds, pari passu and rateably;

  •
  the Secured Moneys owing to the currency swap provider under each currency swap; and

  •
  the Secured Moneys owing to the fixed-floating rate swap provider;

  •
  fourth, in or towards satisfaction of the Secured Moneys owing to the bondholders of Class B bonds, pari passu and rateably; and

  •
  fifth, in payment to the persons entitled thereto.

        Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the bondholders. Any claims of the bondholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

Security Trustee's Fees and Expenses

        The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee.

        The security trustee is entitled to receive a fee to be agreed from time to time between the security trustee and the trust manager in respect of the performance of its rights and obligations under the transaction documents.

Retirement and Removal of the Security Trustee

        The security trustee may retire on not less than four months' notice in writing to the issuer trustee and each Mortgagee if a successor security trustee is appointed.

        Subject to the appointment of a successor security trustee, the trust manager may, and must, if so directed by an Extraordinary Resolution, remove the security trustee if:

  •
  an Insolvency Event occurs in relation to the security trustee;

  •
  the security trustee defaults in payment of any moneys required to be paid by it;

  •
  the security trustee defaults in the observance or performance of any of its obligations under the security trust deed and, if that default is capable of rectification, it is not rectified with 5 business days of its occurrence; or

  •
  an Extraordinary Resolution resolves that the security trustee be removed from office.

        Upon notice of resignation or removal of the security trustee, the trust manager has, subject to any contrary directions from an Extraordinary Resolution, the right to appoint a successor security trustee. The trust manager must appoint a successor security trustee whose appointment will not result in a reduction, withdrawal or qualification of the rating of any bond.

Limitation of Security Trustee's Liability

        Notwithstanding any provision of any transaction document, the security trustee will have no liability under or in connection with any transaction document (whether to the Mortgagees, the issuer trustee, the trust manager or any other person) other than to the extent to which the liability is able to be satisfied out of the property of the security trust fund from which the security trustee is actually indemnified for the liability. This limitation will not apply to a liability of the security trustee to the extent that it is not satisfied because, under a transaction document or by operation by law, there is a reduction in the extent of the security trustee's indemnification as a result of the security trustee's fraud, negligence or wilful default. Nothing in this section or any similar provision in any transaction document limits or adversely affects the rights or powers of the security trustee, any receiver or attorney.

The Master Origination and Servicing Agreement

Servicing of Housing Loans

        The servicer is required to administer the housing loans in the following manner:

  •
  in accordance with the master origination and servicing agreement;

  •
  using the same degree of skill and care as would be used by a responsible and prudent mortgagee; and

  •
  in compliance with the agreed procedures and all relevant legislation.

        The servicer is entitled to delegate its duties under the master origination and servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate other than an approved solicitor, approved valuer or other professional appointed in accordance with the agreed procedures who is directly liable to the servicer for its acts or omissions.

Powers

        The servicer has the express power to, subject to the transaction documents, exercise any right, power or discretion conferred on the issuer trustee or the trust manager by any housing loan document or by any law.

Undertakings by the Servicer

        The servicer has undertaken, among other things, the following:

  •
  to collect all moneys due under the housing loans and related mortgages and pay them into the collection account;

  •
  if a default occurs in respect of a housing loan, to take such action as it considers necessary to:

  •
  remedy the default;

  •
  recover the money owing under the housing loan; and

  •
  protect and preserve the rights of the issuer trustee as mortgagee and the interests of bondholders;

  •
  to take all action available to it to claim any amount payable under any mortgage insurance policy promptly upon the issuer trustee becoming entitled to make such a claim;

  •
  to ensure that the authorized investments held by the issuer trustee yield an amount which is not less than 0.25% higher than the minimum rate required to ensure that the issuer trustee has sufficient cash at all times to enable the issuer trustee to pay all payments of interest in respect of the bonds and otherwise to comply with all of the issuer trustee's duties and obligations under the transaction documents;

  •
  to comply with all applicable laws in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the master origination and servicing agreement; and

  •
  to provide information reasonably requested by the issuer trustee from time to time, including information relating to:

  •
  the performance by the servicer of its obligations under the master origination and servicing agreement;

  •
  the housing loans and any documents relating to the housing loans; and

  •
  the exercise by the servicer of its rights under the master origination and servicing agreement.

Servicing Compensation and Expenses

        The servicer will not receive a fee from the issuer trustee for servicing the housing loans.

        The servicer must bear all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like.

Liability of the Servicer

        The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the master origination and servicing agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event.

Termination of the Servicer

        The issuer trustee may terminate the servicer's appointment immediately, by notice in writing to the servicer, if any of the following Servicer Transfer Events occur:

  •
  an Insolvency Event occurs with respect to the servicer;

  •
  the servicer fails to comply with any of its obligations under the master origination and servicing agreement and that failure is not remedied within 10 business days of a notice from the issuer trustee requiring the same to be remedied; or

  •
  any representation or warranty made by the servicer in the master origination and servicing agreement is or proves to be untrue in any material respect and the servicer does not indemnify the issuer trustee for all damages, losses, claims, costs and expenses which the issuer trustee suffers or incurs as a result of that breach.

        The servicer will indemnify the issuer trustee against all losses, costs and expenses incurred as a result of a Servicer Transfer Event other than with respect to the occurrence of an Insolvency Event.

Resignation

        The servicer may voluntarily resign after giving not less than three months' notice in writing to the issuer trustee. Any such resignation will be of no effect unless and until:

  •
  a successor servicer has been appointed; and

  •
  the appointment of the successor servicer has been approved by the issuer trustee and will not result in a reduction, withdrawal or qualification of the rating of any bond in any fund.

THE SERVICER

The Servicer

        The servicer is Australian Mortgage Securities Ltd (AMS).

        AMS was established in 1986 as the first specialized residential mortgage funding conduit in Australia.

        Since then, it has been a leading non-bank funder of residential mortgages in Australia. It currently manages approximately A$[12]billion of mortgages, approximately A$[11] billion of which are in the ARMS II securitisation program.

        In addition to providing residential mortgage financing, AMS manages and services the mortgages using its own proprietary systems. This includes product design, legal documentation, managing relationships with correspondents and brokers, settlements, transactional processing and reporting to correspondents and investors.

        Distribution and client relationship functions are outsourced by AMS to select mortgage originator managers.

        AMS has a "Strong" residential loan Master Servicer rating from S&P, the highest rating available.

Servicing of Loans

        The servicer and correspondents perform the ongoing servicing of the housing loan pool pursuant to the master origination and servicing agreement and the agreed procedures. Servicing responsibilities include responding to customer enquiries, managing and servicing the features and facilities available under the housing loans, the collection of repayments and the enforcement of delinquent housing loans. See "Description of the Transaction Documents—The Master Origination and Servicing Agreement".

Collection and Enforcement Procedures

        As a precondition to being granted a housing loan, each borrower must execute a direct debit mandate. Payments are collected via a direct debit mechanism or through direct electronic credit and are deposited into the relevant trust account.

        If a borrower does not meet a scheduled repayment, a mortgage management system (a specialist computer software programme for the management of mortgage portfolios) identifies the housing loan to which the default relates so that the servicer can take further action in relation to that housing loan. A documented process is followed for all enforcement action. The agreed procedures contain the actions which the servicer is required to take if a borrower is in default under a housing loan.

        In summary, the steps for enforcement as at the date of this prospectus are:

  •
  Arrears up to 30 days

  Upon receipt of the direct debit dishonour by the relevant financial institution or the absence of a scheduled direct electronic credit, the servicer notifies the relevant correspondent of the housing loan which is then overdue. Borrowers are contacted by the relevant correspondent within 24 hours of such notification. The relevant correspondent is required to take steps to arrange with the relevant borrower to clear the arrears by a one off payment by direct debit or electronic credit.

  •
  Arrears between 30 and 90 days

  Correspondents are authorized to arrange for the borrower to enter into an appropriate arrangement to repay the arrears over an agreed period of time (usually three months). Such an agreement is entered into only where:

    •
    the consent of both the servicer and the relevant insurer under the relevant mortgage insurance policy is obtained; and

    •
    the borrower is able to demonstrate his or her capacity to maintain the arrangement.

Legal action commences if the arrangements are not complied with. Solicitors approved by the servicer are instructed by correspondents to take action to recover the arrears.

If a suitable arrangement cannot be entered into, solicitors approved by the servicer are instructed by the correspondent to take action to recover the arrears once two monthly payments have been missed. Legal action continues until all arrears, including costs, have been paid in full.

  •
  Arrears over 90 days

  Legal action is instituted to take possession of the security property. Again, legal action continues until all arrears, including costs, have been paid in full.

Servicer Delinquency Experience

        The tables below summarize the delinquency and mortgage insurance claims experience of housing loans serviced by Australian Mortgage Securities Ltd.

AMS RESIDENTIAL MORTGAGE LOAN PORTFOLIO*

	March 31, 1998	March 31, 1999	March 31, 2000	March 31, 2001	March 31, 2002	March 31, 2003
Outstanding Balance (A$m)	1,191	1,831	3,646	5,022	7,637	10,728
Number of Loans	8,238	11,838	21,744	29,640	42,528	55,023
% Delinquent by Number
30 to 59 days	0.49%	0.55%	0.51%	0.66%	0.56%	0.63%
60 to 89 days	0.30%	0.14%	0.17%	0.30%	0.19%	0.28%
90 days or more	0.78%	0.31%	0.23%	0.40%	0.47%	0.41%

Total	1.57%	1.01%	0.91%	1.36%	1.22%	1.32%

% Delinquent by Balances
30 to 59 days	0.52%	0.49%	0.60%	0.81%	0.68%	0.73%
60 to 89 days	0.27%	0.12%	0.18%	0.33%	0.21%	0.35%
90 days or more	0.82%	0.34%	0.21%	0.44%	0.50%	0.44%

Total	1.62%	0.94%	0.99%	1.58%	1.39%	1.53%

Total mortgage insurance claims during the period (A$m)	1.58	1.48	0.58	0.70	0.97	0.48
Total mortgage insurance claims during the period as % of Total Outstanding Balance	0.132%	0.081%	0.016%	0.014%	0.013%	0.004%

*
Totals may not sum exactly due to rounding.

        There can be no assurance that the delinquency and mortgage insurance claims experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and mortgage insurance claims experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceding table represent the delinquency and mortgage insurance claims experience for the total residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and mortgage insurance claims experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans in the pool. Moreover, if the real estate market should experience an overall decline in property values such that the principal amounts of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquency and mortgage insurance claims could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool.

PREPAYMENT AND YIELD CONSIDERATIONS

        The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the US$ bonds under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

General

        The rate of principal payments and aggregate amount of distributions on the bonds and the yield to maturity of the bonds will relate to the rate and timing of payments of principal and the amount and timing of redraw advances, further advances and line of credit advances on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties and condemnations. Subject to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

Prepayments

        Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the fund, will result in early distributions of principal amounts on the bonds. Prepayments of principal may occur in the following situations:

  •
  refinancing by borrowers with other financiers;

  •
  borrowers making extra payments voluntarily;

  •
  sale of the underlying mortgaged property;

  •
  receipt by the issuer trustee of enforcement proceeds due to a borrower having defaulted on its housing loan;

  •
  receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

  •
  transfer of all or any of the housing loans to another fund;

  •
  repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

  •
  receipt of proceeds of enforcement of the security trust deed prior to the maturity date of the bonds; or

  •
  receipt of proceeds of the sale of housing loans if the fund is terminated while bonds are outstanding, for example, if required by law, and the housing loans are then either:

  •
  transferred to another fund; or

  •
  sold to a third party.

        Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any bond may vary from the anticipated yield will depend upon the following factors:

  •
  the degree to which a bond is purchased at a discount or premium; and

  •
  the degree to which the timing of payments on the bond is sensitive to prepayments, liquidations and purchases of the housing loans.

        A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the fund's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Weighted Average Lives

        The weighted average life of a bond refers to the average amount of time that will elapse from the date of issuance of the bond to the date each U.S. dollar in respect of principal repayable under the bond is reduced to zero. Prepayments of principal of the housing loans will tend to shorten the weighted average life of the US$ bonds, while redraws, further advances and line of credit advances will tend to extend the weighted average life of the US$ bonds.

        Usually, greater than anticipated principal prepayments and lower than anticipated redraws, further advances or line of credit advances will increase the yield on bonds purchased at a discount and will decrease the yield on bonds purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal prepayments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the bonds.

        The model used in this prospectus is the prepayment assumption (the Prepayment Assumption) which represents an assumed rate of prepayment each month relative to the then outstanding principal amount of a pool of housing loans in the first month of the life of such housing loans. A 100% Prepayment Assumption assumes constant prepayment rates (CPR) of 6.5% per annum of the then outstanding principal amount of the housing loans in the first month of the life of such housing loans and an additional approximate 0.672% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and each month thereafter during the life of such mortgage loans, 100% Prepayment Assumption assumes a constant prepayment rate of 26% per annum each month.

        As used in the following tables, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the related Prepayment Assumption i.e., no prepayments; correspondingly, 125% Prepayment Assumption assumes prepayment rates equal to 125% of the 100% Prepayment Assumption (i.e., a CPR of 8.1% in the first month, increasing by approximately 0.841% until the thirtieth month and a CPR of 32.5% beginning in month thirty and each month thereafter), and so forth.

        The trust manager does not believe that any existing statistics of which it is aware provide a reliable basis for bondholders to predict the amount or timing of receipt of housing loan prepayments.

        The following table is based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal amounts outstanding and weighted average lives of the bonds set forth in the table. Furthermore, since these discrepancies exist, principal payments on the bonds may be made earlier or later than the table indicates.

        The following table was prepared based on the characteristics of the housing loan pool—as described in "—Description of the Assets of the Fund"—expected to be acquired by the issuer trustee and the following additional assumptions:

Pool Number	Initial Principal Amount (A$)	Weighted Average Interest Rate %	Weighted Average Original Term to Maturity in Months	Weighted Average Remaining Term to Maturity in Months
1
2
3
4
5

Total

  •
  the initial cut-off is the close of business on [*], 2003;

  •
  initial issue date for the bonds is [*], 2003;

  •
  on the initial issue date the issuer trustee will purchase housing loans with an aggregate principal amount of A$[*];

  •
  payments on the US$ bonds are made on each payment date, regardless of the day on which payment actually occurs, commencing on January [10], 2004, and are made in accordance with the priorities described in this prospectus;

  •
  the housing loans' prepayment rates are equal to the respective percentages of the prepayment model indicated in the table;

  •
  the scheduled payments of principal and interest on the housing loans will be paid monthly and will be delivered on a timely basis on the last day of each month, with no defaults or arrears;

  •
  housing loans bearing a variable rate of interest maintain the rate set as at [*], 2003;

  •
  housing loans bearing a fixed rate of interest will continue to bear the rate set at [*], 2003, even at the expiration of their fixed rate periods;

  •
  all prepayments are received on the last day of each month and include the full month's interest on the prepayment;

  •
  principal collections are distributed according to the rules of distribution set forth in this prospectus;

  •
  all payments under the swaps are made as scheduled;

  •
  the trust manager does not direct the issuer trustee to exercise its right of optional redemption of the bonds on July [10], 2009 except with respect to the line titled "Weighted Average Life—To Call (Years)"; and

  •
  the exchange rate is US$[*]=A$1.00.

        It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

        In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of bonds is determined by the following three step process:

  •
  multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

  •
  summing the results, and

  •
  dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

USE OF PROCEEDS

        The proceeds from the sale of the US$ bonds, after being exchanged pursuant to the currency swaps will amount to A$[*]and will be used by the issuer trustee:

  •
  to acquire the housing loans, for an amount equal to the principal amount of those housing loans as at the initial issue date;

  •
  to acquire Authorized Investments to make up the cash reserve, for an amount equal to at least 0.25% of A$[*]; and

  •
  to make up the advances reserve, in respect of the balance.

LEGAL ASPECTS OF THE HOUSING LOANS

        The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between such States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

General

        There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority.

Nature of Housing Loans as Security

        There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title". Most of the housing loans in the proposed housing loan pool are secured by Torrens title land. However, some of the housing loans are secured by Old System land. See "ARMS II Residential Loan Program—Types of Security".

        "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory of Australia. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

        Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

        Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold".

Strata Title

        "Strata title" is an extension of the Torrens system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings, commonly referred to as apartment units or strata lots, which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block.

        Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

Urban Leasehold

        All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

  •
  cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

  •
  where it involves residential property, is subject to a nominal rent of A$0.05 per annum on demand.

        As with Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government.

        In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

        Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

Taking Security Over Land

        The law relating to the granting of securities over real property is made complex by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

        Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

        In most States and Territories of Australia, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

        In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

        Once the mortgagor has repaid the loan, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

Enforcement of Registered Mortgages

        Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

  •
  The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

  •
  The mortgagee may, in limited circumstances, lease the property to third parties.

  •
  The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can only look to the value of the property for satisfaction of the debt.

  •
  The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

  •
  The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

        A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

Penalties and Prohibited Fees

        Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 of Australia, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

        The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable, otherwise they may be reduced or set aside.

Bankruptcy

        The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

  •
  the disposition was made to defraud creditors; or

  •
  the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

        The insolvency of a company is governed by the Corporations Act 2001 of Australia. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

  •
  when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

  •
  within a prescribed period prior to the commencement of the winding up of the company.

Environmental

        Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

        Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

        Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the fund.

Insolvency Considerations

        The current transaction is designed to mitigate insolvency risk. The assets in the fund should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

        If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of the fund, the security trust deed may be enforced by the security trustee at the direction of the Bondholders. See "Description of the Transaction Documents—The Security Trust Deed—Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents—The Security Trust Deed—Priorities Under the Security Trust Deed". If the proceeds from enforcement of the security trust deed are not sufficient to redeem the US$ bonds in full, some or all of the US$ bondholders will incur a loss.

Tax Treatment of Interest on Australian Housing Loans

        Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

Consumer Credit Legislation

        The majority of the housing loans are regulated by the Consumer Credit Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

  •
  vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

  •
  reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

  •
  have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

  •
  obtain an order for a civil penalty; or

  •
  obtain additional restitution or compensation in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

        Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the bonds.

UNITED STATES FEDERAL INCOME TAX MATTERS

[Overview

        The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the US$ bonds by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Code, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special United States federal tax counsel for the trust manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the Internal Revenue Service about any of the United States federal income tax consequences we discuss, and we cannot assure you that the Internal Revenue Service will not take contrary positions.

        Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the US$ bonds. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the US$ bonds by investors that are given special treatment under the United States federal income tax laws, including:

  •
  banks and thrifts;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  dealers in securities;

  •
  investors that will hold the bonds as a position in a "straddle" for tax purposes or as a part of a "synthetic security", "conversion transaction" or other integrated investment comprised of the bonds and one or more other investments;

  •
  foreign investors, except as specifically set forth below;

  •
  trusts and estates; and

  •
  pass-through entities, the equity holders of which are any of the foregoing.

        Additionally, the discussion regarding the US$ bonds is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the US$ bonds as "capital assets" within the meaning of Section 1221 of the Code.

        It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the US$ bonds, including the advisability of making any election discussed under "—Market Discount".

        The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the trust manager that the trust does not and will not have an office in the United States, the trust does not and will not avail itself of the office of an agent in the United States, and the trust is not conducting, and will not conduct, either directly or through an agent, any activities in the United States, other than in connection with its issuance of the US$ bonds, in the opinion of Mayer, Brown, Rowe & Maw LLP, the issuer trustee and the trust will not be subject to United States federal income tax.

        In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the trust manager, the US$ bonds will be characterized as debt for United States federal income tax purposes. Each US$ bondholder, by acceptance of a US$ bond, agrees to treat the bonds as indebtedness.

        Under Treasury regulations, called the "OID Regulations," a US$ bond will be considered issued with original issue discount if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the US$ bonds is first sold (not including sales to the Underwriters)). In general, a US$ bond's "stated redemption price at maturity" is the sum of all payments to be made on the US$ bond other than payments of "qualified stated interest." Further, if the US$ bonds have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered bonds multiplied by the number of full years included in their term.

Interest Income on the US$ bonds

        Except as discussed below, Mayer, Brown, Rowe & Maw LLP is of the opinion that you will be required to report as ordinary interest income, the stated interest and original issue discount, if any, on the US$ bonds you hold in accordance with your method of tax accounting. Under the OID Regulations, if you hold a US$ bond issued with a de minimis amount of original issue discount, you must include this original issue discount in income, on a pro rata basis, as principal payments are made on the bond. If you purchase a US$ bond for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

Sale of Bonds

        Mayer, Brown, Rowe & Maw LLP is of the opinion that if you sell a US$ bond, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the US$ bond. Your adjusted tax basis in a bond will equal your cost for the US$ bond, decreased by any amortized premium and any payments other than interest made on the US$ bond and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the US$ bond was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus US$3,000 of other United States income.

Market Discount

        In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired a US$ bond at a "market discount" to the extent the remaining principal amount of the bond exceeds your tax basis in the bond, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the bond.

        In the case of a sale or other disposition of a US$ bond subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the bond was held by you, reduced by the amount of accrued market discount previously included in income.

        In the case of a partial principal payment of a US$ bond subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the bond was held by you, reduced by the amount of accrued market discount previously included in income.

        Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the US$ bonds, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory Conference Committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

  •
  for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

  •
  for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

        Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a US$ bond subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the bond, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

        Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

        Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

Premium

        In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired a US$ bond at a premium if your tax basis in the bond exceeds the remaining Principal Amount of the bond. In that event, if you hold a US$ bond as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the bond if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the US$ bonds, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

Backup Withholding

        Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding will be imposed on payments to you of interest paid, and original issue discount accrued, if any, on the US$ bonds if, upon issuance, you fail to supply the trust manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding rate is 28% for payments made during the year 2003 through 2010. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the Internal Revenue Service by the trust manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the US$ bonds. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

        A foreign investor generally will be exempt from backup withholding and information reporting requirements, assuming payments on the US$ bonds are otherwise exempt from United States federal income tax, provided that such foreign investor complies with certain certification and identification procedures in order to prove its exemption. In order for a foreign investor to prove its exemption, such foreign investor should submit the appropriate Internal Revenue Service Form W-8BEN, or other similar form attesting to such foreign investor's foreign status. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, such an exemption.]

AUSTRALIAN TAX MATTERS

        The following statements are the material tax consequences for holders who are not residents of Australia for tax purposes of purchasing, holding and disposing of the US$ bonds and are based on advice received by the trust manager on the basis of Australian law as in effect on the date of this prospectus which is subject to change possibly with retroactive effect. Purchasers of US$ bonds should consult their own tax advisers concerning the application of the Australian tax laws, and the laws of any other taxing jurisdiction, to their particular circumstances with respect to the purchase, ownership, disposal or dealing of or in the US$ bonds.

Payments of Principal, Premiums and Interest

        Under existing Australian tax law, non-resident holders of bonds or interests in any global bond, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the bonds. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.

        Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the Tax Act), an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

        These conditions are:

  •
  the issuer trustee is a company that is a resident of Australia or a non-resident carrying on business at or through a permanent establishment in Australia when it issues the bonds and when interest, as defined in section 128A (1AB) of the Tax Act, is paid; and

  •
  the bonds or a global bond or interests in such a bond or global bond, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Tax Act.

        The issuer trustee will seek to issue the bonds in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Tax Act.

        If the requirements for exemption under section 128F of the Tax Act are met with respect to the bonds, payments of principal and interest, and any premium upon redemption made to a non-resident bondholder, who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

        The public offer test will not be satisfied, if at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the bonds were being or would later be acquired directly or indirectly by an offshore associate of the issuer trustee other than in the capacity of a dealer, manager or underwriter in relation to the placement of a bond or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

        The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an offshore associate of the issuer trustee if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an offshore associate of the issuer trustee other than one receiving the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme. An "offshore associate of the issuer trustee" is an associate of the issuer trustee that is either a non-resident of Australia that does not acquire the bonds in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires the bonds in carrying on a business at or through a permanent establishment outside Australia. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, the beneficiaries of the trust. Thus the relevant associates of the issuer trustee in the present case will be the servicer as the residual income beneficiary of the fund and the associates of the servicer and the other beneficiaries of the fund, if any, from time to time.

Profit on Sale

        Under existing Australian law, non-resident holders of bonds will not be subject to Australian income tax on profits derived from the sale or disposal of the bonds provided that:

  •
  the bonds are not held as part of a business carried on, at or through a permanent establishment in Australia; and

  •
  the profits do not have an Australian source.

        The source of any profit on the disposal of bonds will depend on the factual circumstances of the actual disposal. Where the bonds are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

        There are, however, specific withholding tax rules that can apply to treat a portion of the sale price of bonds as interest for withholding tax purposes. These rules can apply when bonds are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the bonds in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the bonds in the course of carrying on a business in Australia at or through a permanent establishment in Australia. However, if the requirements of section 128F of the Tax Act are otherwise satisfied, the interest deemed to have been paid will be exempt from interest withholding tax.

Goods and Services Tax

        Australia has a goods and services tax under which an entity is required to pay goods and services tax on any taxable supplies it makes. The amount of goods and services tax payable will be equal to 1/11th of the total consideration received for the supply.

        In the case of supplies made by the issuer trustee:

  •
  if the supply is "GST free", the issuer trustee is not liable to pay goods and services tax on the supply and can obtain "input tax credits" for goods and services taxes paid on things acquired by it in order to make the supply; and

  •
  if the supply is "input taxed", which includes financial supplies, the issuer trustee is not liable to pay a goods and services tax on the supply, but is not entitled to "input tax credits" for goods and services tax paid on things acquired by it in order to make the supply. In some circumstances, a "reduced input tax credit" may be available.

        On the basis of the current goods and services tax legislation, the issue of the US$ bonds and the payment of interest or principal on the US$ bonds to you are unlikely to be taxable supplies.

        Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee.

        If other fees payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or otherwise may be increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may not be entitled to a full input tax credit for that increase and the expenses of the fund will increase, resulting in a decrease in the funds available to pay you.

        The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

  •
  the property is no longer being used as a residence; or

  •
  the property is used as commercial residential premises such as a hostel or boarding house; or

  •
  the borrower is the first vendor of the property, the borrower built the property; or

  •
  the mortgaged property has not been used predominantly as a residence.

        Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

        Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the fund to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

        Bondholders will not be required to pay goods and services tax on the receipt of interest on any bonds or the proceeds of disposal of any bonds.

Other Taxes

        Under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the US$ bonds. Furthermore, a transfer of, or agreement to transfer, bonds executed outside of Australia should not be subject to Australian stamp duty (except, under certain circumstances, nominal duty in the Northern Territory).

Consolidation

        The "head company" of a consolidatable tax group may elect for the group to consolidate under the new regime from July 1, 2002 and be taxed as a single entity so that transactions between members of the consolidated group are ignored for tax purposes. Making an election to consolidate is optional. However, it has been announced that the existing tax concessions for transactions between members of the same wholly owned group, including loss transfers and asset roll-overs, will be repealed from July 1, 2003 (or, for consolidated tax groups with a "head company" with a substituted accounting period, from the start of the company's tax year commencing after July 1, 2003 provided that the company elects to consolidate from the beginning of that tax year).

        A consolidatable tax group consists of a "head company" and all of its wholly owned subsidiaries including trusts (provided that all members are 100% wholly owned by the head company). A consequence of the "head company" making an election to consolidate is that all eligible members of a consolidatable tax group (including wholly owned trusts) will be included in the consolidated tax group.

That is, it is not possible to elect to leave certain wholly owned entities outside the consolidated tax group.

        The fund will not qualify as a wholly owned subsidiary of a head company as all of the units in the fund will not be owned, directly or indirectly, by a single holding company. Specifically, a single residual capital unit in the fund will be held by an entity which is not related to any consolidatable group of which the residual income beneficiary may be a member. Accordingly, the fund cannot be a member of a consolidatable group for the purposes of Australian tax laws.

Thin Capitalization

        On March 27, 2003 amending legislation was introduced into the Australian Federal Parliament which proposes to amend the thin capitalization rules to insert a complete exemption from the thin capitalization rules for any special purpose entity (including a trust) that meets all of the following conditions:

  •
  the entity is established for the purpose of managing some or all of the economic risk associated with assets, liabilities or investments (whether the entity assumes the risk from another entity or creates the risk itself).

  •
  at least 50% of the entity's assets are funded by debt.

  •
  the entity is an insolvency-remote, special purpose entity, according to the criteria of an internationally recognized rating agency that are applicable to the entity's circumstances.

        It is proposed that the exemption will be available with effect from July 1, 2001 (i.e. the commencement date of the current thin capitalization rules).

        If the amendments proposed by the Bill are enacted in their current form the fund should be exempt from the application of the thin capitalization rules by the proposed exemption discussed above.

        Even if the proposed amendments to the thin capitalization rules are not enacted, on the basis that the residual income beneficiary of the fund is presently entitled to the income of the fund, if the thin capitalization provisions did apply to deny any interest deductions to the fund, any resultant tax liability would be met by the residual income beneficiary and, therefore, should not adversely affect the ability of the issuer trustee to pay principal and interest on the bonds.

Debt/Equity Rules

        The Debt/Equity rules, applicable generally from July 1, 2001, under which debt can be recharacterized as equity for tax purposes should not affect the tax deductibility of interest on the bonds.

Tax Reform Proposals—Taxation of Trusts as Companies

        Under existing Australian law, any tax liability in respect of the income of the fund is borne directly by the beneficiary of the fund, not by the issuer trustee. Therefore, the cash available to the issuer trustee to service the bonds cannot be affected by the payment (or otherwise) of tax.

        On February 27, 2001, the Australian Federal Government withdrew draft legislation under which non-fixed trusts were proposed to be taxed as companies and announced it would begin a new round of consultations with interested parties in relation to this proposal. In November 2002, the Board of Taxation considering the reform of the Australian tax laws as they apply to non-fixed trusts issued a report recommending that the Government retain the current flow-through treatment of distributions of non-assessable amounts by non-fixed trusts rather than adopting a company-type taxation model, and recommended some incidental amendments to the tax law. On December 12, 2002 the Australian Federal Government announced its intention to amend the taxation laws in accordance with the recommendations of the Board of Taxation. Although the Australian Federal Government has not

expressly confirmed that it will not adopt a company-type taxation model for non-fixed trusts, such course is unlikely given the report of the Board of Taxation and the Government's response to that report.

        In general terms if the issuer trustee were to become taxable as a company, it is anticipated that the issuer trustee will calculate the net (taxable) income of the fund (as it does currently) claiming tax deductions for all interest and other expenses, and pay the tax liability (at the corporate tax rate, which is currently 30%) out of the trust fund. It will be a liability of the issuer trustee. There is no possibility of the bondholders being liable for the tax. The only potential impact on bondholders is where the issuer trustee, as a result of paying tax on the net income of the fund (and being indemnified out of the fund assets), has insufficient cash to service the bonds. As long as the tax, accounting and cash positions of the fund are aligned in each tax year, the issuer trustee will only be taxable on income which is surplus to the amounts needed to service the bonds. However, until any legislation concerning the taxation of trusts is enacted, it is not possible to be certain that there will be no adverse impact on bondholders.

ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

        Australian Securitisation Management Pty Limited is an Australian private company incorporated with limited liability under the Corporations Act 2001 of Australia. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Australian Securitisation Management Pty Limited in respect of a bond, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Australian Securitisation Management Pty Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

  •
  the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

  •
  the judgment is contrary to the public policy of the relevant Australian jurisdiction;

  •
  the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

  •
  the judgment is a penal or revenue judgment; or

  •
  there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

        A judgment by a court may be given in some cases only in Australian dollars. Australian Securitisation Management Pty Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Australian Securitisation Management Pty Limited has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

        All of the directors and executive officers of Australian Securitisation Management Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the bonds to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Australian Securitisation Management Pty Limited has been advised by its Australian counsel, Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

EXCHANGE CONTROLS AND LIMITATIONS

Anti-terrorism restrictions

        The written approval of the Australian Minister of Foreign Affairs is required for transactions involving the control or ownership of assets by persons or entities linked to terrorist activities and identified by the United Nations and the Commonwealth of Australia under the Charter of the United Nations (Anti-terrorism—Persons and Entities) List, as published from time to time in the Commonwealth Government Gazette. This includes individuals or entities linked with the Taliban, Osama bin Laden, Al Qa'ida, Jemaah Islamiyah and other terrorist organizations (which may be known by different names). Transactions involving persons published in the Commonwealth Government Gazette without the permission of the Australian Minister for Foreign Affairs are a criminal offence.

Prohibited transactions

        Transactions involving individuals associated with the regime of former President of Yugoslavia Slobodan Milosevic and certain ministers and senior officials of the Government of Zimbabwe are prohibited under the Banking (Foreign Exchange) Regulations 1959 (Cth). The Reserve Bank of Australia publishes changes to prohibited parties and variations in the restrictions on those parties from time to time in the Commonwealth Government Gazette.

Transactions which may be approved by the Reserve Bank of Australia

        Transactions over A$100,000 involving the Embassy of the Federal Republic of Yugoslavia, the Consulate-General of the Federal Republic of Yugoslavia and Narodna Banka Jugoslavije (including Banque Nationale de Yugoslavie) require prior approval from the Reserve Bank of Australia.

ERISA CONSIDERATIONS

        Subject to the considerations discussed in this section, the US$ bonds are eligible for purchase by employee benefit plans.

        Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans, from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

        Some transactions involving the purchase, holding or transfer of the US$ bonds might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code if assets of the fund were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the fund would be treated as plan assets of a Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquires an "equity interest" in the fund and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears at the time of their initial issuance that the bonds should be treated as debt without substantial equity features for purposes of the regulation and that the bonds do not constitute equity interests in the fund for purposes of the regulation. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described above would constitute a "substantial equity feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. The debt characterization of the bonds could change after their initial issuance if the fund incurs losses. The risk of recharacterization is greater for the Class B bonds because they are subordinated to the Class A bonds.

        However, without regard to whether the US$ bonds are treated as an equity interest for these purposes, the acquisition or holding of the bonds by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the fund, the issuer trustee, the servicer, the trust manager, the bond trustee, a swap provider, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a bond. Included among these exemptions are:

  •
  Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

  •
  Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

  •
  Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

  •
  Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

  •
  Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers".

        A trustee, the trust manager, the servicer, a swap provider or an underwriter may be the sponsor or the investment advisor with respect to one or more benefit plans. Because they may receive certain benefits in connection with the sale of the US$ bonds, the purchase of US$ bonds using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, any benefit plan for which a trustee, the trust manager, the servicer, a swap provider or an underwriter or any of their respective affiliates

  •
  Has investment or administrative discretion with respect to plan assets;

  •
  Has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to plan assets, and will be based on the particular investment needs for the plan; or

  •
  Is an employer maintaining or contributing to the plan

should consult with its counsel about potential prohibited transactions under ERISA and section 4975 of the Code before investing in the US$ bonds.

        By your acquisition of a US$ bond, you shall be deemed to represent and warrant that your purchase and holding of the bond will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

        Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements; however, governmental plans may be subject to comparable federal, state or local law restrictions.

        If you are a plan fiduciary considering the purchase of any of the US$ bonds, you should consult your tax and legal advisors regarding whether the assets of the fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

LEGAL INVESTMENT CONSIDERATIONS

        The US$ bonds will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some United States institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the US$ bonds. No representation is made as to whether the bonds constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the US$ bonds as legal investments for you.

AVAILABLE INFORMATION

        Australian Securitisation Management Pty Limited, as trust manager, has filed with the SEC a registration statement under the United States Securities Act of 1933 (Securities Act) with respect to the US$ bonds offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov".

RATINGS OF THE BONDS

        The issuance of the Class A bonds will be conditioned on obtaining a rating of AAA by S&P and Aaa by Moody's. The issuance of the Class B bonds will be conditioned on obtaining a rating of AA- by S&P and Aa3 by Moody's. You should independently evaluate the security ratings of each class of bonds from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the bonds for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the maturity date of the bonds. The ratings of the US$ bonds will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B bonds with respect to the Class A bonds, the mortgage insurance policies, the creditworthiness of the swap providers and the mortgage insurers and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long term debt rating is AAA by S&P, AA+ by Fitch Ratings and Aaa by Moody's. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

PLAN OF DISTRIBUTION

Underwriting

        Under the terms and subject to the conditions contained in the underwriting agreement among the underwriters, the issuer trustee, the servicer and the trust manager, the issuer trustee has agreed to sell to the underwriters the entire principal amount of the US$ bonds:

Underwriters	Principal Amount Of US$ Bonds (US$)
ABN AMRO Incorporated	$	[*]
Deutsche Bank Securities Inc.	$	[*]
Total	$	[*]

        The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the US$ bonds if any are not purchased. In certain circumstances, the underwriting agreement may be terminated if there is a default by an underwriter.

        The underwriters propose to offer the US$ bonds initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the principal amount. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other brokers and dealers. After the initial public offering, the public offering price and concessions and discounts to brokers and dealers may be changed by the representative of the underwriters.

	Selling Concessions	Reallowance Discount
Class A bonds	[*]%	[*]%
Class B bonds	[*]%	[*]%

        The trust manager estimates that the out-of-pocket expenses for this offering will be approximately US$[*].

        The trust manager and Australian Mortgage Securities Ltd have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

        The underwriting discounts and commissions will be equal to US$[*]. The underwriting discounts and commissions will be paid separately by Australian Mortgage Securities Ltd and not from the proceeds of the issuance of the US$ bonds.

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

        Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

        Syndicate covering transactions involve purchases of the US$ bonds in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the US$ bonds originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

        Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the US$ bonds to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        In the ordinary course of their respective businesses, the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the trust manager and its affiliates.

Offering Restrictions

The United Kingdom

        Each underwriter has agreed that (a) it has not offered or sold and, prior to the expiry of a period of six months from the initial issue date, will not offer or sell any US$ bonds to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the FSMA)) received by it in connection with the issue or sale of any US$ bonds in circumstances in which Section 21(1) of the FSMA does not apply to the fund and (c) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such US$ bonds in, from or otherwise involving the United Kingdom.

Australia

        No offering circular, prospectus or other disclosure document in relation to any bonds has been lodged with the Australian Securities and Investments Commission. The US$ bonds may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has agreed that it:

  •
  has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold the US$ bonds;

  •
  will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the US$ bonds; and

  •
  has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

in Australia, its territories or possessions unless:

  •
  the amount payable for the US$ bonds on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000, or its equivalent in another currency—disregarding amounts, if any, lent by the issuer trustee or other person offering the bonds or any associate of them—or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 of Australia;

  •
  the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and

  •
  the US$ bonds will not be acquired by an offshore associate of the issuer trustee other than in the capacity of a dealer, manager or underwriter in relation to a placement of the US$ bonds or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

        In addition, each underwriter has agreed that, in connection with the primary distribution of the US$ bonds, it will not sell any US$ bonds to any person if, at the time of such sale, the underwriter knows, or has reasonable grounds to suspect that, as a result of such sale, such US$ bonds or any interest in such US$ bonds will be, or will later be acquired, directly or indirectly, by an offshore associate of the issuer trustee other than in the capacity of a dealer, manager or underwriter in relation to the placement of the US$ bonds or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

        An "offshore associate of the issuer trustee" is an associate—within the meaning of section 128F of the Tax Act—of the issuer trustee that is either a non-resident of Australia that does not acquire the bonds in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires the bonds in carrying on a business at or through a permanent establishment outside Australia.

        Each underwriter has agreed that it must offer the US$ bonds for which it subscribes for sale within 30 days of the issue of those US$ bonds. Such offer must only be by one of the following means, or a combination thereof:

  •
  as a result of negotiations being initiated by the underwriter publicly in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the issuer and the price at which the US$ bonds are offered for sale; or

  •
  by the underwriter offering those US$ bonds for sale:

  •
  to at least 10 persons, each of whom must be carrying on a business of providing finance or investing or dealing in securities in the course of operating in the financial markets and not known or suspected by the underwriter to be an associate of any of the others;

  •
  as a result of being accepted for listing on a stock exchange where the issuer trustee has previously entered into an agreement with the underwriter in relation to the placement of the US$ bonds requiring the issuer trustee to seek such listing; or

  •
  to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the US$ bonds in the past or as likely to be interested in acquiring US$ bonds.

GENERAL INFORMATION

Authorization

        The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the US$ bonds.

DTC, Euroclear and Clearstream, Luxembourg

        The US$ bonds have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg with the CUSIP number [*], Common Code number [*] and ISIN [*].

ANNOUNCEMENT

        By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

  •
  the US$ bonds will initially be issued in the form of registered, book-entry bonds and will be registered in the name of Cede & Co., as nominee of DTC;

  •
  in connection with the issue, DTC will confer rights in the US$ bonds to the bondholders and will record the existence of those rights; and

  •
  as a result of the issue of the US$ bonds in this manner, these rights will be created.

LEGAL MATTERS

        Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the US$ bonds, including the material U.S. federal income tax matters, for Australian Securitisation Management Pty Limited. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the US$ bonds for Australian Securitisation Management Pty Limited. Sidley, Austin, Brown & Wood LLP, New York, New York will act as United States legal counsel to the underwriters.

GLOSSARY

A$ Equivalent	means, in relation to an amount denominated in US$, the A$ equivalent of that amount calculated at the A$/US$ exchange rate specified as such in the relevant currency swap.
Aggregate Loss Amount	means, in relation to a Calculation Period, the amount equal to the aggregate of all Loss Amounts for that Calculation Period.
Approved Bank	means a bank which has a short term rating of A-1+ from S&P, P-1 from Moody's and F1+ from Fitch Ratings;
Authorized Investments	means any investments which at their date of acquisition are:
	•	housing loans secured by mortgages;
	•	cash;
	•	bonds, debentures, stock or treasury bills of the Commonwealth of Australia or the Government of any State or Territory of the Commonwealth of Australia;
•
debentures or stock of any public statutory body constituted under the law of the Commonwealth of Australia or of any State of the Commonwealth of Australia where the repayment of the principal secured and the interest payable thereon is guaranteed by the Commonwealth or the State;
	•	notes or other securities of the Commonwealth of Australia or the Government of any State or Territory of the Commonwealth of Australia;
	•	deposits with, or the acquisition of certificates of deposit (whether negotiable, convertible or otherwise), issued by, a bank;
	•	bills of exchange which at the time of acquisition have a remaining term to maturity of not more than 200 days, accepted or endorsed by a bank; and
	•	commercial paper.

In bullet points two to seven inclusive of this definition, expressions shall be construed and, if necessary read down, so that the bonds constitute "mortgage-backed securities" for the purposes of the Duties Act, 1997 of New South Wales, the Duties Act, 2000 of Victoria, the Duties Act, 2001 of Queensland and the Duties Act, 2001 of Tasmania.
Available Amortisation Amount	see page 62.

BBSW	means:
•
in relation to an Interest Period and a currency swap, the rate determined by the party to the relevant currency swap specified as the calculation agent for the purposes thereof in accordance with the definition "AUD—BBR—BBSW" contained in the ISDA Definitions, on the basis that the rate reset date is the first day of that Interest Period and the designated maturity is a period of the same length as that Interest Period; and
•
in relation to an Interest Period, other than the first Interest Period and a bond, the rate calculated by the trust manager taking the rates quoted on the Reuters Screen BBSW Page at approximately 10.00 am, Sydney time, on the first day of that Interest Period as being the mean buying and selling rate for a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page, having a tenor equal or approximately equal to that Interest Period, eliminating the highest and the lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure to four decimal places in accordance with market practice;
•
in relation to the first Interest Period and a bond, the rate determined by the trust manager to be an interpolation of two rates, namely the rate which would be applicable to the first Interest Period if it were to be a period of 3 months and the rate which would be applicable to it if it were to be a period of 4 months, in each case determined in accordance with the immediately preceding bullet point; and
•
if fewer than five banks have quoted rates on the Reuters Screen BBSW Page, the rate shall be calculated as above by taking the rates otherwise quoted by five banks or financial institutions authorised to quote on the Reuters Screen BBSW Page on application by the trust manager for such a bill of the same tenor. If the rate cannot be determined in accordance with the foregoing procedures then the rate shall mean such rate as is determined by the trust manager in good faith having regard to comparable indices then available.
Benefit Plan
means an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a plan described in section 4975(e)(1) of the Code or an entity deemed to hold plan assets of any of the foregoing by reason of an employee benefit plan's or plan's investment in the entity.
Calculation Period	see page 57.
Charge-off	means, in relation to a bond and a payment date, the amount of any reduction in the stated amount of that bond made under "—Charge-offs".

Class A Currency Swap Payment Amount	means, in relation to a payment date, the floating amount payable by the issuer trustee on that payment date under the Class A currency swap, being an amount, in A$, calculated as follows:
ACSA = AFVA × SR × n 365
where:
	ACSA	is the Class A Currency Swap Payment Amount
AFVA
is the A$ Equivalent of the aggregate principal amount of the Class A bonds on the immediately preceding payment date after taking account of any payments made in redemption of the principal amount of the Class A bonds on that date
	SR	is the swap rate for the Class A currency swap for the Interest Period ending on that payment date
	n	is the number of days in the Interest Period ending on that payment date.
Class A Currency Swap Receipts
means, in relation to a payment date, the floating amount payable on that payment date by the currency swap provider to the issuer trustee under the Class A currency swap, being an amount, in US$, equal to the lesser of:
• the amount calculated as follows:
ACSR = AFVA × IR × n 360
where:
	ACSR	is the Class A Currency Swap Receipts
AFVA
is the aggregate principal amount of the Class A bonds on the immediately preceding payment date, after taking account of any payment made in redemption of the principal amount of the Class A bonds on that date
	IR	is the interest rate applicable to the Class A bonds for the Interest Period ending on that payment date
	n	is the number of days in the Interest Period ending on that payment date; and
•
if the aggregate amount payable to the currency swap provider under the fifth bullet point under "—Distribution of Interest Collections" on that payment date is less than the Class A Currency Swap Payment Amount because of the operation of the final paragraph of that section, an amount equal to the same proportion of the amount referred to in the above bullet point as the amount so payable under the fifth bullet point under " —Distribution of Interest Collections" bears to the Class A Currency Swap Payment Amount for that payment date.

Class B Currency Swap Payment Amount	means, in relation to a payment date, the floating amount payable by the issuer trustee on that payment date under the Class B currency swap, being an amount, in A$, calculated as follows:
BCSA = BFVA × SR × n 365
where:
	BCSA	is the Class B Currency Swap Payment Amount
BFVA
is the A$ Equivalent of the aggregate principal amount of the Class B bonds on the immediately preceding payment date after taking account of any payments made in redemption of the principal amount of the Class B bonds on that date:
	SR	is the swap rate for the Class B currency swap for the Interest Period ending on that payment date
	n	is the number of days in the Interest Period ending on that payment date.
Class B Currency Swap Receipts
means, in relation to a payment date, the floating amount payable on that payment date by the currency swap provider to the issuer trustee under the Class B currency swap, being an amount, in US$, equal to the lesser of:
• the amount calculated as follows:
BCSA = BFVA × IR × n 365
where:
	BCSR	is the Class B Currency Swap Receipts
BFVA
is the aggregate principal amount of the Class B bonds on the immediately preceding payment date, after taking account of any payment made in redemption of the principal amount of the Class B bonds on that date
	IR	is the interest rate applicable to the Class B bonds for the Interest Period ending on that payment date
	n	is the number of days in the Interest Period ending on that payment date; and
•
if the aggregate amount payable to the currency swap provider under the sixth bullet point under "—Distribution of Interest Collections" on that payment date is less than the Class B Currency Swap Payment Amount because of the operation of the final paragraph of that section, an amount equal to the same proportion of the amount referred to in the above bullet point as the amount so payable under the sixth bullet point under " —Distribution of Interest Collections" bears to the Class B Currency Swap Payment Amount for that payment date.

Code	see page 80.
Consumer Credit Legislation
means any legislation relating to consumer credit, including the Credit Act of any Australian jurisdiction, the Consumer Credit Code (Vic) 1996 and any other equivalent legislation or regulations of any Australian jurisdictions.
Cut-off	see page 57.
Determination Date	see page 57.
Expenses
means, in relation to a fund, all costs, charges, fees and expenses properly incurred by the issuer trustee or the trust manager in exercising its rights or performing its obligations with respect to that fund under the master trust deed, to the extent to which they relate to that fund or are properly payable from that fund, including:
•
any costs, charges, fees and expenses payable to the issuer trustee, the trust manager, the security trustee, the bond trustee, the principal paying agent, the calculation agent or any other person engaged by the issuer trustee or the trust manager under any transaction document; and
• all legal costs and disbursements incurred by the trust manager or the issuer trustee in connection with:
•	settling and executing any transaction document;
•	any subsequent consent, approval, waiver or amendment under, of or to any transaction document;
•	evaluating any matter of concern to the trust manager or the issuer trustee in relation to a transaction document or a fund.

Expenses do not include general overhead costs and expenses of the issuer trustee or the trust manager (for example, rent and amounts payable to employees in connection with their employment) incurred directly or indirectly in connection with the business of the issuer trustee or the trust manager.
Extraordinary Resolution	means:
	•	a resolution in writing signed by all bondholders or the relevant class of bondholders entitled to vote on the resolution; or
•
a resolution passed or adopted at a meeting of bondholders or the relevant Class of bondholders, as the case may be, duly convened and held in accordance with the meetings procedures set out in the bond trust deed by a majority consisting of not less than 75% of the votes cast in respect of such resolution.

Final Payment Date	see page 57.
Insolvency Event	means, in relation to a body corporate, any of the following events:
	•	an order is made that the body corporate be wound up;
	•	a liquidator, provisional liquidator, controller or administrator is appointed in respect of the body corporate or a substantial portion of its assets whether or not under an order;
•
the body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors;
	•	the body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of its intention to do so, or is otherwise wound up or dissolved;
	•	the body corporate is or states that it is insolvent;
	•	as a result of the operation of section 459F(1) of the Corporations Act 2001 of Australia, the body corporate is taken to have failed to comply with a statutory demand;
	•	the body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation; or
	•	anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction,

and, in relation to the fund, means any of the above events occurring in relation to the fund, as if the fund were a person having independent legal capacity but not the issuer trustee in its capacity as trustee of any other fund or trust.
Interest Collections	see page 59.
Interest Period	see page 57.
Issuer Call Option Event	see page 61.
Issuer Trustee's Default	means:
•
the issuer trustee breaches any obligation or duty imposed on the issuer trustee under any transaction document in relation to the fund and, if the breach is capable of remedy, the issuer trustee does not remedy the breach within 30 days after notice from the trust manager or the security trustee requiring it to be remedied;

	•	an Insolvency Event has occurred in relation to the issuer trustee;
	•	there is a change in the effective control of the issuer trustee; or
	•	the issuer trustee rejects a fund creation notice in accordance with the master trust deed.
LIBOR	means:
•
in relation to an Interest Period, other than the first Interest Period, the rate determined by the calculation agent on the rate reset date immediately before that Interest Period commences as the rate USD-LIBOR-BBA, as defined in the ISDA Definitions, being the rate applicable for three month deposits in US$ which appears on the Telerate Page 3750 as of 11.00 am, London time, on that rate reset date; and
•
in relation to the first Interest Period, the rate determined by the calculation agent on the rate reset date immediately before that Interest Period commences as the rate USD-LIBOR-BBA, as defined in the ISDA Definitions, being an interpolation, in respect of the tenor of the Interest Period, of the rates applicable for three and four month deposits in US$ which appear on the Telerate Page 3750 as of 11.00 am, London time, on that rate reset date.

If such rate or rates, as the case may be, do not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the issuer trustee and calculation agent had specified USD-LIBOR-Reference Banks as the applicable floating rate option under the ISDA Definitions. USD-LIBOR-Reference Banks means, in relation to an Interest Period, the rate determined by the calculation agent on the rate reset date immediately before that Interest Period commences on the basis of the rates at which deposits in US$ are offered by the Reference Banks, being four major banks in the London interbank market agreed to by the calculation agent and the currency swap provider at approximately 11.00 am, London time, on the relevant rate reset date (each a Reference Bank) to prime banks in the London interbank market for a period of three months and, in relation to the second bullet point, four months commencing on the first day of the Interest Period and in a representative amount, as defined in the ISDA Definitions. The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rates for each period. If at least two such quotations are provided, the rate for that period and that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that period and that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, agreed to by the calculation agent and the currency swap provider, at approximately 11.00 am, New York City time, on the first day of the Interest Period for loans in US$ to leading European banks for a period of three months and, in relation to the second bullet point, four months commencing on the first day of the Interest Period and in a Representative Amount. If no such rates are available in New York City, then the rate for such period and Interest Period shall be the most recently determined rate in accordance with this paragraph.

Loss Amount
means, in relation to a defaulted housing loan that is liquidated during a Calculation Period, the principal amount of that housing loan after the application of all liquidation proceeds in relation to that housing loan.
LVR	see page 44.
Margin Step-Up Date	see page 61.
Material Adverse Effect	means a material adverse effect on the amount or timing of any payment to a bondholder.
Maximum Advances Reserve	see page 49.
Mortgagees	see page 81.
Payment Date	see page 58.
Principal Amount	means:
• in relation to a bond at any time, the principal amount outstanding in respect of that bond at that time; and
• in relation to a housing loan at any time, the principal amount outstanding under that housing loan at that time.
Principal Collections	see page 13.
Secured Moneys
means all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee for any reason whatever under or in connection with the bonds or a transaction document.
Servicer Transfer Event	see page 88.
Stated Amount	means, in relation to a bond, at any time:
• the Principal Amount of that bond at that time; minus
• the Unreimbursed Charge-offs in respect of that bond at that time.
Termination Date	means the earlier to occur of:
• the eightieth anniversary of the date of the master trust deed;
• the date upon which the fund terminates by operation of law;

•	if bonds have been issued by the issuer trustee as trustee of the fund:
•	the date immediately following the date upon which the issuer trustee pays in full all moneys which are or may become due (actually or contingently) in respect of those bonds; or
•	the date appointed by the bondholders in relation to the fund as the Termination Date, in accordance with the master trust deed;
Trust Manager's Default	means:
•
the trust manager breaches any of its obligations under any transaction document and, if the breach is capable of remedy, the trust manager does not remedy the breach within 30 days after notice from the issuer trustee or the security trustee requiring it to be remedied; or
• an Insolvency Event occurs in relation to the trust manager.
Unreimbursed Charge-off
means, in relation to a bond and a payment date, the aggregate amount of all Charge-offs in respect of that bond made prior to that payment date and which have not been reimbursed under the tenth or twelfth bullet points under "—Distribution of Interest Collections", as the case may be.
US$ Equivalent	means, in relation to an amount denominated in A$, the US$ equivalent of that amount calculated at the A$/US$ exchange rate specified as such in the relevant currency swap.

DIRECTORY

TRUST MANAGER
Australian Securitisation Management Pty Limited
Level 6, 12 Castlereagh Street,
Sydney, New South Wales, Australia

SERVICER
Australian Mortgage Securities Ltd
Level 6, 12 Castlereagh Street,
Sydney, New South Wales, Australia

ISSUER TRUSTEE
Permanent Custodians Limited
35 Clarence Street
Sydney, New South Wales, Australia

SECURITY TRUSTEE
Permanent Registry Limited
35 Clarence Street
Sydney, New South Wales, Australia

BOND TRUSTEE, PRINCIPAL PAYING AGENT,
CALCULATION AGENT AND REGISTRAR
The Bank of New York
101 Barclay Street, New York, New York 10286
United States of America

AUSTRALIAN COUNSEL TO THE TRUST MANAGER
Allens Arthur Robinson
2 Chifley Square
Sydney, New South Wales, Australia

UNITED STATES COUNSEL TO THE TRUST MANAGER Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019 United States of America	UNITED STATES COUNSEL TO THE UNDERWRITERS Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019 United States of America

UNITED STATES COUNSEL TO
THE BOND TRUSTEE
Emmet, Marvin & Martin, LLP
120 Broadway New York,
New York 10271
 AUSTRALIAN COUNSEL TO
THE BOND TRUSTEE
Mallesons Stephen Jaques
Governor Phillip Tower
1 Farrer Place
Sydney, New South Wales, Australia	AUSTRALIAN COUNSEL TO THE ISSUER TRUSTEE Mallesons Stephen Jaques Governor Phillip Tower 1 Farrer Place Sydney, New South Wales, Australia

ARMS II Global Fund 2

US$1,000,000,000 Mortgage Backed Floating Rate Bonds

Prospectus

Underwriters of the US$ Bonds

ABN AMRO Incorporated	Deutsche Bank Securities
Joint Lead Managers and Joint Bookrunners

        You should rely only on the information contained in this prospectus. No one has been authorized to provide you with any other, or different, information.

        This document may only be used where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

        Until [*], 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution*

        The following table sets forth the estimated expenses in connection with the issuance and distribution of the Bonds being registered under this registration statement, other than underwriting discounts and commissions:

SEC Registration Fee	$80,900
Printing and Engraving	$85,000
Legal Fees and Expenses	$500,000
Trustee Fees and Expenses	$15,000
Rating Agency Fees	$200,000
Accounting Fees & Expenses	$50,000
Miscellaneous	$75,000

Total	$1,005,900

*
All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Bonds.

Item 33. Recent Sales of Unregistered Securities.

        The following information relates to securities of the registrant issued or sold by the registrant that were not registered under the Securities Act:

        The registrant was incorporated on February 24, 2003. One fully paid share of A$1.00 was allotted to Australian Mortgage Securities Limited.

Item 34. Indemnification of Directors and Officers.

        Pursuant to Constitution of the Registrant, every director, agent, auditor, secretary and other officer for the time being of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by him as such director, agent, auditor, secretary or other officer in defending any proceedings whether civil or criminal in which judgment is given in his favor or in which he is acquitted or in connection with any application under the Corporations Act 2001 in which relief is granted to him by the court in respect of any negligence, default, breach of duty or breach of trust. However, the right of indemnity against the Registrant may, in certain circumstances, be limited by the Corporations Act 2001.

Item 36. Exhibits and Financial Statement Schedules.

1.1	Form of Underwriting Agreement.*
3.1	Constitution.*
4.1	Amended and Restated Master Trust Deed (included in Exhibit 4.2 hereof).*
4.2	Deed of Variation of Master Trust Deed.*
4.3	Form of the Supplementary Bond Terms (included in Exhibit 4.5 hereof).*
4.4	Form of the Security Trust Deed.*
4.5	Form of the Bond Trust Deed.*
5.1	Opinion of Mayer, Brown, Rowe & Maw as to legality of the Bonds.*
8.1	Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).*
8.2	Opinion of Allens Arthur Robinson as to certain tax matters.*
10.1	Master Origination & Servicing Agreement.*
10.2	Form of the Fixed-Floating Rate Swap.*
10.3	Form of the Currency Swap.*
23.1	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*
23.2	Consent of Allens Arthur Robinson (included in Exhibit 8.2 hereof).*
24.1	Power of Attorney (included on signature pages).*
25.1	Statement of Eligibility of Bond Trustee.*
99.1	Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.*

*
To be filed pursuant to an amendment to the registration statement.

Item 37. Undertakings.

        The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 17th day of September, 2003.

Australian Securitisation Management Pty Limited
By:	/s/ ROSS VALENTINE
Name: Ross Valentine Title: Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Paul Jorissen and Diane Citron, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROSS VALENTINE	Principal Executive Officer	September 17, 2003
/s/ MARK BURGE	Principal Financial Officer	September 17, 2003
/s/ MARK BURGE	Principal Accounting Officer	September 17, 2003
/s/ GEOFF KLEEMANN	Director	September 17, 2003
/s/ MARK BOURIS	Director	September 17, 2003
/s/ ADRIAN BOURIS	Director	September 17, 2003
/s/ ANTHONY KLOK	Director	September 17, 2003
/s/ COLIN MCKEITH	Director	September 17, 2003

SIGNATURE OF AGENT FOR SERVICE OF PROCESS

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Registration Statement and signs this Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).

CT Corporation System
By:	/s/ ROBIN LAPETERS
Name: Robin LaPeters
	Address:	111 8th Avenue New York, NY 10011 Telephone: (212) 590-9100

EXHIBITS INDEX

Exhibit No.	Description of Exhibit	Sequential Page Number
1.1	Form of Underwriting Agreement.*
3.1	Constitution.*
4.1	Amended and Restated Master Trust Deed (included in Exhibit 4.2 hereof).*
4.2	Deed of Variation of Master Trust Deed.*
4.3	Form of the Supplementary Bond Terms (included in Exhibit 4.5 hereof).*
4.4	Form of the Security Trust Deed.*
4.5	Form of the Bond Trust Deed.*
5.1	Opinion of Mayer, Brown, Rowe & Maw as to legality of the Bonds.*
8.1	Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).*
8.2	Opinion of Allens Arthur Robinson as to certain tax matters.*
10.1	Master Origination & Servicing Agreement.*
10.2	Form of the Fixed-Floating Rate Swap.*
10.3	Form of the Currency Swap.*
23.1	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*
23.2	Consent of Allens Arthur Robinson (included in Exhibit 8.2 hereof).*
24.1	Power of Attorney (included on signature pages).*
25.1	Statement of Eligibility of Bond Trustee.*
99.1	Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.*

*
To be filed pursuant to an amendment to the registration statement.

QuickLinks

INVESTING IN THE BONDS INVOLVES RISKS—SEE "RISK FACTORS" ON PAGE 21.
TABLE OF CONTENTS
DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS
AUSTRALIAN DISCLAIMERS
SUMMARY
SUMMARY OF THE BONDS
The Housing Loan Pool
Selected Housing Loan Pool Data as of Close of Business on [*], 2003
DISTRIBUTION OF INTEREST COLLECTIONS ON EACH PAYMENT DATE PRIOR TO THE ENFORCEMENT OF THE CHARGE IN THE SECURITY TRUST DEED
DISTRIBUTION OF THE AVAILABLE AMORTISATION AMOUNT ON EACH PAYMENT DATE PRIOR TO THE ENFORCEMENT OF THE CHARGE IN THE SECURITY TRUST DEED
RISK FACTORS
CAPITALIZED TERMS
U.S. DOLLAR PRESENTATION
THE ISSUER TRUSTEE, THE TRUST MANAGER AND THE SERVICER
DESCRIPTION OF THE FUND
DESCRIPTION OF THE ASSETS OF THE FUND
HOUSING LOAN INFORMATION Housing Loans by Occupancy Status
Housing Loans by Property Type
Housing Loans by Current LVR (Loan to Value Ratio)
Housing Loans by Geographic Distribution
Housing Loans by Loan Size
Housing Loans by Loan Seasoning
Housing Loans by Maturity
Housing Loans by Mortgage Insurers
Housing Loans by Mortgage Insurer and Current LVR PMI Mortgage Insurance Ltd
Housing Loans by Mortgage Insurer and Current LVR GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd
Housing Loans by Mortgage Insurer and Current LVR PMI Indemnity Limited
Housing Loans by Current Coupon Rates
Housing Loans by Months Remaining to Maturity
Housing Loans by Income Documentation
Housing Accounts by Loan Type
ARMS II RESIDENTIAL LOAN PROGRAM
THE MORTGAGE INSURANCE POLICIES
DESCRIPTION OF THE US$ BONDS
DESCRIPTION OF THE TRANSACTION DOCUMENTS
THE SERVICER
AMS RESIDENTIAL MORTGAGE LOAN PORTFOLIO
PREPAYMENT AND YIELD CONSIDERATIONS
PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION
USE OF PROCEEDS
LEGAL ASPECTS OF THE HOUSING LOANS
UNITED STATES FEDERAL INCOME TAX MATTERS
AUSTRALIAN TAX MATTERS
ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA
EXCHANGE CONTROLS AND LIMITATIONS
ERISA CONSIDERATIONS
LEGAL INVESTMENT CONSIDERATIONS
AVAILABLE INFORMATION
RATINGS OF THE BONDS
PLAN OF DISTRIBUTION
GENERAL INFORMATION
ANNOUNCEMENT
LEGAL MATTERS
GLOSSARY
ARMS II Global Fund 2 US$1,000,000,000 Mortgage Backed Floating Rate Bonds Prospectus Underwriters of the US$ Bonds
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURE OF AGENT FOR SERVICE OF PROCESS
EXHIBITS INDEX